02UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

FLOWSERVE CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invitation to 2019 Annual
Meeting of Shareholders

Thursday, May 23, 2019
11:30 a.m., local time
R. Scott Rowe President and Chief Executive Officer	Flowserve Global Technology and Training Center, 4343 West Royal Lane, Irving, Texas 75063

Dear Fellow Shareholder:

I am pleased to invite you to join me, our Board of Directors, executive officers, associates and other shareholders at Flowserve’s 2019 Annual Meeting of Shareholders. The attached Notice of 2019 Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted.

2018 was an important turning point for Flowserve with us beginning to see concrete benefits from our Flowserve 2.0 Transformation program, as well as improvements in our markets and increased activity from our core customer segments. With the capability of our people, proven legacy of our product brands, and now, the new guiding principles and foundation in place for our organization, we believe that Flowserve’s future is optimistic.

2018 highlights include:

•

Implementation of new purpose statement and values

•

Significant increase in employee engagement

•

Progress in implementation of Flowserve 2.0 Transformation manifested in financial improvement

•

Adding several new leaders to the executive team

•

Systematic focus and improvement on customer lead time, on time delivery and quality

Looking to 2019, we expect that Flowserve will be better positioned to take advantage of new opportunities — specifically due to our increased backlog, renewed aftermarket activity and growth opportunities in emerging markets. With Flowserve better positioned to take advantage of new opportunities to grow our business and continue to make operational improvements, we are very excited for the future of our company.

Flowserve’s Board and senior leadership continue to be encouraged by the positive feedback we have received about the clarity of information we provide through our proxy statement. We have further enhanced the information in this proxy and will continue to do so based on your feedback. Your vote is very important to us and to our business. Prior to the meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote beginning on page 11.

I hope to see you at our annual meeting. Thank you in advance for voting and for your continued support of Flowserve.

Table of Contents

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS	10
Solicitation	10
Voting	11
Shareholder Proposals and Nominations	12
PROPOSAL ONE: ELECTION OF DIRECTORS	14
Required Vote and Recommendation	14
Board of Directors — Biographical Information	15
Role of the Board; Corporate Governance Matters	17
Committees of the Board	18
Board of Directors Compensation	20
Compensation Committee Interlocks and Insider Participation	21
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	23
Compensation Discussion and Analysis	23
Annual Executive Compensation Program Review and Compensation Risk	39
Organization and Compensation Committee Report	39
Summary Compensation Table	40
2018 Grants of Plan-Based Awards	42
Outstanding Equity Awards at Year-End 2018	43
2018 Option Exercises and Stock Vested	44
2018 Pension Benefits	44
Potential Payments upon Termination or Change In Control	44
PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION	49
Required Vote and Recommendation	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS	52
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	53
EQUITY COMPENSATION PLAN INFORMATION	54

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	54
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019	55
Required Vote and Recommendation	55
PROPOSAL FOUR: APPROVAL OF THE FLOWSERVE CORPORATION 2020 LONG-TERM INCENTIVE PLAN	56
Proposed Plan	56
Required Vote and Recommendation	65
PROPOSAL FIVE: SHAREHOLDER PROPOSAL ON GREENHOUSE GAS EMISSIONS	66
Shareholder Resolution	66
The Company’s Opposition Statement	66
Required Vote and Recommendation	67
PROPOSAL SIX: SHAREHOLDER PROPOSAL ON SHAREHOLDER ACTION BY WRITTEN CONSENT	68
Shareholder Resolution	68
The Company’s Opposition Statement	68
Required Vote and Recommendation	69
REPORT OF THE AUDIT COMMITTEE	70
OTHER AUDIT INFORMATION	71
Relationship with Independent Registered Public Accounting Firm	71
Audit and Non-Audit Fees and Services	71
Audit Committee Approval Policy	71
OTHER MATTERS	71
APPENDIX A: FLOWSERVE CORPORATION 2020 LONG-TERM INCENTIVE PLAN	A-1

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Notice of
2019 Annual Meeting
of Shareholders

When:

Thursday, May 23, 2019 at 11:30 a.m. (local time)

Where:

Flowserve Corporation
Global Technology and Training Center,
4343 West Royal Lane, Irving, Texas 75063

We are pleased to invite you to join our Board of Directors and senior leadership at Flowserve’s 2019 Annual Meeting of Shareholders. Directions to the Annual Meeting and a map of the area are included in the proxy materials on the inside back cover and are also available online at www.proxyvote.com. We will also broadcast the Annual Meeting as a live audio webcast at www.flowserve.com, under the “Investors—Events & Presentations” section.

At the Annual Meeting, shareholders will vote on the following matters either in person or by proxy:

1.

the election of ten directors, each to serve a term expiring at the 2020 Annual Meeting of Shareholders;

2.

an advisory vote to approve the Company’s executive compensation;

3.

ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2019;

4.

approval of the Flowserve Corporation 2020 Long-Term Incentive Plan;

5.

two shareholder proposals, if properly presented; and

6.

any other business properly presented at the Annual Meeting.

The enclosed proxy statement contains other important information that you should read and consider before you vote.

Record date:

Shareholders of record of the Company’s common stock, par value $1.25 per share, at the close of business on March 29, 2019 are entitled to notice of and to vote at the Annual Meeting.

Voting Information:

In accordance with Securities and Exchange Commission rules, we are furnishing proxy materials to our shareholders on the Internet, rather than by mail. We believe this e-proxy process expedites our shareholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. The proxy statement and annual report to shareholders and any other proxy materials are available on our hosted website at www.proxyvote.com. For additional related information, please refer to the section entitled “Important Notice of Electronic Availability of Materials for the Shareholder Meeting to be held on May 23, 2019” in the enclosed proxy statement.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please complete and return your proxy card or vote by telephone or via the Internet by following the instructions included in the Notice of Internet Availability of Proxy Materials. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person.

By order of the Board of Directors,

Lanesha T. Minnix
Senior Vice President,
Chief Legal Officer and Corporate Secretary

YOU CAN VOTE BY ANY OF THE FOLLOWING METHODS:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
www.proxyvote.com until May 22, 2019	(1-800-690-6903) until May 22, 2019	Complete by signing and returning your proxy or voting instruction card before May 23, 2019	If you are a registered shareholder. You may deliver a completed proxy card or vote by ballot at the meeting.
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

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Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in the proxy statement.

2019 Annual Meeting of Shareholders

Date and Time: May 23, 2019, 11:30 a.m. (local time)

Record Date: March 29, 2019

Location: Flowserve Global Technology and Training Center, 4343 W. Royal Lane, Irving, Texas 75063

Audio Webcast: The Annual Meeting will be broadcast as a live audio webcast at www.flowserve.com, under the “Investors—Events & Presentations” section.

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR each nominee	14
Management Proposals:
Advisory Vote on Executive Compensation	FOR	49
Ratification of Auditors	FOR	55
2020 Long-Term Incentive Plan	FOR	56
Shareholder Proposals:
Adopt Shareholder Proposal on Greenhouse Gas Emissions	AGAINST	66
Adopt Shareholder Proposal on Right to Act by Written Consent	AGAINST	68

How to Vote (page 11)

YOU CAN VOTE BY ANY OF THE FOLLOWING METHODS:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
www.proxyvote.com until May 22, 2019	(1-800-690-6903) until May 22, 2019	Complete by signing and returning your proxy or voting instruction card before May 23, 2019	If you are a registered shareholder. You may deliver a completed proxy card or vote by ballot at the meeting.
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

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Board Nominees (page 15)

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Executive Officers (page 22)

Name	Age	Position	Since	Previous Position
R. Scott Rowe	48	President and CEO	April 2017	President — Cameron Group, Schlumberger Ltd.
Elizabeth L. Burger	48	Senior VP and Chief Human Resources Officer	April 2018	Chief Human Resources Officer, Hanesbrands Inc.
Lee S. Eckert	52	Senior VP and Chief Financial Officer	October 2017	Senior Vice President and CFO, CHC Group LLC
Keith E. Gillespie	53	Senior VP and Chief Sales Officer	May 2015	Managing Director, AlixPartners LLP
John R. Lenander	61	President, Flow Control Division	February 2017	Interim President, Flow Control Division
Lanesha T. Minnix	44	Senior VP and Chief Legal Officer	June 2018	SVP and General Counsel, BMC Stock Holdings, Inc.
Kirk R. Wilson	51	President, Aftermarket Services & Solutions	September 2015	Flowserve President, Services & Solutions
David J. Wilson	50	President, Flowserve Pumps Division	September 2017	President, Industrial, SPX Flow, Inc.

Executive Compensation Highlights (page 24)

Objectives and Principles

Our key compensation objectives are to attract and retain key leaders, reward current performance, drive future performance and align the long-term interests of our executives with those of our shareholders. We use the following principles to effect these objectives:

•

Compensation Should Reinforce Our Business Objectives and Strategy – we consider our key strategies for achieving our business vision when identifying incentive measures and assigning goals and objectives.

•

Compensation Should Align Pay and Performance – a significant portion of our executives’ total compensation should be tied to how well they perform individually and should be “at risk” based on how well the Company performs.

•

Compensation Levels Should be Market Competitive – our executive compensation program is compared to relevant market data to ensure we encourage building long-term shareholder value and attract and retain executive talent.

•

The Executive Compensation Program Should be Reviewed Annually for Effectiveness – our Organization and Compensation Committee conducts an annual review of all executive compensation program components to ensure alignment with our compensation objectives.

•

Performance-Based Compensation Should be Benchmarked – internal performance metrics without comparison to an industry-appropriate, high performing external benchmark yield an incomplete measure of Company performance.

•

Incentive Compensation Should Represent the Majority of Total Compensation – the proportion of an executive’s total compensation that is “at risk” based on individual or Company performance should increase with the scope and level of responsibilities.

•

Incentive Compensation Should Balance Short-Term and Long-Term Performance – we use annual cash incentive opportunities and equity-based awards to balance the Company’s short- and long- term performance objectives.

•

Long-Term Incentives Should Balance Stock- and Financial-Based Achievements – our equity awards are equally weighted between time-vested restricted stock units, which makes the Company’s share price a targeted incentive, and contingent performance shares, which emphasize achievement of financial performance metrics.

Executive Compensation Program Elements

Category	Compensation Element	Description
Cash	Base Salary	Fixed cash compensation based on responsibilities of the position
	Annual Incentive Opportunity	Annual cash incentive for achievement of financial performance metrics
Long-Term Incentives	Restricted Stock Units	Vests ratably over a three-year period
	Contingent Performance Units	Cliff vests at end of a three-year period based on financial performance metrics
Retirement	Qualified Pension Plan	Qualified pension plan, available to all salaried U.S. employees
	Senior Management Pension Plan	Partially-funded, non-qualified defined benefit restoration plan, available to certain U.S. employees based on salary level
	Supplemental Executive Pension Plan	Partially-funded, non-qualified supplemental defined benefit plan, available to eligible U.S. executives to maintain competitive total retirement benefits
	401(k) Plan	Qualified 401(k) plan available to all U.S. employees
Other	Severance Plan	Sets standard benefits for senior executives in the event of severance
	Change-in-Control Plan	Sets standard benefits for senior executives upon a change-in-control
	Other Benefits	Physical exam, enhanced vacation; no other perquisites offered

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2018 Executive Total Compensation Mix

2018 Executive Compensation Summary (page 40)

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R. Scott Rowe President and CEO	1,126,654	—	5,944,049	1,250,832	227,180	153,754	8,702,469
Lee S. Eckert Senior VP and CFO	563,327	—	1,666,626	390,885	75,861	35,951	2,732,650
David Wilson President, FPD	459,087	—	1,118,009	281,524	61,781	160,802	2,081,203
Keith E. Gillespie Senior VP and Chief Sales Officer	485,000	—	1,077,752	406,042	84,258	44,976	2,098,028
Elizabeth L. Burger Senior VP and CHRO	330,865	100,000	935,972	198,077	38,347	65,371	1,668,632

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PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Flowserve Corporation
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039

Solicitation

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Flowserve Corporation, a New York corporation (the “Company” or “Flowserve”), of proxies to be voted at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Thursday, May 23, 2019, and at any adjournments or postponements of this scheduled meeting. The use of “we,” “us” or “our” in this proxy statement refers to the Company.

IMPORTANT NOTICE OF ELECTRONIC AVAILABILITY OF MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2019

Pursuant to Securities and Exchange Commission (“SEC”) rules, we may furnish proxy materials, including this proxy statement and the Company’s annual report for the year ending December 31, 2018, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This proxy statement and the Company’s annual report for the year ending December 31, 2018 are available electronically on our hosted website at www.proxyvote.com.

To access and review the materials made available electronically:

1.

Go to www.proxyvote.com and input the 16-digit control number from the Notice of Internet Availability or proxy card.

2.

Click the “2019 Proxy Statement” in the right column.

3.

Have your proxy card or voting instructions available.

We encourage you to review all of the important information contained in the proxy materials before voting. If you would like to attend the Annual Meeting in person, please refer to the inside back cover of this proxy statement or www.proxyvote.com for directions to the meeting. We will also broadcast the Annual Meeting as a live audio webcast at www.flowserve.com under the “Investors—Events & Presentations” section.

The Notice of Internet Availability and the proxy materials are first being made available to our shareholders on or about April 11, 2019.

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board and will be conducted primarily by mail. Brokerage firms and other custodians, nominees and fiduciaries are reimbursed by the Company for reasonable out-of-pocket expenses that they incur to send proxy materials to shareholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained Alliance Advisors to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock, par value $1.25 per share (“common stock”). For these services, the Company will pay Alliance Advisors a fee of $9,000 plus reimbursement for reasonable out-of-pocket expenses.

Shareholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one Notice of Internet Availability and, if applicable, annual report and proxy statement, to multiple shareholders sharing the same mailing address unless otherwise requested. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling Investor Relations at (972) 443-6500 or writing to Flowserve Corporation, Attention: Investor Relations, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or similar organization to request information about this “householding” procedure.

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Voting

Who May Vote and Number of Votes

If you are a shareholder of record at the close of business on March 29, 2019 (the “Record Date”), you may vote on the matters proposed in this proxy statement. You have one vote for each share you own.

Quorum for the Meeting

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented in person or by proxy constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted. Shares that a shareholder abstains from voting on a particular proposal are counted as present at the meeting for purposes of determining a quorum.

Broker non-votes are also counted as present for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares in “street name” for a beneficial owner is represented in person or by proxy at the meeting but does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and cannot or chooses not to vote the shares in its discretion for that particular proposal.

Counting of Votes

The voting standards required to elect directors and approve the other proposals, as well as the treatment of abstentions and broker non-votes, are described with each proposal under the respective “Required Vote and Recommendation” heading.

Only “votes cast” count in the voting results, and abstentions are not considered votes cast. If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Under the rules of the New York Stock Exchange (“NYSE”), brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain discretionary matters. The proposal to ratify the appointment of PricewaterhouseCoopers LLP (Proposal Three) is considered a discretionary matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), the approval of the Company’s 2020 Long-Term Incentive Plan (Proposal Four) and the shareholder proposals (Proposal Five and Proposal Six) are NOT considered discretionary matters, so brokers have no discretion to vote shares for which no voting instructions are received, and no vote will be cast if you do not vote on those items. We therefore urge you to vote on ALL voting items.

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting.

There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.

At the close of business on the Record Date, 131,101,071 shares of common stock were issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting.

How to Vote

Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares to confirm their shareholder status for entry into the Annual Meeting.

Voting by Proxy Holder for Shares Registered Directly in the Name of Shareholder

If you hold your shares in your own name as a holder of record, you must vote your shares in person at the Annual Meeting or instruct the proxy holders named on the proxy card how to vote your shares by either (i) using the Internet website or the toll-free telephone number set forth below or (ii) if you received paper copies of the proxy materials, signing, dating and mailing the enclosed proxy card to our independent proxy tabulation firm, Broadridge Investor Communications Services (“Broadridge”), in the enclosed envelope. Each of these voting methods is described below:

•

Vote by Internet. You have the option to vote via the Internet at the address of www.proxyvote.com by following the on-screen instructions that will direct you how to vote your shares. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 22, 2019. Have your proxy card available when you access the Internet website. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN A PROXY CARD.

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•

Vote by Telephone. If you hold your shares in your name as a holder of record, you may vote by telephone by calling toll-free to 1-800-690-6903 from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 22, 2019. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD.

•

Vote by Mail. If you received paper copies of the proxy materials, you may mark the enclosed proxy card, sign and date it and return it to Broadridge in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received by Broadridge prior to the date of the Annual Meeting for your vote to be counted at the Annual Meeting.

•

Vote in Person. If you are a registered shareholder and attend the Annual Meeting in person, you may deliver a completed proxy card or vote by ballot at the Annual Meeting.

Voting by Participants in the Flowserve Corporation Retirement Savings Plan

If you are a participant in the Flowserve Corporation Retirement Savings Plan, your vote serves as a voting instruction to the trustee for this plan.

•

To be timely, if you vote your shares in the Flowserve Corporation Retirement Savings Plan by telephone or Internet, your vote must be received by 11:59 p.m., Eastern Time, on May 22, 2019. If you do not vote by telephone or Internet, please return your proxy card as soon as possible.

•

If you vote in a timely manner, the trustee will vote the shares as you have directed.

•

If you do not vote, or if you do not vote in a timely manner, the trustee will vote your shares in the same proportion as the shares voted by participants who timely return their cards to the trustee.

Changing Your Vote

You may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•

timely mailing in a revised proxy dated later than the prior submitted proxy;

•

timely notifying the Corporate Secretary in writing that you are revoking your proxy;

•

timely casting a new vote by telephone or the Internet; or

•

if you are a holder of record, appearing in person and voting by ballot at the Annual Meeting.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

Shareholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), certain shareholder proposals may be eligible for inclusion in our 2020 proxy statement. These shareholder proposals must comply with the requirements of Rule 14a-8, including a requirement that shareholder proposals be received by the Corporate Secretary no later than December 13, 2019. We strongly encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. The Corporate Governance and Nominating Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals.

In order for an eligible shareholder or group of shareholders to nominate a director nominee for election at our 2020 annual meeting of shareholders pursuant to the proxy access provision of our By-laws, the shareholder must submit notice of such nomination and other required information in writing between November 13, 2019 and December 13, 2019. If, however, the 2020 annual meeting is held more than 30 days before or more than 60 days after the anniversary of the 2019 annual meeting, the shareholder must submit any such notice and other required information between (i) 150 calendar days prior to the 2020 annual meeting and (ii) the later of 120 calendar days prior to the 2020 annual meeting or 10 days following the date on which the date of the 2020 annual meeting is publicly announced. The nomination and supporting materials must also comply with the requirements set forth in our By-laws for inclusion of director nominees in the proxy statement.

Alternatively, under the Company’s By-laws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2020 annual meeting, or intends to nominate a person for election to the Board directly (rather than by inclusion in our proxy statement or by recommending such person as a candidate to our Corporate Governance and Nominating Committee as described below under “Board of Directors—Committees of the Board—Corporate Governance and Nominating Committee”), the shareholder must submit the proposal or nomination in writing between January 24, 2020 and February 23, 2020. If, however, the 2020 annual meeting is held more than 30 days before or more than 60 days after the anniversary of the 2019 Annual Meeting, the shareholder must submit any such proposal between (i) 120 calendar days prior to the 2020 annual meeting and (ii)

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the later of 90 calendar days prior to the 2020 annual meeting or 10 days following the date on which the date of the 2020 annual meeting is publicly announced.

The shareholder’s submission must be made by a registered shareholder on his or her behalf or on behalf of a beneficial owner of the shares, and must include detailed information specified in our By-laws concerning the proposal or nominee, as the case may be, and detailed information as to the shareholder’s interests in Company securities. At the 2020 annual meeting, we will not entertain any proposals or nominations that do not meet these requirements other than shareholder nominations eligible to be included in our 2020 proxy statement as described above.

If the shareholder does not comply with the requirements of Rule 14a-4(c)(1) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s By-laws are posted on our website at www.flowserve.com under the “Investors — Corporate Governance” caption. To make a submission or to request a copy of the Company’s By-laws, shareholders should contact our Corporate Secretary at the following address:

Flowserve Corporation
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or a nomination.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

The Company’s Board currently consists of eleven directors. Leif E. Darner will retire from the Board effective as of the Annual Meeting and is therefore not nominated for reelection. Upon Mr. Darner’s retirement, the Board will reduce the number of directors to ten. Accordingly, the Board has nominated the following ten directors: R. Scott Rowe, Ruby R. Chandy, Gayla J. Delly, Roger L. Fix, John R. Friedery, John L. Garrison, Joe E. Harlan, Michael C. McMurray, Rick J. Mills and David E. Roberts, whose terms of office as members of the Board are expiring at this Annual Meeting, to serve a one-year term expiring at the 2020 annual meeting of shareholders. Biographical information for each nominee is provided below under the headings “Board of Directors—Biographical Information—Nominees to Serve an Annual Term Expiring at the 2020 Annual Meeting of Shareholders.”

Required Vote and Recommendation

Our By-laws require that, in an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat any share as having cast a vote on this proposal and will therefore have no effect on the proposal (a) where the ballot is marked as abstained, (b) if it is otherwise present at the Annual Meeting but there is an abstention or (c) where a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected to the open positions.

In an uncontested election, any nominee for director who duly holds office as a director under the By-Laws and does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee is required to tender his or her resignation promptly after such election. The independent directors of the Board, giving due consideration to the best interests of the Company and our shareholders, will then evaluate the relevant facts and circumstances and make a decision, within 30 days after the election, on whether to accept the tendered resignation. Any director whose resignation is under consideration is prohibited from participating in the Board’s decision. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation. The Board may fill any vacancy resulting from a director’s accepted resignation, as provided in our By-laws.

Broker non-votes will not be considered to have voted on this proposal and will therefore have no effect on the proposal.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or you abstain for any one or more of them. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute. The nominees have indicated their willingness to serve as directors, and we have no reason to believe any nominee will not be able to stand for re-election.

The Board recommends that you vote “FOR” the election of all nominees to serve as directors.

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Board of Directors — Biographical Information

Nominees to Serve an Annual Term Expiring at the 2020 Annual Meeting of Shareholders

R. Scott Rowe, age 48, has served as a director and as President and Chief Executive Officer of Flowserve since April 2017. Mr. Rowe previously served as President of the Cameron Group of Schlumberger Ltd, a position he assumed in April 2016 following the merger between Schlumberger Ltd. and Cameron International Corporation (“Cameron”). Prior to this position, he served as President and Chief Executive Officer of Cameron from October 2015 to April 2016. From October 2014 to September 2015, Mr. Rowe served as President and Chief Operating Officer of Cameron, from March 2014 to September 2014, Mr. Rowe served as Chief Executive Officer of OneSubsea, a joint venture established by Cameron and Schlumberger, from August 2012 to February 2014, Mr. Rowe served as President of the Subsea Systems division of Cameron, and from April 2010 to August 2012, Mr. Rowe served as President of the Engineered and Process Valves division of Cameron.

We believe Mr. Rowe is well qualified to serve as a director due to his position as the Company’s President and Chief Executive Officer, which enables him to provide the Board with intimate knowledge of the Company’s day to day operations.

Ruby R. Chandy, age 57, has served as a director since May 2017 and serves as a member of the Finance Committee and Organization and Compensation Committee. Ms. Chandy was the President of the Industrial Division of Pall Corporation, a leading supplier of filtration, separation, and purification technologies, from April 2012 to November 2015. Previously, she was Managing Director, Vice President of Dow Plastics Additives, a unit of The Dow Chemical Company, a multinational chemical corporation, from 2011 to April 2012. Ms. Chandy is currently a director of AMETEK, Inc., a manufacturer of electronic instruments and electromechanical devices, serving since May 2013. She served as a director of IDEX Corporation, a designer and manufacturer of fluidics systems and specialty engineered products, from April 2006 until April 2013.

We believe Ms. Chandy is well qualified to serve as a director due to her executive management experience, marketing and strategy skills, relevant experience in industrial companies, extensive engineering and management education, broad international business and financial experience and enterprise risk oversight experience.

Gayla J. Delly, age 59, has served as a director since January 2008 and serves as Chair of the Audit Committee and as a member of the Corporate Governance and Nominating Committee. From January 2012 to September 2016, Ms. Delly served as President and Chief Executive Officer of Benchmark Electronics Inc., a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments. Ms. Delly is a certified public accountant. At Benchmark Electronics Inc., she previously served as President from 2006 to December 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. Ms. Delly currently serves as a director and member of the audit committee and nominating and corporate governance committee of Broadcom Ltd., a designer, developer and global supplier of semiconductor devices, being appointed in December 2017. From March 2005 to October 2008, Ms. Delly also served as a member of the board of directors for Power One, a provider of power conversion and management solutions.

We believe that Ms. Delly is well qualified to serve as a director due to her international manufacturing experience, with specific focus on engineering and technology in emerging markets, including Asia and Latin America, which provides valuable insight into the Company’s operations and assists in identifying product portfolio opportunities. In addition to her board experience, Ms. Delly has valuable executive leadership experience and financial expertise gained from her time with Benchmark Electronics Inc.

Roger L. Fix, age 65, has served as a director since April 2006 and serves as the Chairman of the Board. Mr. Fix served as the President and Chief Executive Officer of Standex International Corporation (“Standex”), a publicly traded diversified manufacturing company, from 2003 to January 2014 and as a director for Standex from 2001 to October 2017. Mr. Fix served as the non-executive chairman of the Standex board of directors from January 2014 to October 2016. He was Standex’s Chief Operating Officer from 2001 to 2002. Before joining Standex, he was employed by Outboard Marine Corporation, a marine manufacturing company, as Chief Executive Officer and President from 2000 to 2001 and Chief Operating Officer and President during 2000. He also served as a member of its board of directors from 2000 to 2001. He served as Chief Executive of John Crane Inc., a global manufacturer of mechanical seals for pump and compressor applications in the process industry, from 1998 to 2000 and as its President — North America from 1996 to 1998. He was President of Xomox Corporation, a manufacturer of process control valves and actuators, from 1993 to 1996. He was also employed by Reda Pump Company, a manufacturer of electrical submersible pumping systems for oil production, from 1981 to 1993, most recently as Vice President and General Manager/Eastern Division. Since June 2014, Mr. Fix has served as a director of Commercial Vehicle Group, Inc., a global supplier of complete cab systems in the heavy-duty truck, construction and agricultural markets including the specialty and military transportation markets.

We believe that Mr. Fix is well qualified to serve as a director due to his executive leadership experience, including with John Crane Inc., Xomox Corporation and other competitor companies, which provides extensive knowledge of the Company’s products and valuable insight into the competitive landscape for flow control products. In addition to his board experience, Mr. Fix also has international operations experience and corporate development expertise.

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John R. Friedery, age 62, has served as a director since August 2007 and serves as Chair of the Corporate Governance and Nominating Committee and as a member of the Organization and Compensation Committee. From January 2008 to January 2010, Mr. Friedery served as Senior Vice President; President, Metal Beverage Packaging, Americas and Asia, for Ball Corporation, a provider of metal and plastic packaging for beverages, foods and household products, and of aerospace and other technologies services. From January 2004 to December 2007, he served as Ball Corporation’s Chief Operating Officer, Packaging Products Americas, and from April 2000 to May 2004 as the President, Metal Beverage Container operations, as well as other leadership roles in Ball Corporation since 1988. Prior to his employment with Ball Corporation, he served in field operations for Dresser/Atlas Well Services and in operations, exploration and production for Nondorf Oil and Gas. Mr. Friedery is currently providing strategic and management consulting services to the packaging and other manufacturing industries.

We believe that Mr. Friedery is well qualified to serve as a director due to his extensive operational experience with an international industrial manufacturing focus, which provides a global business perspective and a deep understanding of the Company’s industry, end-markets and strategic focus. In addition to his board experience, Mr. Friedery also has experience with renewables and sustainability expertise gained from his service with Ball Corporation.

John L. Garrison, age 58, has served as a director since October 2018 and serves as a member of the Organization and Compensation Committee and Corporate Governance and Nominating Committee. Since November 2015, Mr. Garrison has served as the President and Chief Executive Officer of Terex Corporation, a worldwide manufacturer of lifting and material handling solutions, and since August 2018 has served as the Chairman of the Board of Terex Corporation. Previously, he was President and Chief Executive Officer of Bell Helicopter, a segment of Textron, Inc., since 2009.

We believe that Mr. Garrison is well qualified to serve as a director due to his strong manufacturing, international operations and leadership experience gained through his various executive and board leadership roles. In addition, Mr. Garrison is currently leading an operational transformation at Terex Corporation which began in 2016 and has similar elements to the Company’s Flowserve 2.0 Transformation program. This experience provides Mr. Garrison with unique insights into the current climate the Company faces and the significant focus required by the Company to implement the Flowserve 2.0 Transformation.

Joe E. Harlan, age 59, has served as a director since August 2007 and serves as a member of the Audit Committee and the Corporate Governance and Nominating Committee. From September 2011 to August 2017, Mr. Harlan served in various executive positions at Dow Chemical Company, a global specialty chemical, advanced materials, agrosciences and plastics company, including most recently as Vice Chairman and Chief Commercial Officer from October 2014 to August 2017. From 2008 to August 2011, he served as Executive Vice President of the Consumer and Office Business of the 3M Company, a diversified consumer products and office supply provider. From 2005 to 2008, Mr. Harlan served as 3M Company’s Executive Vice President of the Electro and Communications Business. He served as President and Chief Executive Officer of Sumitomo 3M Ltd., a diversified technology and products manufacturer, from 2003 to 2004. Prior to his career with 3M Company, he spent 20 years with General Electric Company, holding a number of leadership positions including serving as Vice President of Finance and Chief Financial Officer for GE Lighting Group (Global). Mr. Harlan has served as a director of Hitachi, Ltd., a global information technology company headquartered in Japan, since June 2018.

We believe that Mr. Harlan is well qualified to serve as a director due to his strong international experience and familiarity with emerging markets, including Asian markets, gained through his various executive leadership roles. In addition to his board experience, Mr. Harlan also has experience in engineering and technology service from his positions with General Electric and 3M Company.

Michael C. McMurray, age 54, has served as a director since October 2018 and serves as a member of the Audit Committee and Finance Committee. Since August 2012, Mr. McMurray has served as the Senior Vice President and Chief Financial Officer of Owens Corning, a global manufacturer of insulation, roofing and fiberglass composites. Prior to this role, he served in the roles of Vice President, Investor Relations and Treasurer of Owens Corning and Vice President and Finance Leader of Owens Corning’s Building Materials Group. Prior to joining Owens Corning in 2008, he had over two decades of finance experience at Royal Dutch Shell.

We believe that Mr. McMurray is well qualified to serve as a director due to his extensive knowledge of global industrial manufacturing, the Company’s end markets and the financial markets, which provides valuable insight into the strategic decisions to capitalize on the Company’s growth opportunities. Additionally, Mr. McMurray has valuable multinational executive leadership and financial expertise at both Owens Corning and Royal Dutch Shell.

Rick J. Mills, age 71, has served as a director since May 2007 and serves as a member of the Audit Committee and the Finance Committee. He served as a Vice President of Cummins Inc., a manufacturer of large diesel engines, and President of the Components Group at Cummins Inc., from 2005 to March 2008. He was Vice President and President — Filtration Business from 2000 to 2005 and held other key management positions with Cummins Inc. from 1970 to 2000, including Corporate Controller and Chief Accounting Officer from 1996 to 2000. From February 2005 to April 2009, Mr. Mills served as a director for Rohm & Haas, a specialty chemicals company, which was sold to Dow Chemical in April 2009. From 2008 to 2010, Mr. Mills served as a director and member of the audit committee of GERDAU Ameristeel, the second largest mini-mill steel producer in North America, which was acquired by GERDAU, SA in 2010. Since January 2012, Mr. Mills has served as a director and member of the audit committee of Commercial Metals Company, a global manufacturer, recycler and marketer of steel and metal products and related materials. From October 2013 to May 2018, Mr. Mills served as director and member of the audit committee of Masonite International, a global manufacturer of interior and exterior doors, door components and door entry systems. Mr. Mills intends to retire from the Board at the 2020 annual meeting of shareholders.

We believe that Mr. Mills is well qualified to serve as a director due to his extensive knowledge of industrial manufacturing and cyclical

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end-markets, which provides a deep familiarity with the Company’s industrial challenges and opportunities. Additionally, Mr. Mills has valuable corporate governance and compliance expertise through his board of directors and audit committee experience.

David E. Roberts, age 58, has served as a director since November 2011 and serves as Chair of the Organization and Compensation Committee and as a member of the Finance Committee. Since February 2017, Mr. Roberts has served as the Chief Executive Officer of Gavilan Resources, LLC, a private company formed in partnership with Blackstone that is focused on oil and natural gas development and production opportunities in South Texas. Prior to this role, Mr. Roberts served as President and CEO of Penn West Exploration, a Canadian oil and gas exploration and production company, from June 2013 to October 2016. He served as Executive Vice President and Chief Operating Officer of Marathon Oil Corporation, an independent upstream company with international operations in exploration and production, oil sands mining and integrated gas, from 2011 through December 2012. He held other key management positions with Marathon from 2006 through 2011, including Executive Vice President in charge of Marathon’s worldwide upstream operations and Senior Vice President of business development. Prior to his time at Marathon, Mr. Roberts held leadership roles at BG Group, an integrated natural gas company, and served as advisor to the Vice Chairman of Chevron Corporation from 2001 to 2003.

We believe Mr. Roberts is well qualified to serve as a director due to his executive leadership experience, strong international operations background, business development experience and extensive knowledge of and experience in the energy industry. This provides Mr. Roberts with a unique insight into the Company’s operational challenges and opportunities and its end-markets and customer needs.

Role of the Board; Corporate Governance Matters

The Board has a duty to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to help ensure that our shareholders’ best interests are served. In its efforts to satisfy this duty, the Board has established internal guidelines designed to promote effective oversight of the Company’s vital business affairs that the Board monitors, which it updates as it deems appropriate.

The guidelines set parameters for the director recruiting process and the composition of Board committees. They also determine the formal process for review and evaluation of the Chief Executive Officer, individual directors and the Board’s performance. The guidelines further establish targets for director equity ownership and require a director to offer his or her resignation when such director’s principal occupation changes during a term of office. Under such circumstances, the Corporate Governance and Nominating Committee of the Board will review whether it is appropriate for the director to continue serving on the Board. Finally, these guidelines establish age limits for directors, which may be waived by the Board if deemed appropriate.

Further, the Board has adopted formal Corporate Governance Guidelines (“Guidelines”), which, among other things, contain a prescribed set of qualification standards with respect to the determination of director independence, which either meet or exceed the independence requirements of the NYSE. Under the Guidelines, only those directors who have no material relationship with the Company (except in his or her role as a director) are deemed independent. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm.

The Board has determined that, other than R. Scott Rowe, the Company’s President and Chief Executive Officer, each member of the Board, including all persons nominated for re-election, meet the independence standards set forth in the applicable rules of the SEC and the NYSE corporate governance listing standards.

The Board’s Guidelines, and Code of Ethics, as well as the Company’s Code of Ethics and Code of Business Conduct, are available on the Company’s website at www.flowserve.com under the “Investors — Corporate Governance” caption.

Board Leadership Structure and Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer have been separated at the Company since 2005. Roger L. Fix, the Company’s current Non-Executive Chairman of the Board, presides over the meetings of the Board, including executive sessions of the Board where only non-employee directors are present. He reviews and approves the agendas for Board meetings, among his other duties as Chairman of the Board. He also serves as an alternate member for all Board committees. Mr. Fix strives to attend as many committee meetings as possible.

We currently believe that separating the positions of Chairman of the Board and Chief Executive Officer is most appropriate for the Company because it places an independent director in a position of leadership on the Board. We believe this independent leadership and the Non-Executive Chairman’s authority to call meetings of the non-employee directors adds value to our shareholders by facilitating a more efficient exercise of the Board’s fiduciary duties in the current structure. We also believe the Non-Executive Chairman further enhances independent oversight by being responsible for establishing the Board’s annual schedule and collaborating with the Chief Executive Officer on the agendas for all Board meetings. The separation of Chairman and Chief Executive Officer also allows the Non-Executive Chairman to provide support and advice to the Chief Executive Officer, reinforcing the reporting relationship, and accountability, of the Chief Executive Officer to the Board.

The Company’s Chief Executive Officer and other members of senior management are responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, liquidity and credit, financial reporting, information technology, cybersecurity and public disclosure, operations and governance. The Board and each of the Board’s four committees (the Audit Committee, Finance Committee, Corporate Governance and Nominating Committee and Organization and Compensation Committee)

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oversee senior management’s policies and procedures in addressing these and other risks that fall within the scope of the Board’s and the committees’ respective areas of oversight responsibility. For example, the Board directly oversees risk management relating to strategic planning, the Finance Committee directly oversees risk management relating to capital structure and liquidity, the Corporate Governance and Nominating Committee directly oversees risk management relating to director independence and corporate governance and the Organization and Compensation Committee directly oversees risk management relating to employee compensation and succession planning. Additionally, the Audit Committee directly oversees risk management relating to financial reporting and public disclosure and legal and regulatory compliance and, in accordance with provisions of the NYSE Listed Company Manual, reviews and discusses, in a general manner, the process by which the Board and its committees oversee senior management’s exercise of risk management responsibilities. The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

Meetings of the Board

The Board held nine regular meetings and one special meeting in 2018. Executive sessions of non-employee directors are normally held at each regular Board meeting. Any non-employee director may request that additional executive sessions be scheduled. Shareholders may communicate with the Company’s non-employee directors by following the instructions set forth under “—Shareholder Communications with the Board” below. Board members customarily have attended the Company’s annual meetings of shareholders. All Board members attended the Company’s 2018 annual meeting of shareholders with the exception of John L. Garrison and Michael C. McMurray as they joined the Board after the annual meeting. In 2018, each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the period for which he or she has been a director.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with the Board directly by writing to: Non-Executive Chairman of the Board, c/o Flowserve’s Corporate Secretary, Flowserve Corporation, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. All such communications will be delivered to our chairman, Mr. Fix.

Committees of the Board

The Board maintains an Audit Committee, a Finance Committee, a Corporate Governance and Nominating Committee (“CG&N Committee”) and an Organization and Compensation Committee (“O&C Committee”). Only independent directors are eligible to serve on Board committees. Each committee is governed by a written charter. The charters of the Audit Committee, Finance Committee, CG&N Committee and O&C Committee are available on the Company’s website at www.flowserve.com under the “Investors — Corporate Governance — Documents & Charters” caption.

Committee Membership and Number of Meetings

The following table identifies the current members of each of the Board’s committees and the number of meetings held in 2018:

Name	Audit(1)(2)	Corporate Governance & Nominating(2)	Finance(2)	Organization & Compensation(2)
Ruby R. Chandy			X	X
Leif E. Darner(4)			Chair	X
Gayla J. Delly	Chair	X
Roger L. Fix(3)
John R. Friedery		Chair		X
John L. Garrison		X		X
Joe E. Harlan	X	X
Michael C. McMurray	X		X
Rick J. Mills	X		X
David E. Roberts			X	Chair
Number of Meetings Held	9	5	6	5

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(1)

The Board has determined that Ms. Delly qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise for purposes of the NYSE corporate governance listing standards. The Board has also determined that all members of the Audit Committee are financially literate, within the meaning of the NYSE corporate governance listing standards, and meet the applicable independence standards set forth in the SEC rules and required by the NYSE.

(2)

The Board has determined that all members of the committee meet the applicable independence standards of the NYSE.

(3)

As the Non-Executive Chairman of the Board of Directors, Mr. Fix serves as an alternate director of all committees for any committee member not in attendance at a committee meeting.

(4)

Mr. Darner is retiring at the Annual Meeting.

Audit Committee

The Audit Committee directly engages the Company’s independent auditors, pre-approves the scope of the annual external audit and pre-approves all audit and non-audit services to be provided by the independent auditor. The Audit Committee further approves and directly reviews the results of the Company’s internal audit plan. The Audit Committee also meets with management and the independent auditors to review the quality and accuracy of the annual and quarterly financial statements and considers the reports and recommendations of independent internal and external auditors pertaining to audit results, accounting practices, policies and procedures and internal controls. The Audit Committee also reviews and discusses, in a general manner, the process by which the Board and the other Board committees oversee senior management’s exercise of risk management responsibilities.

The Audit Committee meets regularly with the external and internal auditors in executive sessions to discuss their reports on a confidential basis. In addition, the Audit Committee prepares and issues the “Report of the Audit Committee” included in this proxy statement.

Finance Committee

The Finance Committee advises the Board on all corporate financing and related treasury matters regarding capital structure and major corporate transactions. The Finance Committee also approves major capital expenditures, including acquisitions, made by the Company and also advises the Board on the Company’s pension fund performance, information technology and cybersecurity risks.

Corporate Governance and Nominating Committee

The CG&N Committee is responsible for making recommendations to the Board for the positions of Chairman of the Board, President and Chief Executive Officer. The CG&N Committee is also responsible for recommending candidates for membership to the Board. Prior to considering director nominee candidates, the CG&N Committee assesses the appropriateness of the Board’s current size and composition and whether any vacancies on the Board are expected due to retirement or other factors. If additional directors are needed or vacancies are anticipated or otherwise arise, the CG&N Committee utilizes a variety of methods for identifying and evaluating nominee director candidates.

The identification and evaluation of director candidates begins with the Guidelines, which establish the criteria for Board membership. As a starting point under the Guidelines, all prospective Board members must possess the highest professional and personal ethics. Board members should have varied professional expertise in fields of accounting and finance, engineering, industrial sales, manufacturing, international operations, human resources and field service. Additionally, all existing and prospective Board members should have a broad strategic view, possess a global business perspective and demonstrate relevant and successful career experience. A Board member’s service on the boards of other public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties and effectively represent the interests of the shareholders.

The Guidelines further articulate the Board’s firm belief that, underlying the aforementioned criteria, the Board’s members should have a diversity of backgrounds, which is viewed in comprehensive terms. In evaluating diversity of backgrounds, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience and cultural viewpoint, as well as more categorical diversity metrics, such as race, age, gender and nationality. This consideration is implemented through the selection process for director nominees, and the Board assesses its effectiveness in promoting diversity through an annual self-assessment process that solicits feedback concerning the appropriateness of the Board’s diversity, among other critical performance factors.

The CG&N Committee considers various potential director candidates who may come to the attention of the CG&N Committee through current Board members, professional search firms, shareholders or other persons. The CG&N Committee generally retains a national executive-recruiting firm to research, screen and contact potential candidates regarding their interest in serving on the Board, although the CG&N Committee may also use less formal recruiting methods.

A shareholder desiring to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s By-laws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the CG&N Committee. The CG&N Committee may require any shareholder-recommended candidate to furnish such other information as may reasonably be required to determine the eligibility of such recommended candidate or to assist in evaluating the recommended candidate. The CG&N Committee may require the submission of a fully completed and signed Questionnaire for Directors and Executive Officers on the Company’s standard form and a written consent by the shareholder-recommended candidate to serve as a director, if so elected.

Under the proxy access provisions of our By-laws, eligible shareholders and/or shareholder groups are permitted to include shareholder-nominated director candidates in our proxy materials. Additional details about the process to include shareholder-nominated director candidates in our proxy materials are set forth under “—Shareholder Proposals and Nominations” above and in Article II, Section 9 of the Company’s By-laws.

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All identified candidates, including shareholder-recommended candidates, are evaluated by the CG&N Committee using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the CG&N Committee’s assessment of the Company’s needs and current situation.

The CG&N Committee also oversees the annual Board and committee self-evaluation process. The performance evaluations solicit anonymous input from the directors regarding the performance and effectiveness of the Board, the Board committees and individual directors, and provide an opportunity for directors to identify areas for improvements. The CG&N Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate. The Board has successfully used this process to evaluate Board and committee effectiveness and identify opportunities to strengthen the Board.

The CG&N Committee is also responsible for preparing materials for the Chief Executive Officer’s annual performance review conducted by the Board. Further, the CG&N Committee reviews and recommends, as deemed appropriate, changes to the Company’s corporate governance policies consistent with SEC rules and the NYSE corporate governance listing standards.

Organization and Compensation Committee

The O&C Committee is responsible for establishing executive compensation for officers, including the Chief Executive Officer and other corporate officers. As further discussed under “Executive Compensation,” decisions regarding compensation are made by the O&C Committee in a manner that is intended to be internally equitable, externally competitive and an incentive for effective performance in the best interests of our shareholders, while adhering to and promoting the Company’s risk management objectives. The O&C Committee is the administrator of the Company’s various equity and incentive compensation plans for key employees. The O&C Committee may, under certain circumstances, delegate routine or ministerial activities under these plans to management.

The O&C Committee also reviews the recommendations of the Chief Executive Officer and the Senior Vice President, Chief Human Resources Officer, regarding adjustments to the Company’s executive compensation programs. The O&C Committee has retained and regularly meets with its independent executive compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). FW Cook has assisted the O&C Committee in evaluating the Company’s compensation programs and adherence to the philosophies and principles stated below under “Executive Compensation—Compensation Discussion and Analysis.”

The O&C Committee is also responsible for reviewing management succession plans and for recommending changes in director compensation to the Board. The O&C Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The O&C Committee also prepares and issues the “Organization and Compensation Committee Report” included in this proxy statement.

Board of Directors Compensation

The following table sets forth certain information with respect to our non-employee director compensation for the fiscal year ended December 31, 2018. Compensation information for Mr. Rowe is set forth below under “Executive Compensation—Summary Compensation Table.” Mr. Rowe did not receive any compensation solely for service as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Total ($)
Ruby R. Chandy	115,000	(3)	124,992	239,992
Leif E. Darner	110,000		124,992	234,992
Gayla J. Delly	138,000	(3)	124,992	262,992
Roger L. Fix	225,000	(4)	124,992	349,992
John R. Friedery	110,000		124,992	234,992
John L. Garrison(5)	25,000		—	25,000
Joe E. Harlan	100,000		124,992	224,992
Michael C. McMurray(6)	25,000		—	25,000
Rick J. Mills	115,000	(3)	124,992	239,992
David E. Roberts	115,000		124,992	239,992
(1)

Eligible directors received an annual equity grant of 2,894 shares of restricted common stock on May 24, 2018, the date of the Company’s 2018 Annual Meeting of shareholders. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation – Stock Compensation”, and are calculated using a price per share of $43.19, the closing market price of the Company’s common stock as reported by the NYSE on the date of grant. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended December 31, 2018 in the Annual Report on Form 10-K filed on February 20, 2019.

(2)

The non-employee directors elected at the 2018 annual meeting of shareholders each had 2,894 shares of restricted common stock outstanding at December 31, 2018; all other shares held are vested.

(3)

Amount reported includes a 15% premium to actual fees due to the director’s election to defer all or a portion of cash retainer payments in the form of Company common stock under the Company’s director stock deferral plan.

(4)

Includes an additional $125,000 cash retainer for services as Non-Executive Chairman of the Board.

(5)

Mr. Garrison was elected to the Board effective October 2, 2018.

(6)

Mr. McMurray was elected to the Board effective October 2, 2018.

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2018 Director Compensation Elements

In 2018, non-employee directors received, as applicable: (a) an annual cash retainer of $85,000; (b) an annual cash committee service fee of $7,500 (per committee); (c) an annual cash committee chairman service fee of $20,000 for the Audit Committee chairman, $15,000 for the O&C Committee chairman and $10,000 for the Finance and CG&N Committee chairman; (d) an annual cash retainer for services as Non-Executive Chairman of the Board of $125,000; and (e) equity compensation with a target value of $125,000. Directors are also eligible to receive special additional compensation when performing services that have been determined by the Board to be well above and beyond the normal director service requirements. The Board has set a compensatory rate of $3,500 per day for such services, though no compensation was paid for this purpose in 2018. The compensation elements and amounts were established by the Board after review of data prepared by the O&C Committee’s independent consultant, showing competitive director compensation levels for peer companies and the Company’s compensation peer group, which is discussed under “Executive Compensation.”

Pursuant to the Company’s cash and stock director deferral plans and equity compensation plans, directors may elect to defer all or a portion of their annual cash compensation and equity compensation. The annual cash compensation may be deferred in the form of cash or in the form of an equivalent value of Company common stock. Compensation deferred in the form of cash accrues interest while deferred at rates that do not exceed market rates or constitute preferential earnings. If a director elects to defer cash compensation in the form of Company common stock, the director receives a 15% premium on the amount deferred.

The equity portion of non-employee director compensation is provided in the form of restricted common stock of the Company having a $125,000 fair market valuation at the time of grant, which is established on the date of the annual meeting of shareholders of the applicable year. Voting rights accompany such restricted common stock, which fully vest after the earlier of one year from the date of grant, the termination of the director’s service due to death or disability or a change in control. Under the Guidelines, all non-employee directors must own shares of Company common stock with a value at least five times his or her annual cash retainer (currently valued at $425,000) by his or her fifth anniversary of Board service. If the stock ownership requirement is not met, the director will receive all future Board compensation in the form of Company common stock until the requirement is satisfied. For 2018, all non-employee directors met their stock ownership requirements.

Compensation Committee Interlocks and Insider Participation

During 2018, the members of the O&C Committee included Ms. Chandy, Mr. Darner, Mr. Friedery, Mr. Garrison and Mr. Roberts. None of the members of the O&C Committee were at any time during 2018 an officer or employee of the Company or were formally an officer of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or O&C Committee.

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EXECUTIVE OFFICERS

The following sets forth certain information regarding the Company’s executive officers. Information pertaining to Mr. Rowe, who is both a director and executive officer of the Company, is presented above under “Board of Directors—Biographical Information—Nominees to Serve an Annual Term Expiring at the 2020 Annual Meeting of Shareholders.”

Name	Age	Position with the Company
R. Scott Rowe	48	President, Chief Executive Officer and Director
Elizabeth L. Burger(1)	48	Senior Vice President, Chief Human Resources Officer
Lee S. Eckert	52	Senior Vice President, Chief Financial Officer
Keith E. Gillespie	53	Senior Vice President, Chief Sales Officer
John R. Lenander	62	President, Flow Control Division
Lanesha T. Minnix(2)	44	Senior Vice President, Chief Legal Officer
Kirk R. Wilson	52	President, Aftermarket Services & Solutions
David J. Wilson	50	President, Flowserve Pumps Division
(1)

Ms. Burger was appointed as Senior Vice President, Chief Human Resources Officer effective April 16, 2018.

(2)

Ms. Minnix was appointed as Senior Vice President, Chief Legal Officer and Corporate Secretary effective June 11, 2018.

Elizabeth L. Burger has served as Senior Vice President, Chief Human Resources Officer since joining Flowserve in April 2018. Before joining the Company, she was Chief Human Resources Officer with Hanesbrands Inc., a global manufacturer and marketer of everyday basic apparel. Prior to joining HanesBrands Inc., she worked at Monsanto Company in various roles of increasing responsibility, and most recently served as its Senior Vice President, Global Business Operations.

Lee S. Eckert has served as Senior Vice President, Chief Financial Officer since joining Flowserve in October 2017. Before joining the Company, he was Senior Vice President and CFO of CHC Group LLC, a global commercial helicopter service provider to the offshore oil and gas industry, from July 2015 to September 2017. CHC Group LLC and certain of its affiliates filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in May 2016. Prior to CHC Group LLC, Mr. Eckert served as chief financial officer of the U.S. division of National Grid Plc. from June 2011 to September 2014, and, from June 2006 to June 2011, Mr. Eckert served in various executive capacities as MeadWestvaco Corporation, including as Vice President, Operations, Healthcare from November 2010 to June 2011, and chief financial officer, packaging resource group from June 2006 to October 2010.

Keith E. Gillespie has served as Senior Vice President, Chief Sales Officer since October 2016. In this capacity, he has responsibility for selling and commercial operations activities of the Company. Prior to this role, he served as Chief Strategy Officer of the Company from May 2015 to October 2016 with responsibility for corporate strategy, research and development, corporate development and marketing at the Company. Before joining the Company, he was Managing Director at AlixPartners from 2002 to 2015, where he was responsible for leading the firm’s Business and Consumer Services Practice and the firm’s Growth and Strategy Practice, as well as business improvement efforts at global companies across multiple sectors. Prior to AlixPartners, he served in various senior executive roles at McKinsey & Company, i2 Technologies, and TenFold Corporation.

John R. Lenander has served as President, Flow Control Division since February 2017. He has served in various roles since joining the Company in June 2006, most recently as Interim President, Flow Control Division from November 2015 to February 2017, as Vice President & General Manager, Oil & Gas Sector from 2008 to 2015 and Vice President, Business Development, Flow Control Division from 2006 to 2008. He was employed previously with Dresser, Inc., where he held several management positions, most recently as Vice President, Global Sales, Flow Solutions Division from 2002 to 2005.

Lanesha T. Minnix has served as Senior Vice President, Chief Legal Officer and Corporate Secretary since joining Flowserve in June 2018. Prior to joining Flowserve, Ms. Minnix served as Senior Vice President, General Counsel for BMC Stock Holdings, Inc., a leading provider of diversified building products and services. Prior to this role, Ms. Minnix was Vice President, Deputy General Counsel and Chief Compliance Officer for ABM Industries Incorporated, a Fortune 500 facility solutions company. Before her tenure with ABM Industries Incorporated, Ms. Minnix held roles with increasing responsibility at both Royal Dutch Shell/Shell Oil Company and Sprint Corporation. Ms. Minnix began her career as a corporate associate at the law firm of K&L Gates.

Kirk R. Wilson has served as President of Aftermarket Services & Solutions, a component of our Flowserve Pumps Division, since September 2015. He has served in various roles since joining the Company in 1987, most recently as President, Services and Solutions Operations from January 2012 to September 2015, as Vice President and General Manager, Integrated Solutions Group from 2008 to 2011 and Vice President, Marketing for the Pump Division from 2004 to 2008.

David J. Wilson has served as President of the Flowserve Pumps Division since July 2018 and as President of the Industrial Product Division since September 2017. He was employed previously with SPX Flow, Inc., a manufacturer and supplier of engineered products, as President, Industrial until January 2017. Prior to SPX Flow, Inc.’s spin-off from SPX Corporation, Mr. Wilson served as President, Flow Technology – Industrial, of SPX Corporation. Prior to his most recent position at SPX Corporation, he held various senior positions within that company from 1998 to 2013.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program and policies and the material compensation decisions we have made for our principal executive officer and our other executive officers named in the “Summary Compensation Table” on page 41. To guide the discussion and analysis, we have organized our CD&A into the following sections:

I. Executive Summary - This section provides an overview of our executive officers, market context, and the 2018 say-on-pay vote.	Page 23
II.

Executive Compensation Program Objectives and Principles – This section describes the objectives that guide our compensation programs and discusses the individual principles the O&C Committee has established to drive our achievement of those objectives.

Page 25
III.

Elements of the Executive Compensation Program – This section discusses the individual elements of our compensation program for the Named Executive Officers, including base salary, annual cash incentive opportunity, long-term equity incentives (including stock ownership requirements), pension plan, severance benefits, change-in-control plan and certain other benefits. This includes how our performance peer group is established and how compensation is benchmarked to market reference points.

Page 27
IV. Oversight of the Executive Compensation Program – This section describes the respective roles and responsibilities of the O&C Committee and the O&C Committee’s independent compensation consultant.	Page 34
V.

Additional Executive Compensation Information – This section includes an overview of other important executive compensation programs and policies, including employment agreements, tax and accounting implications.

Page 35

Executive Summary

Introduction

We refer to this group of executive officers collectively as our “Named Executive Officers” throughout this document. During 2018, our Named Executive Officers were:

R. Scott Rowe	President and Chief Executive Officer (“CEO”) (principal executive officer)
Lee S. Eckert	Senior Vice President and Chief Financial Officer (“CFO”) (principal financial officer)
David J. Wilson	President, Flowserve Pumps Division
Keith E. Gillespie	Senior Vice President, Chief Sales Officer
Elizabeth L. Burger	Senior Vice President, Chief Human Resources Officer(1)
(1) Ms. Burger was appointed as Senior Vice President, Chief Human Resources Officer, effective April 16, 2018.

For more information on the Named Executive Officers, see “Executive Officers” on page 22.

Strategy, Market and Organization Context

Significant Strategic and Organizational Transformation in 2018

Fiscal 2018 was a year of significant improvement and transformation for Flowserve. Mr. Rowe continued the implementation of a new transformational business strategy called Flowserve 2.0 and fully established his executive team.

FLOWSERVE 2.0 — Implementing our Transformative Business Strategy

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The highlights of our 2018 progress towards our new strategic initiatives include:

✔ Progress in implementation of Flowserve 2.0 led to improved financial performance
✔ Systematic focus and improvement on customer lead time, on time delivery and quality
✔ Improved safety performance
✔ Implemented new purpose statement and values
✔ Significant increase in employee engagement

Market Context

Our major end markets include oil and gas, chemical, power and general industries. In 2018, most of our major end markets have improved from the cyclical downturns experienced in recent years. Over the past several years, our customers delayed large capital projects, including regular maintenance and upgrades. This conservative approach in their capital planning had an effect on our financial performance over the last few years. However, in 2018 we saw an increase in project opportunities and capital expenditures in the oil and gas market, as well as a majority of our other end markets.

Pay and Performance Alignment

The following charts illustrate the directional relationship between our Company performance and our various incentive plan components: the Company’s annual incentive plan (AIP) and contingent performance shares (PSUs).

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Compensation Alignment in Support of Our Strategic Objectives

To support the implementation of our Flowserve 2.0 transformational strategy, we adopted the following compensation program design for 2019.

2019 ANNUAL INCENTIVE PLAN (“AIP”):

Design Feature	Rationale
• Maintained emphasis on operating income and working capital efficiency	• Critical to execute our strategy
• Changed PWC calculation from a year-end to quarterly measurement	• To reward continuous and sustained improvement
• Changed on-time delivery calculation	• Ensure balance across our aftermarket and original equipment business
• Focused on stretch goals	• Reward year-over-year improvement

2019-2021 CONTINGENT PERFORMANCE SHARES:

Design Feature	Rationale
• Maintained total shareholder return (TSR) metric measured against a performance peer group	• Aligned with shareholder interests
• Maintained ROIC metric with improvement targets aligned with the 2022 financial targets communicated to investors at December 13, 2018 analyst day	• Encourage effective capital deployment and alignment with shareholders

2018 Say-on-Pay Vote

Management and the O&C Committee are attentive to the outcome of the shareholder “Say on Pay” vote. At the Company’s 2018 annual shareholder meeting, the Company received 94% of votes cast in favor of the Say on Pay resolution. While our shareholders expressed strong support in favor of our Named Executive Officers’ compensation at the 2018 Annual Meeting, we are constantly seeking to improve our compensation program as demonstrated by the changes made since the end of 2017.

Executive Compensation Program Objectives and Principles

Compensation Governance Practices

The O&C Committee maintains a thoughtful approach to corporate governance practices for executive compensation. Below is a summary of those practices.

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What We Do	What We Don’t Do
✔

Target the market median for all elements of pay

✔

Balance compensation programs

✔

Cap incentive program payments

✔

Maintain a clawback policy

✔

Provide 50% of long-term incentives in the form of performance-based compensation

✔

Maintain stock ownership requirements

✔

Fully disclose incentive plan targets and results

✔

Utilize an independent compensation consultant

✗

No hedging or pledging stock

✗

No excise tax gross-ups for executives

✗

No employment agreements with Named Executive Officers

✗

No option repricing without stockholder approval

✗

No excessive perquisites

Principles that Guide our Compensation Programs

Our key executive compensation objectives are to attract and retain key leaders, reward current performance, drive future performance and align the long-term interests of our executives with those of our shareholders. In pursuing these objectives, the O&C Committee uses certain guiding principles in designing the specific elements of the executive compensation program, as outlined below:

Compensation Principles	How We Make Our Principles A Reality
Reinforce Our Strategy	• Ensure compensation programs reflect the Company’s business vision and the key strategies for accomplishing that vision: People, Process and Technology, Customer, and Finance.
• Consider our key strategies and risk tolerance when identifying the appropriate incentive measures and when assigning individual goals and objectives to the Named Executive Officers.
Align Pay and Performance
•

Use a variety of performance-based compensation vehicles that promote our annual operating plan and long-term business strategy, build long-term shareholder value and avoid encouraging excessive risk-taking.

•

Ensure strong correlation between executive pay and Company performance through incentive arrangements that offer an opportunity for above target compensation when our performance exceeds our goals balanced by the risk of below target compensation when it does not.

Maintain Competitive Market Strategy
•

Use multiple sources of benchmarking data including: (i) the Compensation Peer Group (“CPG”), (ii) the manufacturing industry portion of the AON Hewitt Associates’ Total Compensation Measurement survey (the “AON Survey”) and (iii) the General Industry Willis Towers Watson Survey (the “WTW Survey”). The data from the AON Survey and WTW Survey is being utilized for positions that are not adequately covered by the CPG data.

• Set target compensation at levels approximating the market median to maintain market competitive compensation.
Review Programs Annually for Effectiveness	• Review annually major elements of our executive compensation program along with supplemental elements like health and welfare benefits, retirement income, perquisites, and severance.
•

Stay abreast of evolving market practices in the general industry, external regulatory requirements, the competitive market for executives, our risk management objectives and our executive compensation philosophy.

Measure Performance on a Relative Basis
•

Evaluate the Company’s performance relative to organizations in the CPG and other high performance cyclical industrial manufacturers for the performance-based element of our executive compensation program.

• Assess how well we deliver results that build long-term shareholder value to better establish the performance expectations of senior management.
Grant Majority of Compensation “At Risk”	• Ensure majority of total compensation is “at risk” and should increase in line with the scope and level of the executive’s business responsibilities.
•

Maintain higher percentage of “at risk” compensation for the CEO compared to the other Named Executive Officers in light of the position’s strategic focus, global governance and management responsibilities and accompanying risks.

Balance Short-Term and Long-Term Performance
•

Provide each Named Executive Officer with a competitive amount of cash compensation each year (with the opportunity to increase that amount if annual incentive objectives are exceeded), complemented by an opportunity to earn a substantial amount of additional compensation if the executive is successful in achieving the Company’s long-term objectives.

Balance Stock- and Financial-Based Achievements	• Use multiple long-term incentive vehicles and metrics based on both the Company stock price and pre-established financial metrics.
•

Maintain flexibility in our compensation process to adjust the current mix of award types, adjust vesting conditions or approve different types of awards as part of our overall long-term incentive program.

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Compensation Framework Supports Pay and Performance Alignment

Each year, the O&C Committee, which is made up entirely of independent directors, determines the total amount and appropriate mix of compensation for our executive officers, including the Named Executive Officers. We believe that our compensation program is designed so that pay is commensurate with the level of performance generated, with incentive compensation representing the majority of total compensation. As shown below, for 2018, the President and CEO had 85.8% of his pay “at risk” or “variable” and dependent upon Company and stock price performance, as well as his individual performance. The other Named Executive Officers had on average 71.7% of their pay “at risk” or “variable.”

Elements of the Executive Compensation Program

Overview

Compensation Objectives and Core Elements

We provide executive compensation and benefits that are market-competitive and in which a large portion of the total opportunity is variable and tied to our performance and changes in shareholder value over a multi-year period.

Consistent with these principles, the core elements of our executive compensation program consist of:

•

cash compensation, in the form of market competitive base salary and an annual incentive opportunity payable upon achievement of performance goals; and

•

long-term equity compensation, in the form of RSUs that vest over time and contingent performance shares that vest, if at all, based on the achievement of benchmarked financial performance metrics.

The primary elements of the Company’s executive compensation program in 2018 are shown in the following table and are discussed in detail below:

Category	Compensation Element	Description
Cash	Base Salary	Fixed cash compensation based on responsibilities of the position and set at levels approximating the market median
	Annual Incentive Opportunity	Annual cash incentive for Company achievement of pre-determined financial performance metrics; payment ranges from 0% to 200% of target award
Long-Term Incentives	Restricted Stock Units (50% of total grant value)	Vests ratably over a three-year period
	Contingent Performance Units (50% of total grant value)	Cliff vests at end of a three-year period at 0% to 200% of award value based on absolute ROIC targets and relative TSR against the Performance Peer Group (“PPG”)
Retirement	Qualified Pension Plan	Qualified pension plan, available to all salaried U.S. employees
	Senior Management Pension Plan	Partially-funded, non-qualified defined benefit restoration plan, available to executive officers and other U.S. employees based on salary level
	Supplemental Executive Pension Plan	Partially-funded, non-qualified supplemental defined benefit plan, available to eligible U.S. executives to maintain competitive total retirement benefits
	401(k) Plan	Qualified 401(k) plan available to all U.S. employees; Company matches 75% of pre-tax contributions up to 6% of salary
Other	Executive Officer Severance Plan	Sets standard benefits for senior executives in the event of severance
	Change-in-Control Plan	Sets standard benefits for senior executives upon a change-in-control
	Other Benefits	Physical exam, enhanced vacation, relocation benefits

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The Flowserve Corporation Equity and Incentive Compensation Plan (“EICP”) is our shareholder-approved equity and cash compensation plan that allows Flowserve to provide equity compensation in compliance with any applicable shareholder-approval requirements of the New York Stock Exchange. In addition, the shareholder-approved performance criteria in the EICP allow us to provide equity and cash compensation that may be tax-deductible under IRC 162(m) to our Named Executive Officers. In 2009, shareholders approved the EICP, and the Company reserved 8,700,000 shares of common stock (as adjusted for the Company’s three-for-one forward stock split effected on June 21, 2013) for distribution. In 2015, shareholders re-approved the performance criteria under the EICP to allow Flowserve to continue to provide compensation that may be tax-deductible for purposes of Section 162(m) of the IRC. The Annual Incentive Plan (“AIP”) and the Long-Term Incentive Plan (“LTIP”) were two Board-approved Flowserve compensation plans that are adopted under, and have the same expiration date as, the EICP, but which are maintained separate from the EICP. Awards granted under the AIP and LTIP that are intended to comply with the requirements of IRC 162(m) must use one or more of the EICP’s shareholder-approved performance criteria, and are dependent on fulfilling such performance criteria. In addition, equity awards provided under the LTIP are subject to the limitations of the EICP including the 8,700,000 shares of common stock that are reserved for distribution under the EICP. The Board most recently reviewed and approved the AIP and the LTIP on December 20, 2016.

Base Salary

During the first quarter of each year, the O&C Committee reviews and establishes the base salaries of the Named Executive Officers. The O&C Committee has established and maintains base salary market reference points for the Company’s various executive positions indicated by the market compensation survey data compiled and prepared by management and independently reviewed by the O&C Committee’s compensation consultant. For each Named Executive Officer, the O&C Committee considers the scope of his or her responsibilities, experience and individual performance and then balances these factors against competitive salary practices. The O&C Committee did not assign any relative or specific weights to these factors. Because we are committed to a pay-for-performance philosophy, the O&C Committee generally establishes base salary levels to approximate the market median of companies within the CPG and the broad market taken from the AON Survey and WTW Survey.

The base salaries paid to the Named Executive Officers during 2018 are shown below and in the “Summary Compensation Table” under the “Salary” column. Mr. Rowe’s base salary and other compensation components in 2018 are discussed below in further detail under “—Additional Executive Compensation Information—Chief Executive Officer Compensation in 2018.”

Named Executive Officer	2018 Salary ($)
R. Scott Rowe(1)	1,126,654
Lee S. Eckert	563,327
David J. Wilson	459,087
Keith E. Gillespie	485,000
Elizabeth L. Burger	330,865
(1) See “Chief Executive Officer Compensation in 2018” on page 34 for further detail.

Annual Incentive Opportunity

During the first quarter of each year, the O&C Committee establishes an annual cash incentive opportunity for each Named Executive Officer under the AIP. At that time, the O&C Committee approves: (i) the overall Company performance measures for the fiscal year; and (ii) an AIP target opportunity for each Named Executive Officer.

Setting the AIP Target Opportunity

Each year, the O&C Committee establishes an AIP target opportunity for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The O&C Committee sets these targets in consultation with its compensation consultant and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in 2018 is set forth in the following table:

Named Executive Officer	2018 AIP Target %
R. Scott Rowe	120%
Lee S. Eckert	75%
David J. Wilson	65%
Keith E. Gillespie	65%
Elizabeth L. Burger	65%

Setting Company Performance Measures and Rigorous Goals

The O&C Committee, working with its compensation consultant and the CEO, evaluates and approves the Company’s AIP performance measures for each fiscal year. The O&C Committee sets each Named Executive Officer’s AIP performance measures that are consistent with our business strategy and tied to the achievement of important strategic objectives. The Company’s AIP performance measures and targets, unadjusted for extraordinary events, established for 2018 were as follows:

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Fiscal 2018 Performance Measures & Weighting	Consolidated Adjusted Operating Income	Business Unit Operating Income	Revenue or Bookings(1)	Adjusted PWC as % of Sales	Customer On-time Delivery	Total
R. Scott Rowe	50%	–	15%	20%	15%	100%
Lee S. Eckert	50%	–	15%	20%	15%	100%
David J. Wilson(2)	25%	25%	15%	20%	15%	100%
Keith E. Gillespie	40%	–	60%	–	–	100%
Elizabeth L. Burger	50%	–	15%	20%	15%	100%
(1)

Only Mr. Gillespie has a Consolidated Bookings target. The other Named Executive Officers have a Consolidated Revenue target.

(2)

Mr. Wilson received a business unit target for each of Revenue, Adjusted PWC as % of Sales and Customer On-time Delivery. These metrics were calculated only for IPD operations for the first half of 2018 and for combined IPD and EPD operations for the second half of 2018.

The metrics presented in the table above were evaluated using pre-defined internal criteria. The O&C Committee selected these performance metrics, with input from management, because they support the key strategies that we believe drive sustainable and profitable Company growth (as discussed under “—Executive Compensation Program Objectives and Principles” above).

Adjusted primary working capital is calculated by adding net receivables and total inventory less accounts payable, accrued deferred revenue and accrued progress billings. The adjusted primary working capital as a percentage of sales metric is calculated by dividing adjusted primary working capital as of December 31, 2018 by total sales in 2018.

Customer on-time delivery is calculated by dividing the number of customer items shipped on-time by the total number of customer items shipped.

Additionally, the O&C Committee may exercise its judgment, within parameters it establishes at the beginning of the year, whether to exclude the effect of certain specified developments that occur during the year in determining the extent to which the performance objectives are met. Such developments may include unanticipated changes in accounting principles or extraordinary, unusual or unplanned events that have been reported in our public filings. For 2018, the impacts of transformation and restructuring activity and the divestiture of two Industrial Product Division locations and related product lines in the third quarter of 2018 were excluded when determining whether the performance objectives were met for the AIP. In addition, the impact of certain accounting changes due to the implementation of the new revenue recognition standard were excluded when determining whether the adjusted primary working capital metrics were met. As a result of these exclusions, for 2018 our (i) Operating Income metric was approximately $376.2 million compared to reported Operating Income of approximately $247.5 million, (ii) our Revenue metric was approximately $3,804.3 million compared to reported Revenue of approximately $3,832.7 million and (iii) our Bookings metric was approximately $3,996.5 million compared to reported Bookings of approximately $4,020 million. These exclusions also caused (a) the Consolidated Adjusted PWC metric to reduce by 50 basis points, (b) the Business Unit Operating Income metric to increase by $28.8 million, (c) the Business Unit Revenue metric to decrease by $28.4 million and (d) the Business Unit Adjusted PWC metric to reduce by 90 basis points.

Where applicable, AIP awards are paid in March or April for the prior year’s performance based upon the O&C Committee’s assessment of actual performance against the pre-established AIP performance objectives. A more in-depth description of the O&C Committee’s decisions with respect to the annual incentive awards paid to each Named Executive Officer for 2018 follows.

Measuring Performance and Establishing Payout

The 2018 payout range established for each Named Executive Officer was 0% to 200% of his or her respective target award opportunity. The actual payout percentage is determined using a matrix that compares the Company’s actual performance against the established performance targets for the year (referred to as “plan”). The following tables show the percentage of target award that is paid at different levels of Company performance against plan, as well as actual performance and payout percentages for 2018.

Fiscal 2018 Financial Metric Performance	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Measured Performance	Percentage Payout
Consolidated Adjusted Operating Income	$293.8	$367.2	$440.6	$376.2 (102.4% of Target)	112%
Consolidated Revenue	$3,481.0	$3,763.2	$4,139.5	$3,804.3 (101.1% of Target)	111%
Consolidated Bookings(1)	$3,553.3	$3,841.4	$4,225.5	$3,996.5 (104% of Target)	140%
Consolidated Adjusted PWC as % of Sales	26.4%	24%	21.6%	26.4% (90% of Target)	50%
Consolidated Customer On-Time Delivery	*	*	*	* (95.8% of Target)	62.5%
Business Unit Revenue	*	*	*	* (99.8% of Target)	98%(2)
Business Unit Adjusted PWC as % of Sales	*	*	*	* (114% of Target)	12.5%(2)
Business Unit Customer On-Time Delivery	*	*	*	* (94.1% of Target)	22.5%(2)

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*

Not disclosed for competitive reasons as discussed below.

(1)

Only Mr. Gillespie has a Consolidated Bookings target. The other Named Executive Officers have a Consolidated Revenue target.

(2)

Represents Fiscal 2018 payout percentage for Mr. Wilson, based on the results of IPD for the first half of the year and the blended results of EPD and IPD for the second half of the year.

The Company has chosen not to disclose the Threshold, Target, Maximum and Measured Performance data for the consolidated customer on-time delivery metrics for all Named Executive Officers and the business unit operating income, revenue, adjusted primary working capital as a percentage of sales and customer on-time delivery metrics used for Mr. Wilson, as these metrics correspond to financial data that is not otherwise publicly disclosed and is used primarily to assess compensation for these Named Executive Officers. As such, the Company believes that the disclosure of such information would cause competitive harm to the Company without adding meaningfully to the understanding of its business. Additionally, like all performance targets for financial metrics used in our AIP, the O&C Committee has set performance goals at definitive, challenging and objective levels that require significant effort and achievement by our Named Executive Officers for payout to occur.

After the end of 2018, the O&C Committee reviewed the Company’s actual performance against each of the performance measures established at the beginning of the year. The O&C Committee noted that the Company remained resilient in 2018 in the context of continued uncertainty in its end markets. They noted, among other things, sales of $3.83 billion, operating income of $247.5 million, gross margins of 31%, and cash flows from operations of $190.8 million. Consistent with the principle of aligning awards with performance, the O&C Committee calculated the AIP percentage payout for each Named Executive Officer in accordance with the AIP formula and the achievement of the performance measures, with certain adjustments for the impact of restructuring expenses, divestitures and accounting adjustments (as described above). As a result, the calculated AIP percentage payout for the CEO and all other Named Executive Officers, other than Mr. Gillespie and Mr. Wilson, was 92% of their target annual incentive opportunity. The calculated AIP percentage payout for (i) Mr. Gillespie was 128.8% of his target annual incentive opportunity and (ii) Mr. Wilson was 93.9% of his target annual incentive opportunity.

Individual Performance Adjustment

At the same time that the O&C Committee sets AIP performance metrics for a given year, it establishes a payout range for all AIP awards. The payout range ultimately determines the percentage of the target incentive to be paid, with an established upper limitation and a minimum below which no payment will be made. Additionally, the O&C Committee may modify an individual AIP award upward or downward based on an individual’s contribution to our performance, as well as individual performance in relation to any extraordinary events or transactions. For 2018, no individual performance adjustments were made for annual incentive awards to Named Executive Officers.

Long-Term Incentives

Our long-term incentive program rewards the Named Executive Officers for the Company’s performance over a multi-year period. Our long-term incentive program consists of two components: (1) restricted stock units (“RSUs”) that vest over time and (2) contingent performance share awards (“PSAs”). In 2018, all Named Executive Officers received their long-term incentive awards in these forms, other than the options described below. The O&C Committee may also award one-time grants of RSUs in its discretion based on performance or other factors.

Determining the Structure of Awards

As discussed above, the O&C Committee believes that long-term incentive compensation is essential to retaining and motivating executives. The O&C Committee further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the O&C Committee determined that for 2018, an equity award combination, the value of which consists of approximately one-half of RSUs, which vest ratably over a three-year period, and one-half of PSAs, which cliff vests at the end of a three-year period, would best serve the 2018 goals. The awards are granted subject to a pre-approved total target pool of RSUs and contingent performance share awards available to employees eligible to participate in the long-term incentive program. The only options that have been awarded since 2007 are options that have been granted to R. Scott Rowe as part of his one-time sign on compensation. Additional information regarding Mr. Rowe’s compensation is set forth under “—Chief Executive Officer Compensation in 2018.”

Restricted Stock Unit Awards

The O&C Committee grants RSU awards that vest ratably over a three-year period to deliver a meaningful long-term incentive that balances risk and potential reward. These awards also serve as an

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effective incentive for our superior executive performers to remain with the Company and continue such performance. Target RSU grants to the Named Executive Officers in 2018 represented one-half of the executives’ total target long-term incentive opportunity. Target grants were determined by dividing this portion of the executive’s long-term incentive opportunity by the price of the Company’s common stock, which was calculated by taking an average of closing prices reported on the NYSE during the last twenty trading days of 2017.

RSU awards are only earned if the individual continued to be employed by the Company until the applicable vesting dates of the awards except pursuant to special end of service vesting as discussed below under “—End of Service Benefits.” Until vesting, holders of RSU awards do not have voting rights on the units, but the units are entitled to receive dividend accruals, if any.

The grant date fair value of the RSU awards granted to the Named Executive Officers during 2018, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation,” are shown in the “Summary Compensation Table” under the “Stock Awards” column and the accompanying footnotes. Additional information on the awards granted in 2018 is shown in the “2018 Grants of Plan-Based Awards” table.

Contingent Performance Share Awards

Contingent performance shares are RSUs that vest, if at all, based on the Company’s achievement of pre-determined financial metrics, measured over a three-year performance period. In 2018, these represented one-half of the executives’ total target long-term incentive opportunity. For the 2016-2018 performance period, the O&C Committee changed the bookings component in order to benchmark it to the Company’s target bookings growth under its operating plan. When coming to this determination, the O&C Committee noted that the Company’s operating plan incorporated expected macro-economic conditions, such as expected OECD GDP growth, along with expected conditions in the Company’s end markets other than GDP growth. As a result, the O&C Committee recognized that the operating plan provided a closer alignment to expected market conditions in the industry. Therefore, for the 2016-2018 performance period, contingent performance shares are based on: 1) RONA performance compared to that of the PPG and 2) the Company’s bookings growth compared to targeted bookings growth under the Company’s operating plan.

For the 2017-2019 performance period, the O&C Committee determined the contingent performance share award measures should be based on: 1) three-year average ROIC performance relative to the three-year average of WACC and compared to that of the PPG and 2) relative TSR compared to that of the PPG. The O&C Committee shifted to the ROIC metric because it believed that shareholder value is maximized through generating a ROIC that exceeds the Company’s WACC, which we refer to as economic return. In addition, the O&C Committee believed that relative TSR compared to that of the PPG is an appropriate performance metric primarily because it is objectively determinable, provides rewards that are aligned to relative performance through varying economic cycles and reflects the delivery of value to shareholders over the three-year performance period. The importance of achieving economic return and TSR goals has been emphasized by making a substantial component of each executive officer’s compensation dependent on the Company’s achievement of these goals, with executives maximizing their annual incentive compensation opportunity if the Company achieves its economic return and TSR goals.

For 2018 grants, which cover the 2018-2020 period, the vesting percentage range established for each Named Executive Officer was 0% to 200% of his or her respective target long-term incentive opportunity allocated to the contingent performance shares. In order to achieve a target (100%) vesting percentage for the grants, the Company must, over the three-year performance period, achieve: 1) ROIC improvement goals which closely correlate to the compounded annual share price growth rate of the S&P Industrial Machinery Index over a 10-year period and 2) an average relative TSR equivalent to the 50th percentile three-year relative TSR average among the members of the PPG. The O&C Committee curently believes that the ROIC and TSR measures are well correlated to shareholder value creation.

As such, the Company’s contingent performance share award measures established for 2018-2020 were as follows:

2018 Performance Measures	Weighting
ROIC	50.0%
TSR	50.0%

On the basis of the foregoing performance metrics, we use the following formula to calculate the PSAs for the 2018-2020 period:

The O&C Committee believes that these performance-based awards provide a stronger incentive for our executives to achieve specific performance goals over the performance period that advance our business strategies, build long-term shareholder value and encourage executive retention.

These performance-based awards are subject to forfeiture if the executive’s employment terminates for any reason other than death, disability, special end of service or reduction-in-force before the end of the three-year performance period or if the performance goals are not reached. Until vesting, holders of contingent performance share units do not have voting rights on the units, but the units are entitled to receive dividend accruals, if any.

Prior to the granting of contingent performance share awards each year, the O&C Committee establishes a vesting percentage range around each executive’s target long-term incentive opportunity allocated to the contingent performance shares. This vesting percentage range has an established upper limitation and a minimum below which no shares will vest. Similar to AIP awards, the percentage vesting range determines the amount of contingent performance shares that vest relative to the original award amount.

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The following tables illustrate the performance scores of the contingent performance share metrics at different levels of Company performance for PSAs for the 2018-2020 period:

ROIC Performance v. Target (50% weight)	% Performance Score
<80% of Target ROIC	0%
80% of Target ROIC	50%
Target ROIC	100%
>120% of Target ROIC	200%

TSR Performance v. Percentile of PPG TSR Performance (50% weight)	% Performance Score
<PPG TSR Averages 25th Percentile	0%
PPG TSR Averages 25th Percentile	50%
PPG TSR Averages 50th Percentile	100%
PPG TSR Averages 75th Percentile	200%

Setting the Target Opportunity

Each year, the O&C Committee establishes a target long-term incentive opportunity amount for each Named Executive Officer. The O&C Committee first sets the target dollar value of the long-term incentive package for each Named Executive Officer and, in doing so, considers data from the Company’s CPG and, for positions that are not adequately covered by the CPG data, the AON Survey and WTW Survey, as previously described. For reasons described above under “Executive Compensation Program Objectives and Principles”, we generally provide, and in 2018 did provide, long-term incentive awards at target levels that approximate an average of the 50th percentile of both the CPG and broad market taken from the AON Survey and WTW Survey.

Determining the Award Amounts

During the first quarter of each year, the O&C Committee determines the aggregate equivalent dollar value of the long-term incentive award for each Named Executive Officer and then makes annual grants of restricted common stock and contingent performance shares. The O&C Committee determines this dollar value by dividing this portion of the executive’s long-term incentive opportunity by the price of the Company’s common stock, which is calculated by taking an average of closing prices reported on the NYSE during the last twenty trading days of 2017. The equity awards are made after the O&C Committee has had an opportunity to evaluate the Company’s operating results for the prior year and at the same time that the Company is making its major compensation decisions for the current fiscal year.

The O&C Committee has the discretion to increase or decrease a Named Executive Officer’s long-term incentive award based on an assessment of the officer’s individual contribution to the Company’s results. Similar to potential AIP award adjustments, these adjustments must be based on individual performance relative to the Company’s key strategies. These adjustments, along with adjustments that may be made to the RSU awards of other plan participants, will not exceed the pre-approved total target pool available for RSU awards by more than 10% without specific O&C Committee consideration. In 2018, the O&C Committee did not adjust the long-term incentive award for any Named Executive Officer based on individual contribution.

The O&C Committee considers both the target dollar value of the long-term incentive package and the package’s potential dilutive effect on the Company’s outstanding shares of common stock in determining the aggregate equivalent dollar value available for individual long-term incentive awards, and the aggregate amount of total awards available for our executives.

The O&C Committee evaluates shareholder dilution based on equity compensation “burn rates,” which refers to the annual rate at which shares are awarded under our shareholder approved stock compensation plans compared to the total amount of the Company’s outstanding common stock. The O&C Committee then compares the rate to those of the companies in the CPG, guidelines used by certain institutional shareholder advisory services and the advice of its compensation consultant. Generally, the O&C Committee targets a maximum Company-wide “burn rate” of 1.0% of the Company’s outstanding common stock for each annual grant of long-term incentive awards for all Company employees. Based on projections of equity awards to be made to employees during the balance of 2018, the O&C Committee determined that the proposed awards to the Named Executive Officers and the projected additional awards to employees would enable the Company to remain comfortably within the annual “burn rate” of 1.0% of the Company’s outstanding common stock.

In past years, the O&C Committee has established the practice of annually approving and granting equity awards to long-term incentive plan participants at the O&C Committee’s meeting held in the first quarter of the year. Based on the criteria described above, the O&C Committee met on February 28, 2018 and approved the target long-term incentive opportunities for our Named Executive Officers as set forth in the table below:

Named Executive Officer	2018 LTI Target
R. Scott Rowe	$ 5,500,000
Lee S. Eckert	$ 1,500,000
David J. Wilson	$ 700,000
Keith E. Gillespie	$ 970,000
Elizabeth L. Burger(1)	$ 700,000
(1) The O&C Committee determined Ms. Burger’s target long-term incentive opportunity separately as part of her hiring evaluation.

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Other Share Awards

On December 19, 2018, Mr. Wilson received a special contingent performance share award of 8,590 shares that will fully vest, if at all, on December 31, 2020. The award was granted in relation to the consolidation of the Industrial Product Division and Engineered Product Division into the Flowserve Pumps Division (“FPD”) which is being led by Mr. Wilson. These contingent performance shares are only earned if Mr. Wilson continues to be employed by the Company through the vesting date and specified financial targets are met related to: 1) the Company’s operating income growth, 2) FPD’s operating income growth and 3) FPD’s revenue growth. The respective performance periods for measurement of these specified financial targets are January 1, 2019 to December 31, 2019 and January 1, 2020 to December 31, 2020.

The material terms and conditions of these equity awards are determined under the provisions of our equity compensation plans that our shareholders previously approved. These plans are included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 20, 2019 (the “Annual Report”), which can be found on the Company’s website at www.flowserve.com under the “Investors — Financial Information — SEC Filings” caption.

Competitive Benchmarking

The O&C Committee believes that the use of internal (or absolute) performance metrics alone yields an incomplete picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to organizations in a benchmark “performance peer group” (“PPG”) of cyclical industrial manufacturers. This evaluation serves as a means to assess, on a comparative basis, how well we deliver results that build long-term shareholder value, which in turn enables us to better establish the performance expectations of senior management in leading the Company. The O&C Committee strives to reevaluate the PPG every year, and a detailed process is followed in identifying and evaluating organizations appropriate for inclusion.

For the 2017-2019 and 2018-2020 performance periods, our PPG consists of the following companies:

Colfax Corp.	ITT Inc.	Pentair plc	Weir Group plc
Crane Co.	KSB Aktiengesellschaft	Rotork plc
Donaldson Company	Lincoln Electric Holdings Inc.	Sulzer AG
Dover Corp.	Metso Corp.	Terex Corp.

The process for establishing the PPG for the 2017-2019 and 2018-2020 performance periods began by compiling an initial sample of potential comparable organizations from all publicly traded companies. We then used a top-down, multi-stage filtering approach to distill the comparable sample and establish the PPG. The first filter narrowed the list to publicly-traded companies that are industrial equipment manufacturers. The second filter focused on direct business peers of the Company. The next filter considered the financial comparative appropriateness and statistical validity (such as correlation between business results and crude oil prices) of the peer group. The process resulted in the final PPG identified above.

Aligned with our competitive market based executive compensation strategy, the O&C Committee also established a benchmark “compensation peer group” (“CPG”). The CPG, the AON Survey and WTW Survey are used to set target executive compensation levels. The data from the AON Survey and WTW Survey is utilized to set levels for positions that are not adequately covered by the CPG data. For 2018 our CPG consists of the following companies:

Ametek Inc.	IDEX Corp.	Rockwell Automation Inc.	Woodward Inc.
Colfax Corp.	Lincoln Electric Holdings Inc.	Snap-on Inc.	Xylem Inc.
Crane Co.	Nordson Corp.	Terex Corp.
Donaldson Company	Pentair plc	Trinity Industries Inc.
Dover Corp.	Regal Beloit Corp.	Westinghouse Air Brake Technologies Corp.

The process for establishing the CPG for 2018 began by compiling all US publicly traded companies with a revenue and market cap between one-third to three times of the Company’s. The first filter narrowed the list to public companies within the industrial machinery, electrical components and equipment, construction machinery and heavy trucks industry with similar business operations compared to the Company. The second filter considered reverse peer companies and peer companies identified by proxy advisors as well as companies with larger market caps within the specified revenue range. The process resulted in the final CPG identified above.

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Chief Executive Officer Compensation in 2018

The compensation of the CEO was set in a manner consistent with our compensation philosophy and the general compensation objectives and principles discussed above. The key results influencing the O&C Committee’s decisions on Mr. Rowe’s compensation are set forth below.

2018 Performance Highlights

KEY ACCOMPLISHMENTS

PEOPLE & CULTURE

✔

Continued the Flowserve 2.0 transformation of the Company to focus on operational excellence

✔

Built a leadership team to support the Company’s new growth strategy

✔

Introduced new purpose statement, values and people-first culture to drive higher employee engagement

✔

New safety campaign to drive improvements at all levels of organization

PROCESS & TECHNOLOGY

✔

Implemented global system upgrades to improve manufacturing productivity and enable business to operate more efficiently

✔

Continued investments in innovative products and future enabling technology

✔

Improvements to supply chain centralization, selling productivity and finance shared services

CUSTOMER

✔

Systematically improved customer lead time, on-time delivery and quality

✔

Focused on aftermarket services and LifeCycle Advantage agreements

✔

Implemented enterprise-wide strategic account management

✔

Led efforts to change the Company’s culture to emphasize speed, agility, accountability and a test-and-learn approach

FINANCE

✔

2018 Bookings of $4.0 billion, resulting in 5.7% growth year over year

✔

2018 Earnings Per Share of $0.91, up from $.02 in 2017

✔

Return to profitability of IPD business

✔

Improvement in working capital efficiency due to increased focus on operations and delivery

Compensation Decisions

Base Salary

In February 2018, Mr. Rowe’s base salary was increased from $1,100,000 to $1,133,000 for 2018. In setting Mr. Rowe’s base salary, the Board primarily considered external market practices consistent with our compensation objectives, Mr. Rowe’s leadership and contribution to overall Company performance, and his performance during the year against his individual objectives.

Annual Incentive Opportunity

To recognize Mr. Rowe’s performance during 2018, the O&C Committee approved a cash award under the Annual Incentive Plan of $1,250,832. As discussed under “—Elements of the Executive Compensation Program—Annual Incentive Opportunity—Measuring Performance and Establishing Payout” above, the actual payout represented 92% of Mr. Rowe’s target annual incentive opportunity.

Long-Term Incentives

In accordance with the principles and practices set forth earlier, the O&C Committee approved a long-term incentive award to Mr. Rowe for 2018 consisting of 65,990 shares of RSUs, which vest ratably over three years, and 65,990 contingent performance units at the same time 2018 long-term incentive awards were made to key managers, including the Named Executive Officers.

Oversight of the Executive Compensation Program

Our executive compensation program is administered by the O&C Committee. Consistent with the NYSE corporate governance listing standards, the O&C Committee is composed entirely of independent, non-employee members of the Board. In addition, the Non-Executive Chairman of the Board generally attends the meetings of the O&C Committee.

As reflected in its charter, the O&C Committee has overall responsibility for setting the compensation for our CEO, which is approved by the full Board, and for approving the compensation of our other executive officers, including the other Named Executive Officers. The O&C Committee also oversees the alignment of organizational design and management development in support of achieving our operational objectives and strategic plans and monitors the policies, practices and processes designed to develop our core organizational capabilities and managerial competencies.

The O&C Committee is also responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. On matters pertaining to director compensation, the O&C Committee also receives data and advice from FW Cook. The O&C Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The O&C Committee also prepares and issues the Organization and Compensation Committee Report included in this proxy statement.

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The O&C Committee’s process of reviewing the executive compensation program and setting compensation levels for our Named Executive Officers involves several components. During the first quarter of each year, the O&C Committee reviews each Named Executive Officer’s total compensation. The O&C Committee members also meet regularly with the Named Executive Officers at various times during the year, both formally within Board meetings and informally outside of Board meetings, which allows the O&C Committee to assess directly each Named Executive Officer’s performance. The O&C Committee also solicits input from all non-employee members of the Board as to the CEO’s performance during the year.

Except in years of CEO transition where the incumbent officer has completed less than one year of service in this capacity, the O&C Committee considers the results of the CG&N Committee’s process for reviewing the CEO’s performance with all independent Board members. The CG&N Committee’s process includes the independent Board members individually and collectively presenting their assessment of the CEO’s performance, as well as the CEO presenting his self-assessment of his performance. The O&C Committee uses these results when determining the CEO’s recommended compensation, which is subject to the independent Board members’ approval.

In addition, the CEO annually presents an evaluation of each other Named Executive Officer’s performance to the O&C Committee, which includes a review of each officer’s contributions over the past year, and his or her strengths, weaknesses, development plans and succession potential. The CEO also presents compensation recommendations for each Named Executive Officer for the O&C Committee’s consideration. Following this presentation and a benchmarking review for pay, the O&C Committee makes its own assessments and formulates compensation amounts for each Named Executive Officer with respect to each of the elements in the Company’s executive compensation program as described above.

Independent Compensation Consultant

The O&C Committee has the authority to retain outside advisors as it deems appropriate. The O&C Committee has engaged FW Cook as its compensation consultant to provide advice and information. FW Cook has assisted and advised the O&C Committee on all aspects of our executive compensation program, and they provide no other services to the Company. The services they provide include:

•

providing and analyzing competitive market compensation data;

•

analyzing the effectiveness of executive compensation programs and making recommendations, as appropriate;

•

analyzing the appropriateness of the PPG and CPG; and

•

evaluating how well our compensation programs adhere to the philosophies and principles stated below under “—Executive Compensation Program Objectives and Principles.”

Additional Executive Compensation Information

Other benefits are provided to the Named Executive Officers that are generally consistent with those provided to other employees of the Company, including health plans and retirement benefits. These elements of our compensation program are outlined in more detail below:

Retirement	Qualified Pension Plan	Qualified pension plan, available to all salaried U.S. employees
	Senior Management Pension Plan	Partially-funded, non-qualified defined benefit restoration plan, available to executive officers and other U.S. employees based on salary level
	Supplemental Executive Pension Plan	Partially-funded, non-qualified supplemental defined benefit plan, available to eligible U.S. executives to maintain competitive total retirement benefits
	401(k) Plan	Qualified 401(k) plan available to all U.S. employees; Company matches 75% of pre-tax contributions up to 6% of salary
Other	Executive Officer Severance Plan	Sets standard benefits for senior executives in the event of severance
	Change-in-Control Plan	Sets standard benefits for senior executives upon a change-in-control
	Other Benefits	Physical exam, enhanced vacation, relocation benefits

Flowserve Corporation Pension Plans

We provide pension benefits to U.S. salaried employees under the Flowserve Corporation Pension Plan (the “Qualified Plan”), which is a tax-qualified pension plan, subject to funding requirements, vesting rules and maximum benefit limitations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Named Executive Officers participate in the Qualified Plan on the same terms as the rest of our U.S. salaried employees. Because the Internal Revenue Code of 1986, as amended (the “Code”), limits the pension benefits (based on an annual compensation limit) that can be accrued under a tax-qualified pension plan, we established and maintain a partially funded, non-qualified defined benefit restoration pension plan, the Senior Management Retirement Plan (the “SMRP”), for our executives, including the Named Executive Officers, to compensate these individuals for the reduction in their pension benefit resulting from this limitation. The SMRP is purely a restoration plan to provide comparable level retirement benefits to those provided to other U.S. employees based on a comparable benefit formula. In addition, we also established and maintain a second partially-funded, non-qualified supplemental defined benefit pension plan, the Supplemental Executive Retirement Plan (the “SERP”), for our eligible U.S. executives, including the Named Executive Officers, to maintain a

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total retirement benefit level that is competitive with general industry companies similar in size. These programs are designed to provide eligible U.S. executives with income following retirement and to help ensure that we are able to attract and retain executive talent by providing comprehensive retirement benefits.

Participants in the Qualified Plan and the SMRP accrue contribution credits based on age and years of service at the rate of 3% to 7% for eligible earnings up to the Social Security wage base, and at the rate of 6% to 12% for eligible earnings in excess of the Social Security wage base. Participants in the SERP accrue contribution credits at the rate of 5% of all eligible earnings. Eligible earnings include base salary and annual incentive award. SERP participants also earn interest on the accrued cash balance based on the rate of return on 10-year Treasury bills.

Our Qualified Plan also confers competitive post-employment benefits to the executive officers upon a change-in-control. The additional years of credited service and additional age credit for purposes of determining an individual’s benefits under the Qualified Plan compensate that individual upon his or her early termination from the plan.

The actuarial present value of the accumulated pension benefits of the Named Executive Officers as of the end of 2018, as well as other information about the Company’s defined benefit pension plans, is shown in the “2018 Pension Benefits” table below. For a discussion regarding the valuation method and assumptions used in quantifying the present value of the current accrued pension benefits, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension and Postretirement Benefits Obligations — Accrual Accounting and Significant Assumptions” in the Company’s Annual Report.

Flowserve Corporation Officer Severance Plan

On November 2, 2018, the Board and the O&C Committee approved, and the Company adopted, an amended and restated severance plan for the Company’s senior executive officers and other corporate officers (the “Officer Severance Plan”) to maintain consistency with market practice and the Company’s other compensation plans and arrangements. The November 2, 2018 amendment revised the Officer Severance Plan’s eligibility and participation requirements (not affecting the Company’s executive officers), reduced the number of eligible key employees and provided for certain other administrative changes. The O&C Committee currently believes that having an Officer Severance Plan is a competitive compensation element in the current executive labor market and is more beneficial to the Company and its shareholders than conducting individual negotiations with each executive officer in the event of a termination of employment.

In addition, to protect the Company’s competitive position, each executive is required to sign an agreement with the Company that requires the executive to forfeit the proceeds from a portion of the executive’s long-term incentive awards if the executive engages in conduct that is detrimental to the Company. Detrimental conduct includes working for certain competitors, soliciting customers or employees after employment ends and disclosure of confidential information in a manner that may result in competitive harm to the Company.

Detailed information concerning the Officer Severance Plan and the November 2, 2018 amendment, including the events that trigger benefits and the severance benefits provided upon the occurrence of such events, is discussed below under “—Potential Payments Upon Termination or Change-in-Control—Flowserve Corporation Officer Severance Plan.”

Flowserve Corporation Change-in-Control Severance Plan

On November 2, 2018, to maintain consistency with market practice and the Company’s other compensation plans and arrangements, the O&C Committee adopted the Flowserve Corporation Change-in-Control Severance Plan (the “CIC Plan”), which amended and consolidated the Company’s prior Change-in-Control Severance Plan (the “Prior CIC Plan”). The CIC Plan provides certain specified severance benefits to the Named Executive Officers to promote financial protection and security of their long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. The benefits under the CIC Plan, if payable, are in lieu of severance benefits payable to executive officers under the Officer Severance Plan described above.

The O&C Committee believes that it is in the best interests of the Company and its shareholders to offer such a plan to its Named Executive Officers and other executives. The O&C Committee believes that these change-in-control benefits are in the best interest of the Company and its shareholders because the Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior employees. The O&C Committee views these amounts as reasonable and appropriate for the Named Executive Officers, who may not be in a position to obtain comparable employment following a change-in-control. The O&C Committee also believes that these benefits are important to encourage executives to support change-in-control transactions the Board deems to be in the best interest of our shareholders.

The O&C Committee, in consultation with its compensation consultant, reviews the CIC Plan periodically to evaluate both its effectiveness and competitiveness and to determine the value of potential awards.

Detailed information concerning the CIC Plan and the Prior CIC Plan, including the events that trigger benefits and the severance benefits provided upon the occurrence of such events, is discussed below under “—Potential Payments Upon Termination or Change-in-Control—Flowserve Corporation Executive Officer Change-in-Control Severance Plan.” The only material change to the Prior CIC Plan reduced the potential severance payments to vice presidents of the Company.

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End of Service Benefits

The Company’s long-term incentive program allows RSU awards and performance shares to continue to vest over the original vesting period for employees who retire at a minimum age of 55 years old and who have 10 years of continuous service with the Company. The O&C Committee believes that this encourages the participants to continue to focus on the Company’s performance through retirement.

Review and Assessment of Compensation Under Termination Scenarios

The O&C Committee also reviews each Named Executive Officer’s total compensation under several scenarios, including a change-in-control of the Company, termination of employment by management and resignation or retirement by the executive. Tally sheets setting forth all of the listed scenarios are prepared by management and reviewed by the O&C Committee with input from its compensation consultant. Based on the O&C Committee’s review of the tally sheets, the O&C Committee determined that the potential payments that would be provided to the Named Executive Officers were consistent with our executive compensation objectives and principles.

Employment Agreements

Consistent with its compensation philosophy, the Company generally does not enter into employment agreements with its Named Executive Officers, who are considered to serve at the will of the Company. No current executive has an employment agreement.

Other Benefits

As previously discussed, the O&C Committee strives to make our executive compensation program primarily performance-based and, as such, has eliminated perquisites for our executive officers, other than annual physical exams, enhanced vacation and standard relocation benefits. Our executive compensation program continues to provide these competitive and limited benefits in 2018:

•

Executive Physicals. All Named Executive Officers were eligible to receive an annual physical examination. This is a standard benefit provided by comparative companies.

•

Enhanced Vacation. All Named Executive Officers are eligible to receive an enhanced vacation benefit. Each officer is eligible for a minimum of four weeks’ vacation and may receive more, if the officer’s years of service so qualify under the Company’s regular employee vacation award schedule.

•

Relocation Benefits. All Named Executive Officers are eligible to receive standard, market competitive relocation benefits pursuant to the Company’s executive relocation policy. These benefits include travel costs, home finding trip, broker assistance, home sale and buyout assistance, new residence assistance, reimbursement for transportation, moving expenses and other relocation expenses.

The aggregate incremental cost of providing these benefits to the Named Executive Officers is included in the “Summary Compensation Table” under the “All Other Compensation” column and related footnotes.

Stock Ownership Requirements and Anti-Hedging and Pledging

Our executive compensation program requires executives own a minimum amount of Company common stock equal in value to a multiple of their respective annual base salaries. The O&C Committee believes that this ownership requirement further encourages the alignment of executive and shareholder interests by requiring executives to acquire and maintain a meaningful stake in the Company, which promotes the Company’s objective of building long-term shareholder value. Additionally, under the Company’s Insider Trading Policy executives are prohibited from pledging stock and engaging in transactions (such as trading in options) designed to hedge against potential changes in the value of the Company’s common stock.

The stock ownership requirements are designed to maintain stock ownership at levels high enough to indicate management’s commitment to share value appreciation to our shareholders while satisfying an individual executive’s prudent needs for personal asset diversification. The stock ownership requirements are set by the O&C Committee as a result of a competitive analysis prepared by management and reviewed by its compensation consultant. Requirements are reviewed each year and updated as necessary. The requirements were last reviewed by the O&C Committee in 2019. The Company’s current stock ownership requirements for the Named Executive Officers and the number of shares required thereby are shown in the following table.

Named Executive Officer	Ownership Requirement	Required Ownership at 12/31/2018 (# of Shares)(1)
R. Scott Rowe	5 x Annual Base Salary	130,051
Lee S. Eckert	3 x Annual Base Salary	39,015
David J. Wilson	3 x Annual Base Salary	30,992
Keith E. Gillespie	3 x Annual Base Salary	33,402
Elizabeth L. Burger	3 x Annual Base Salary	32,025
(1)

Based on an average price per share of $43.56, which is calculated using the average closing prices of our common stock between January 1st and June 31st of 2018, as reported by the NYSE. Shares have been rounded up to the nearest whole share.

The required stock ownership levels are expected to be achieved within five years from the date the guidelines are first applicable or within five years of the executive joining the Company. Recognizing the time required to achieve the ownership requirements, the O&C Committee approved the establishment of an interim retention requirement. Through this requirement, executives who do not meet the ownership requirement

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must show that they have retained at least 60% of the vested RSUs and vested contingent performance shares from the time the ownership guidelines become applicable. The 60% retention level was established in recognition that executives may need to sell shares to satisfy tax obligations. As of December 31, 2018, all Named Executive Officers met their stock ownership requirements under these tests.

The O&C Committee annually reviews these stock ownership requirements and periodically monitors the executives’ progress toward meeting their respective target ownership levels. Shares held directly by an executive or shares held in the Flowserve Corporation Non-Qualified Deferred Compensation Plan also count toward satisfying the stock ownership requirements. Unvested contingent performance shares or unvested RSUs are not counted toward satisfying the stock ownership requirements.

Recoupment of Incentive Compensation Policy

Our Recoupment of Incentive Compensation Policy (the “Recoupment Policy”) reinforces our commitment to integrity and the highest standards of ethical conduct through our compensation program. Under the Recoupment Policy, the O&C Committee has the ability to recoup certain incentive compensation from an executive, within three years prior, if the Company is required to restate its financial statements or if the executive engages in misconduct. If a restatement occurs, the O&C Committee can require an executive to reimburse the Company for (1) compensation received under our AIP and (2) vested contingent performance shares, where the amount of compensation received, in either case, was greater than the amount the O&C Committee believes was actually earned based on the restated financial results. If an executive engages in misconduct, the O&C Committee can require the executive to repay the gross value of (1) all compensation received under the AIP during the calendar year(s) in which the misconduct occurred, (2) all vested RSUs granted during the calendar year(s) in which the misconduct occurred and (3) all vested contingent performance shares awarded to the executive for any performance period that includes the calendar year(s) in which the misconduct occurred.

Tax and Accounting Implications of Executive Compensation

Section 162(m) of the Code limits to $1.0 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year executive officers who are covered by Section 162(m) of the Code, including to the Company’s CEO or CFO, and the three other most highly-compensated executive officers as of the end of the fiscal year included in the “Summary Compensation Table.”

The AIP and the LTIP were adopted, and have the same expiration date as, the EICP, which was most recently approved by shareholders for Section 162(m) purposes at the 2015 annual meeting of shareholders. Prior to the U.S. tax law reform in December 2017, performance-based compensation under both the AIP and the LTIP that met the requirements of “qualified performance-based compensation” under IRC 162(m) was intended to be deductible for tax purposes because such compensation is dependent on fulfilling performance criteria approved by shareholders under the EICP.

Effective for tax years beginning after December 31, 2017, U.S. tax law changes expanded the definition of covered employees under Section 162(m) to include, among others, the Chief Financial Officer, and eliminated the performance-based compensation exception for taxable years beginning in 2018. We may be able to deduct in 2018 or thereafter certain compensation paid to “covered employees” to the extent it is eligible for transition relief under the newly modified Section 162(m) and any rules promulgated thereunder. However, there is no guarantee that any such compensation will be deductible, and the Company may determine that certain compensation cannot qualify for such transition relief or that it does not wish to take or refrain from taking steps necessary to qualify for such relief.

The O&C Committee has considered and will continue to consider tax deductibility in structuring executive compensation arrangements. However, the O&C Committee retains discretion to establish executive compensation arrangements that it believes are consistent with its principles described earlier and in the best interests of the Company and our shareholders, even if those arrangements are not fully deductible under Section 162(m).

The Company recognizes compensation expense in our financial statements for all equity-based awards pursuant to the principles set forth in FASB ASC 718, “Compensation — Stock Compensation”. The O&C Committee considered the GAAP accounting implications of the awards in setting the long-term incentive mix and further determined that the mix of time-vested restricted common stock and contingent performance shares was appropriate for 2018.

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Annual Executive Compensation Program Review and Compensation Risk

It is the O&C Committee’s policy to regularly monitor and annually review our executive compensation program to determine, in consultation with its compensation consultant, whether the elements of the program are consistent with our stated executive compensation objectives and principles. Within this determination is an evaluation of whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs as a whole. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

Following the O&C Committee’s annual review of our executive and other compensation programs in 2018, in consultation with its compensation consultant, the O&C Committee concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the O&C Committee noted that:

•

Compensation elements are balanced

•

Metrics balance short-term and long-term goals

•

Individual performance is emphasized

•

Incentive programs are capped

•

Incentives have performance thresholds

•

Compensation is benchmarked

•

Executives have ownership requirements

•

Compensation can be recouped

Organization and Compensation Committee Report

The Organization and Compensation Committee of the Board of Directors of the Company is currently comprised of five independent directors, David E. Roberts (Chairman), Ruby R. Chandy, Leif E. Darner, John R. Friedery and John L. Garrison.

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above in this proxy statement, with management. Based on this review and discussion, the Organization and Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2018.

David E. Roberts, Chairman
Ruby R. Chandy
Leif E. Darner
John R. Friedery
John L. Garrison

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Summary Compensation Table

The following table sets forth compensation information for 2018, 2017 and 2016 for our Named Executive Officers — the individuals who served during 2018 as principal executive officer and principal financial officer of the Company and certain other highly compensated executive officers of the Company serving at the end of 2018.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)		Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
R. Scott Rowe	2018	1,126,654	—		5,944,049	(7)	—	1,250,832	227,180	153,754	8,702,469
President and Chief Executive Officer (Principal Executive Officer)	2017	825,000	20,000		5,505,319		2,000,000	590,040	103,547	35,732	9,079,638

Lee S. Eckert	2018	563,327	—		1,666,626	(8)	—	390,885	75,861	35,951	2,732,650
Senior VP and Chief Financial Officer (Principal Financial Officer)	2017	126,923	150,000		756,175		—	45,617	11,477	22,340	1,112,532

David J. Wilson	2018	459,087	—		1,118,009	(9)	—	281,524	61,781	160,802	2,081,203
President, Flowserve Pumps Division

Keith E. Gillespie	2018	485,000	—		1,077,752	(10)	—	406,042	84,258	44,976	2,098,028
Senior VP and Chief Strategy Officer	2017	485,000	—		1,011,786		—	140,917	67,604	45,085	1,750,392
	2016	485,000	—		884,659		—	35,939	60,777	47,412	1,513,587
Elizabeth L. Burger(1)	2018	330,865	100,000	(11)	935,972	(12)	—	198,077	38,347	65,371	1,668,632
Senior VP and Chief Human Resources Officer

(1)

Ms. Burger was appointed as Senior Vice President, Chief Human Resources Officer effective April 16, 2018.

(2)

Salary reported for 2018 represents amounts earned by the Named Executive Officers in 2018.

(3)

Represents the grant date fair value of long-term equity incentive awards under the Company’s long-term incentive program computed in accordance with FASB ASC 718 “Compensation – Stock Compensation”, including the impact of forfeitures. The incentive awards are granted in the form of restricted stock units, which generally vest ratably over a three-year period, and contingent performance share units. The performance criteria for the 2018-2020 performance period for the contingent performance awards is based on: 1) three-year average ROIC improvement goals which closely correlate to the compounded annual share price growth rate of the S&P Industrial Machinery Index over a 10-year period and 2) relative TSR compared to that of the PPG. The performance criteria for the 2017-2019 performance period for the contingent performance awards is based on: 1) three-year average ROIC performance relative to the three-year average of WACC and compared to that of the PPG and 2) relative TSR compared to that of the PPG. The performance criteria for the 2016-2018 performance period for the contingent performance awards is based on: 1) the Company’s average RONA over a three-year period compared to the RONA averages of the Company’s PPG for the same period and 2) the Company’s bookings growth compared to targeted bookings growth under the Company’s operating plan. The performance criteria for these awards are described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Contingent Performance Share Awards” above. The reported value of the contingent performance awards is computed based on the grant date estimate of compensation cost to be recognized over the three-year period, which was 100%, or “target”. Payout for the contingent performance awards can range from 0 shares to a maximum of 200% of target. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended December 31, 2018 in the Annual Report.

(4)

The 2018 amounts in this column represent an annual cash incentive bonus for 2018 under the Company’s Annual Incentive Plan.

(5)

There were no above-market or preferential earnings with respect to any deferred compensation balances.

(6)

The following table shows the components of this column for the Named Executive Officers for 2018, calculated at the aggregate incremental cost to the Company:

Name	Retirement Plan Contributions	Insurance Premiums(A)	Dividends on Restricted Stock	Other		Total
R. Scott Rowe	$ 12,375	$ 27,341	$ —	$ 114,038	(B)	$ 153,754
Lee S. Eckert	12,375	21,926	—	1,650	(C)	35,951
David J. Wilson	12,375	20,316	—	128,112	(D)	160,802
Keith E. Gillespie	12,375	22,784	5,700	4,117	(E)	44,976
Elizabeth L. Burger	12,375	16,055	—	36,941	(F)	65,371

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(A)

Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.

(B)

Includes $3,595 attributable to an annual physical exam, $12,631 attributable to personal commuting expenses during relocation period and $97,812 attributable to relocation expenses ($10,000 for a relocation allowance, $53,258 for relocation expenses, and $34,554 for tax gross-up costs related to the relocation expenses).

(C)

Includes $1,650 attributable to an annual physical exam.

(D)

Includes $11,392 attributable to an annual physical exam and $116,720 attributable to relocation expenses ($10,000 for a relocation allowance, $66,286 for relocation expenses, and $40,434 for tax gross-up costs related to the relocation expenses).

(E)

Includes $4,117 attributable to an annual physical exam.

(F)

Includes $8,099 attributable to personal commuting expenses during relocation period and $28,842 attributable to relocation expenses ($20,000 for a relocation allowance, $5,549 for relocation expenses, and $3,293 for tax gross-up costs related to the relocation expenses).

(7)

Calculated using a price per share of $41.20, the closing market price of the Company’s common stock as reported by the NYSE on March 1, 2018, the date of the grant. Includes 65,990 shares ($2,718,788) of restricted stock units and 65,990 contingent performance units ($3,225,261), which represents the target award. The contingent performance units include 32,995 shares with a TSR metric and fair value of $56.55 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 131,980 shares, or $6,450,523 at the date of grant.

(8)

Calculated using a price per share of $42.35, the closing market price of the Company’s common stock as reported by the NYSE on February 28, 2018, the date of the grant. Includes 18,000 shares ($762,300) of restricted stock units and 18,000 contingent performance units ($904,326), which represents the target award. The contingent performance units include 9,000 shares with a TSR metric and fair value of $58.1307 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 36,000 shares, or $1,808,653 at the date of grant.

(9)

Calculated using a price per share of $42.35 and $39.61, the closing market prices of the Company’s common stock as reported by the NYSE on February 28, 2018 and December 18, 2018, respectively, the date of the grants. Includes 8,400 shares ($355,740) of restricted stock units and 16,990 contingent performance units ($762,269), which represents the target award; 8,590 shares of the contingent performance units were one-time performance grants. The contingent performance units include 4,200 shares with a TSR metric and fair value of $58.1307 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 33,980 shares, or $1,524,538 at the date of grant.

(10)

Calculated using a price per share of $42.35, the closing market price of the Company’s common stock as reported by the NYSE on February 28, 2018, the date of the grant. Includes 11,640 shares ($492,954) of restricted stock units and 11,640 contingent performance units ($584,798), which represents the target award. The contingent performance units include 5,820 shares with a TSR metric and fair value of $58.1307 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 23,280 shares, or $1,169,595 at the date of grant.

(11)

Includes a $100,000 one-time executive transition bonus.

(12)

Calculated using a price per share of $45.96, the closing market price of the Company’s common stock as reported by the NYSE on April 16, 2018, the date of the grant. Includes 10,400 shares ($477,984) of restricted stock units and 8,400 contingent performance units ($457,988), which represents the target award; 2,000 shares of the restricted stock units were one-time sign-on grants. The contingent performance units include 4,200 shares with a TSR metric and fair value of $63.0847 calculated using the Monte Carlo simulation. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 16,800 shares, or $915,975 at the date of grant.

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2018 Grants of Plan-Based Awards

The following table sets forth certain information with respect to 2018 plan-based awards granted to the Named Executive Officers for the year ended December 31, 2018.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Scott Rowe	3/1/2018	(3)	679,800	1,359,600	2,719,200	—	—	—	—		—
	3/1/2018		—	—	—	16,498	32,995	65,990	—		1,865,867	(4)
	3/1/2018		—	—	—	16,498	32,995	65,990			1,359,394	(4)
	3/1/2018		—	—	—	—	—	—	65,990	(5)	2,718,788
Lee S. Eckert	2/28/2018	(3)	212,438	424,875	849,750	—	—	—	—		—
	2/28/2018		—	—	—	4,500	9,000	18,000	—		523,176	(4)
	2/28/2018		—	—	—	4,500	9,000	18,000	—		381,150	(4)
	2/28/2018		—	—	—	—	—	—	18,000	(5)	762,300
David J. Wilson	2/28/2018	(3)	149,906	299,813	599,625	—	—	—	—		—
	2/28/2018		—	—	—	2,100	4,200	8,400	—		244,149	(4)
	2/28/2018		—	—	—	2,100	4,200	8,400	—		177,870	(4)
	12/18/2018		—	—	—	4,295	8,590	17,180	—		340,250	(4)
	2/28/2018		—	—	—	—	—	—	8,400	(5)	355,740
Keith E. Gillespie	2/28/2018	(3)	157,625	315,250	630,500	—	—	—	—		—
	2/28/2018		—	—	—	2,910	5,820	11,640	—		338,321	(4)
	2/28/2018		—	—	—	2,910	5,820	11,640	—		246,477	(4)
	2/28/2018		—	—	—	—	—	—	11,640	(5)	492,954
Elizabeth L. Burger	4/16/2018	(3)	151,125	302,250	604,500	—	—	—	—
	4/16/2018		—	—	—	2,100	4,200	8,400	—		264,956	(4)
	4/16/2018		—	—	—	2,100	4,200	8,400	—		193,032	(4)
	4/16/2018		—	—	—	—	—	—	8,400	(5)	386,064
	4/16/2018		—	—	—	—	—	—	2,000	(6)	91,920
(1)

The number of shares listed represents long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program. The performance criteria for these awards is based on: 1) three-year average ROIC improvement goals which closely correlate to the compounded annual share price growth rate of the S&P Industrial Machinery Index over a 10-year period and 2) relative TSR compared to that of the PPG for the period ending December 31, 2020 as described in further detail under“—Elements of the Executive Compensation Program—Long-Term Incentives—Contingent Performance Share Awards” above.

(2)

These amounts represent the fair value, as determined under FASB ASC Topic 718, of the stock awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(3)

Under the Annual Incentive Plan, the primary performance measures are internally defined metrics based on operating income, sales and primary working capital. Actual amounts payable under the Annual Incentive Plan, if payable, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the Named Executive Officers based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target and can be further increased or decreased based on individual performance. These amounts represent amounts payable if the Named Executive Officer is employed for the full calendar year. Any Named Executive Officers who were not employed for the full calendar year were eligible for a pro-rated amount based on their time of employment. Actual payout for 2018 was 92% of the target amount for all Named Executive Officers other than Mr. Wilson and Mr. Gillespie. For Mr. Wilson the actual payout for 2018 was 93.9% of the target amount. For Mr. Gillespie the actual payout for 2018 was 128.8% of the target amount.

(4)

Represents the fair value on the date of grant, as described in footnote (2), of the “target” award for the contingent performance shares. During the performance period, as described in footnote (1), earned and unearned compensation expense is adjusted based on changes in the expected achievement of the performance targets. As of December 31, 2018, the Company estimated vesting of, and therefore expensed, this award at 100% of the “target” award based on expected achievement of performance targets.

(5)

The amounts shown reflect the numbers of shares of RSUs granted to each Named Executive Officer pursuant to the Flowserve Corporation Equity and Incentive Compensation Plan.

(6)

This amount represents RSUs granted to Ms. Burger as part of her sign-on compensation.

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Outstanding Equity Awards at Year-End 2018

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2018 with respect to the Named Executive Officers.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
R. Scott Rowe	114,943	(2)	48.63	5/4/2027	105,382	(3)	4,006,634	—		—
								57,750	(4)	4,391,330
								66,798	(5)	5,079,331
Lee S. Eckert	—		—	—	36,012	(6)	1,369,188	—		—
								18,220	(5)	1,385,482
David J. Wilson	—		—	—	28,927	(7)	1,099,807
								8,503	(5)	646,559
								8,590	(8)	653,184
Keith E. Gillespie					22,533	(9)	856,720	—		—
								12,048	(10)	916,115
								10,103	(4)	768,247
								11,783	(5)	895,944
Elizabeth L. Burger	—		—	—	10,481	(11)	398,502
								8,466	(5)	643,736
(1)

Calculated using a price per share of $38.02 the closing market price of the Company’s common stock as reported by the NYSE on December 31, 2018, the end of the Company’s last completed fiscal year. The restricted share unit and contingent performance share unit amounts include regularly declared dividends accrued on the “target” award, which will vest only to the same extent as the underlying award, if at all. Concerning all contingent performance awards, the amounts of units used in calculating the payout values assumes the maximum level of performance target achievement, which would result in the target unit amounts presented in the table vesting at 200%.

(2)

All stock options vest on April 1, 2020.

(3)

22,377 RSUs vested on March 1, 2019 and 19,292 RSUs vested on April 1, 2019. Mr. Rowe’s remaining RSUs vest as follows: 22,211 shares of RSUs on March 1, 2020; 19,292 shares of RSUs on April 1, 2020; and 22,210 shares of RSUs on March 1, 2021.

(4)

These shares represent long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for the 2017 plan are based on: 1) three-year average ROIC performance relative to the three-year average of WACC and compared to that of the PPG and 2) relative TSR compared to that of the PPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2018, the Company estimated vesting of, and therefore expensed, these awards at 100% of the target shares presented based on expected achievement of performance targets.

(5)

These shares represent long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for the 2018 plan are based on: 1) ROIC improvement goals which closely correlate to the compounded annual share price growth rate of the S&P Industrial Machinery Index over a 10-year period and 2) relative TSR compared to that of the PPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2018, the Company estimated vesting of, and therefore expensed, these awards at 100% of the target shares presented based on expected achievement of performance target.

(6)

6,104 RSUs vested on February 28, 2019. Mr. Eckert’s remaining RSUs vest as follows: 6,058 RSUs on February 28, 2020; 17,792 of RSUs will cliff vest on October 9, 2020 and 6,058 RSUs on February 28, 2021.

(7)

2,849 RSUs vested on February 28, 2019. Mr. Wilson’s remaining RSUs vest as follows: 2,827 shares on February 28, 2020; 20,424 of restricted stock units will cliff vest on September 11, 2020 and 2,827 shares on February 28, 2021.

(8)

These shares represent a two-year cliff equity incentive award in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The target performance for this award are is based on 2019 Flowserve Operating Income ("OI"), Flowserve Pump Division ("FPD") OI and FPD Revenue, weighted 50% for Flowserve OI and 25% each for each of FPD OI and FPD Revenue.

(9)

3,384 RSUs vested on February 1, 2019, 4,016 RSUs vested on February 3, 2019 and 3,947 RSUs vested on February 28, 2019. Mr. Gillespie’s remaining RSUs vest as follows: 3,351 RSUs on February 1, 2020; 3,918 RSUs on February 28, 2020: and 3,918 RSUs on February 28, 2021.

(10)

These shares represent target long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The target set for the 2016 plan is based on: 1) the Company’s average RONA performance compared to that of the PPG; and 2) bookings growth compared to overall GDP growth of countries that are members of the OECD for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. As of December 31, 2018, the Company estimated vesting of, and therefore expensed, these awards at 50% of the target shares presented based on expected achievement of performance targets.

(11)

2,836 RSUs vested on February 28, 2019 and 672 RSUs vested on April 16, 2019. Ms. Burger’s remaining RSUs vest as follows: 2,815 RSUs on February 28, 2020; 672 RSUs on April 16, 2020; 2,815 RSUs on February 28, 2021 and 671 RSUs on April 16, 2021.

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2018 Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock option exercises and restricted stock unit vesting during the fiscal year ended December 31, 2018 with respect to the Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
R. Scott Rowe	—	—	19,017	824,007
Lee S. Eckert	—	—	—	—
David J. Wilson	—	—	—	—
Keith E. Gillespie	—	—	22,295	981,482
Elizabeth L. Burger	—	—	—	—
(1) The number of shares reported includes shares that were surrendered during the fiscal year ended December 31, 2018 to pay for taxes upon the vesting of restricted stock units.

2018 Pension Benefits

The following table sets forth certain information as of December 31, 2018 with respect to potential payments under our pension plans for each Named Executive Officer. Please refer to “—Elements of the Executive Compensation Program—Flowserve Corporation Pension Plans” above for a narrative description of the material factors necessary to an understanding of our pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. Scott Rowe	Qualified — Cash Balance(1)	1.8	34,986	—
	Non-Qualified — SMRP	1.8	164,397	—
	Non-Qualified — SERP	1.8	131,313	—
Lee S. Eckert	Qualified — Cash Balance(1)	1.2	22,648	—
	Non-Qualified — SMRP	1.2	27,019	—
	Non-Qualified — SERP	1.2	37,671	—
David J. Wilson	Qualified — Cash Balance(1)	1.3	23,584	—
	Non-Qualified — SMRP	1.3	18,342	—
	Non-Qualified — SERP	1.3	32,844	—
Keith E. Gillespie	Qualified — Cash Balance(1)	3.7	71,887	—
	Non-Qualified — SMRP	3.7	74,178	—
	Non-Qualified — SERP	3.7	104,704	—
Elizabeth L. Burger	Qualified — Cash Balance(1)	0.7	17,089	—
	Non-Qualified — SMRP	0.7	4,490	—
	Non-Qualified — SERP	0.7	16,767	—
(1)

The Company sponsors cash balance designed pension plans for eligible employees. Each executive accumulates a notional amount derived from the plan provisions; each Named Executive Officer’s account balances as of December 31, 2018 are presented above. We believe that this is the best estimate of the present value of accumulated benefits.

Potential Payments upon Termination or Change In Control

On November 2, 2018, in connection with an annual review of the compensation plans and arrangements of the Company, the O&C Committee amended and restated the Prior CIC Plan by adopting the CIC Plan. In addition, the O&C Committee approved the amendment and restatement of the Company’s prior Amended and Restated Officer Severance Plan, as amended on February 14, 2017 (the “Prior Severance Plan”) by the adoption of the Officer Severance Plan. The information below describes certain compensation that would have been paid under existing plans and contractual arrangements to the Named Executive Officers in the event of a termination of such executive’s employment with the Company or change in control of the Company, assuming such events occurred on December 31, 2018. Amounts shown thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination or a change-in-control (based upon the executive’s compensation and service levels as of such date and the closing price of the Company’s common stock on December 31, 2018 of $38.02). The actual amounts to be paid out can only be determined at the time of a change-in-control or

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such executive’s termination of employment with the Company. Upon any termination of employment, each of the Named Executive Officers would also be entitled to the vested amounts and contributions shown in the “2018 Pension Benefits” table above.

In addition to the amounts shown in the “2018 Pension Benefits” table above, each of the Named Executive Officers are entitled to payments and benefits under the Company’s Officer Severance Plan and the CIC Plan in the event of a termination of such executive’s employment with the Company or change in control of the Company. In addition, the Company sponsors several non-qualified pension plans and equity and non-equity incentive compensation plans that provide the Named Executive Officers with additional compensation in connection with a change in control or termination of employment under certain circumstances. The following is a description of the compensation payable to the Named Executive Officers in connection with a termination of employment and/or change in control under these arrangements and a table summarizing the estimated payouts assuming that a termination of employment and/ or change in control occurred on December 31, 2018.

Flowserve Corporation Executive Officer Severance Plan

All of the Named Executive Officers currently participate in the Company’s Officer Severance Plan, as described under “—Elements of the Executive Compensation Program” above. Under the Officer Severance Plan, the Company’s officers are provided the following benefits for a termination of employment as a result of a reduction in force or if the executive is terminated without cause: (i) two years of the officer’s current base salary, paid on a bi-weekly basis in accordance with the Company’s regular salary payments and (ii) a lump sum payment, payable at the time annual incentive awards are paid to officers still employed by the Company, substantially equivalent to the AIP payment, at target, the officer would have otherwise received under the Company’s AIP (provided that the Company actually satisfies the threshold performance results for the performance period) if the officer had been employed at the end of the applicable performance period and was otherwise eligible for a payment under the AIP. To the extent an affected officer has outstanding contingent performance shares or time-vested restricted stock units, the officer would also be eligible to receive (i) a pro-rated amount of the performance shares or units, if any, that have a performance cycle that would end in the year that contains the termination date, and (ii) a cash payment in lieu of any time vested restricted stock units that would otherwise vest within 90 calendar days following the termination date.

In addition, in order to receive such payments, the executive must execute a release and covenant not to sue and must continue to comply with any non-competition or non-solicitation agreements in effect with the Company following his or her termination of employment. No benefits are payable under the Officer Severance Plan to any officer who receives benefits under the CIC Plan. The Officer Severance Plan does not provide for any additional payments or benefits upon a termination of employment by the Company for cause, upon the executive’s resignation for any reason (including “good reason” or “constructive termination”) or upon the executive’s death or disability.

For purposes of the Officer Severance Plan, the term “cause” generally means the covered executive’s (i) willful and continued failure to perform basic job duties after written demand for substantial performance is delivered to the executive by the Board, which specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (ii) willful engagement in conduct materially and demonstrably injurious to the Company, monetarily or otherwise.

In addition, to protect the Company’s competitive position, each executive is required to sign an agreement with the Company that requires the executive to forfeit the proceeds from some or all of the executive’s long-term incentive awards if the executive engages in conduct that is detrimental to the Company. Detrimental conduct includes working for certain competitors, soliciting customers or employees after employment ends and disclosure of confidential information in a manner that may result in competitive harm to the Company.

Flowserve Corporation Change-in-Control Severance Plan

All of the Named Executive Officers currently participate in the Company’s CIC Plan, as described under “—Elements of the Executive Compensation Program” above. Benefits under the CIC Plan are triggered if, within two years following a change-in-control of the Company (as defined in the CIC Plan and discussed below), (i) the employment of the Named Executive Officer is terminated involuntarily other than for cause, death or disability, or (ii) for reasons constituting a “constructive termination.” In addition, benefits are triggered when a Named Executive Officer is terminated within the 90-day period immediately prior to a change-in-control if such termination (i) occurs after the initiation of discussions leading to such change-in-control and (ii) can be demonstrated to have occurred at the request or initiation of parties to such change-in-control.

The severance benefits provided upon a termination of employment covered under the CIC Plan include:

•

A target bonus or target annual incentive award in effect at the time of termination (or if higher, at the time of the change-in-control), pro-rated based on the number of days the Named Executive Officer was employed during the performance period.

•

A lump sum cash payment equal to, as applicable, (i) three times the sum of the CEO’s then-current annual base salary and target bonus or other annual incentive award; (ii) two and half times an executive vice president’s then-current annual base salary and target bonus or other annual incentive award; and (iii) two times a president's or senior vice president’s then-current annual base salary and target bonus or other annual incentive award; provided that if a change in control occurs prior to November 2, 2019, any executive who was a participant in the CIC Plan prior to November 2, 2018 shall receive a lump sum payment equal to the higher of the benefit calculated under the CIC Plan or the Prior CIC Plan. For purposes of this calculation, the base salary is the highest of: (i) the highest-annualized monthly base salary during the twelve months preceding the termination; (ii) the base salary in effect on the date of termination; and (iii) the base salary in effect on the date of the change-in-control. For purposes of this calculation, the target bonus or annual incentive award is the higher of the target bonus or annual incentive award in effect on (i) the date of termination or (ii) the date of the change-in-control.

•

Payment of awards granted under the long-term incentive program and any other stock option or other stock-based long-term incentive

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award that have been earned and not yet paid, pursuant to the terms of the applicable plan.

•

Full vesting at target of each cash or stock-based long-term incentive award or grant. Named Executive Officers have 90 days following the date of employment termination to exercise vested stock options.

•

Continuation of participation in the life insurance, medical, health and accident benefit plans for a period following the date of termination equal to the severance multiplier used to calculate the lump sum payment, multiplied by 12 months.

•

Calculation of benefits under the Company’s defined benefit pension plan including supplemental retirement plan benefits.

•

A “best-after-tax” cutback payment that would modify the payments to the greatest, net after-tax amount of (i) the amounts payable to the covered executive due to the change in control or (ii) one dollar less than the amounts payable to the covered executive due to the change in control that would subject the covered executive to an excise tax.

For purposes of the CIC Plan, “change in control” generally means the occurrence of any of the following events:

•

any person acquires more than 30% of the Company’s total voting power represented by the Company’s then outstanding voting securities other than in specific circumstances;

•

a majority of the members of the Board are replaced in any 12-month period other than in specific circumstances;

•

the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which (i) the holders of the Company’s outstanding shares of common stock and outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or parent thereof) immediately after such merger or consolidation, and (ii) the elected members of the Board immediately prior to such merger or consolidation constitute at least half of the board of directors of the surviving entity (or parent thereof) immediately after such merger or consolidation; or

•

any person acquires more than 50% of the total gross fair market value of the assets of the Company other than in specific circumstances.

For purposes of the CIC Plan, the term “cause” generally means: (i) the willful and continued failure by a covered executive to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the covered executive by the Board that specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (ii) the willful engagement by the covered executive in conduct materially and demonstrably injurious to the Company, monetarily or otherwise.

For purposes of the CIC Plan, the term “constructive termination” generally means the occurrence of any one of the following events within two years after the effective date of a change in control without the express written consent of the covered executive:

•

a material reduction in the authority, duties or responsibilities held by the covered executive immediately prior to the change in control;

•

a material reduction by the Company of the covered executive’s base salary;

•

the relocation (without the covered executive’s consent) of the covered executive’s principal place of employment by more than 35 miles from its location immediately prior to a change-in-control; or

•

any other material failure of the Company to honor all the terms and provisions of the CIC Plan or any agreement with the covered executive.

A “constructive termination” shall only occur if the covered executive provides notice to the Company of the occurrence of an event that constitutes “constructive termination” within 30 days of the initial occurrence of such event, the Company fails to cure such event within the first 30 days following the receipt of such notice, and the covered executive terminates his employment in the first 30 days following the end of the Company’s opportunity to cure.

Participation in the CIC Plan is contingent upon the covered executive executing a confidentiality and non-competition agreement and release in favor of the Company at the time the executive is notified that he or she has been chosen to participate in the CIC Plan.

The Company’s supplemental pension and incentive plans for senior management contain provisions that serve to implement the provisions of the CIC Plan. Our Qualified Plan also confers competitive post-employment benefits to the executives upon a change-in-control.

The principle difference between the Prior CIC Plan and the CIC Plan is that the severance multiplier has been reduced to two for senior vice presidents and to one and half for vice presidents of the Company, provided that if a change in control occurs prior to November 2, 2019, any executive who was a participant in the Prior CIC Plan on November 2, 2018 shall be entitled to a severance benefit calculated using the higher of the severance multiplier the executive would have received under the Prior CIC Plan or the CIC Plan.

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Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the Named Executive Officers who were employed as of December 31, 2018, assuming the executive’s employment had terminated on December 31, 2018.

For the events of termination involving a change-in-control, we assumed that the change-in-control also occurred on December 31, 2018. In addition to the payments set forth in the following tables, the Named Executive Officers may receive certain payments upon their termination or a change-in-control pursuant to our Deferral Plan, Qualified Plan, SERP and SMRP. Previously vested amounts and contributions made to such plans by each Named Executive Officer are disclosed in the “2018 Pension Benefits” table.

Triggering Event	Compensation Component	Payout($)
		R. Scott Rowe		Lee S. Eckert	David J. Wilson		Keith E. Gillespie	Elizabeth L. Burger
Death	Life insurance benefit (1.5x base salary capped at $1.5M; third party payment)	1,500,000		849,750	691,875		727,500	697,500
	Immediate vesting of outstanding equity awards(1)(2)	10,741,949		1,385,466	646,525		2,146,853	643,745
	Total	12,241,949		2,235,216	1,338,400		2,874,353	1,341,245
Disability	Short-term and long-term disability benefit to age 65 (third party payment)	4,568,025		3,226,870	3,778,258		3,011,866	4,221,318
	Immediate vesting of outstanding equity awards(1)(2)	10,741,949		1,385,466	646,525		2,146,853	643,745
	Total	15,309,974		4,612,335	4,424,783		5,158,718	4,865,063
Retirement	Vesting of contingent performance shares	—		—	—		—	—
	Total	—		—	—		—	—
Termination Without Cause by the Company Not in Connection with Change-in-Control	Termination payment (2x base salary)	2,266,000		1,133,000	922,500		970,000	930,000
	Target annual incentive award	1,359,600		424,875	299,813		315,250	302,250
	Vesting of outstanding equity	5,662,624	(3)	—	760,400	(4)	—	—
	Cash payment in lieu of vesting of RSU	846,555		230,914	107,760		888,105	107,289
	Total	10,134,779		1,788,789	2,090,472		2,173,355	1,339,539
Change-in-Control – Termination Without Cause by the Company or Constructive Termination	Termination payment (base salary times applicable multiplier)	3,399,000		1,699,500	922,500		1,455,000	1,395,000
	Termination payment (target annual incentive award times applicable multiplier)	4,078,800		1,274,625	599,625		945,750	906,750
	Immediate vesting of outstanding equity awards(1)	10,741,949		2,061,912	1,749,645		2,146,853	720,380
	Supplemental pension benefit	1,070,117		410,397	204,179		349,359	310,409
	Health & welfare benefit	82,024		65,777	40,631		68,352	65,900
	Excise tax and gross-up payment	—		—	—		—	—
	Total	19,371,890		5,512,211	3,516,579		4,965,314	3,398,439
(1)

For restricted stock units and contingent performance units, these amounts are calculated assuming that the market price per share of the Company’s common stock on the date of event was equal to the closing price of the Company’s common stock on December 31, 2018 ($38.02). For Mr. Rowe’s sign-on stock options, these amounts are calculated using the Black Scholes model and a price per share of $48.63, the closing market price of the Company’s common stock as reported by the NYSE on May 4, 2017, the date of the grant, which delivers a fair value of $17.40.

(2)

Only applies to equity awards issued under the Long-term Incentive Plan except for sign-on stock options for Scott Rowe.

(3)

Pursuant to Mr. Rowe’s employment offer letter with the Company.

(4)

Pursuant to Mr. Wilson’s employment offer letter with the Company.

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CEO Pay Ratio for Fiscal Year 2018

Pay Ratio

Our CEO to median employee pay ratio has been calculated in accordance with the recently adopted rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Mr. Rowe had 2018 total compensation of $8,702,469, as reflected in the “Summary Compensation Table” in this proxy statement. Our median employee’s annual total compensation for 2018 was $81,830, calculated using the same methodology as used in the calculation of the compensation of the Named Executive Officers under the “Summary Compensation Table.” As a result, the annual total compensation for our CEO in 2018 was approximately 106 times that of our median employee’s annual total compensation.

Identification of Median Employee

We identified the median employee by examining the 2017 total target cash compensation for all employees who were employed by the Company or its consolidated subsidiaries on October 2, 2017, excluding our CEO. For purposes of calculating the 2018 pay ratio, the Company determined that there had been no change in its workforce composition or compensation arrangements that would significantly impact the pay ratio disclosure since the Company determined its median employee in 2017. Accordingly, the Company utilized the same median employee for purposes of calculating its 2018 pay ratio.

Total target cash compensation was calculated by totaling an employee’s annual base salary and target incentive compensation. We did not make any assumptions, adjustments, or estimates with respect to total target cash compensation. We used total target cash compensation and excluded annual equity awards for our calculations because we do not widely distribute annual equity awards to employees.

Annual Total Compensation

After identifying the median employee based on total target cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” in this proxy statement.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL TWO:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At each Annual Meeting, the Board provides shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers, pursuant to Schedule 14A of the Securities Exchange Act. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the O&C Committee or Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it overrule any decisions the Board has made. Nonetheless, the O&C Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of attracting and retaining key leaders, rewarding current performance, driving future performance and aligning the long-term interests of our executives with those of our shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, including the “Executive Summary”. In the CD&A, we have provided shareholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

We believe shareholders should consider the following financial performance data and compensation design elements when voting on this proposal:

Financial Performance Data

•

Concerning our 2018 performance: bookings were $4.0 billion, up 5.7% compared to 2017; revenue was $3.8 billion, up 4.7% compared to 2017; earnings per share was $0.91, up from $.02 in 2017; backlog was $1.9 billion at December 31, 2018, up 5.3% compared to 2018 beginning backlog.

•

Concerning our annual incentive plan, the bookings performance metric was 104% of plan, the revenue performance metric was 101% of plan, the operating income performance metric was 102% of plan, the primary working capital as a percentage of sales performance metric was 90% of plan, and the customer on-time delivery metric was 96% of plan and, when combined, resulted in an annual incentive award percentage payout of 92% of target for Named Executive Officers other than David Wilson and Keith Gillespie, who had additional metrics related to their specific job functions which resulted in payouts of 93.9% and 128.8%, respectively.

•

The Company’s average RONA for the 2016-2018 performance period was 7.9%, which represented approximately 70.5% of the three-year median average RONA of the PPG and the Company’s bookings in 2018 was $4 billion, which was 85.4% of the target average GDP growth.

Compensation Design Elements

•

On average, the Named Executive Officers had 71.7% (or 85.8% in the case of the CEO) of their pay “at risk,” or dependent upon Company and stock price performance, as well as individual performance.

•

Maximum payout levels for the annual cash incentive award are capped at 200% of target, with formulaic positive or negative adjustment for individual performance, and the contingent performance share award payouts are capped at 200% of target, which avoids excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.

•

The annual cash incentive award and the contingent performance share award have threshold payout levels, ensuring that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved.

•

Our officers are subject to equity ownership guidelines, which further encourage a long-term focus on sustainable performance and align our officers’ interests with those of our shareholders.

•

Our officers are prohibited from engaging in transactions designed to pledge or hedge against the value of the Company’s stock.

•

The Company maintains a Recoupment of Incentive Compensation Policy allowing for the “clawback” of incentive compensation, including AIP and LTIP compensation, in the event of a financial restatement or misconduct.

The Board believes that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the Flowserve Corporation shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the section of this Proxy Statement entitled ‘Executive Compensation’.”

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Required Vote and Recommendation

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have no effect on the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise on the proxy.

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the approval of this advisory vote on Executive Compensation.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the CG&N Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the CG&N Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the CG&N Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full CG&N Committee for its review in connection with each regularly scheduled CG&N Committee meeting.

The CG&N Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and the Company’s director independence standards; and

•

charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The CG&N Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in 2018.

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SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

The following table sets forth as of March 21, 2019 ownership of Company common stock by members of the Board, each exeuctive officer individually and all members of the Board and all executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and nature of beneficial ownership(1)		Percent of class
Elizabeth L. Burger	2,750	(2)	*
Ruby R. Chandy	7,943	(3)	*
Leif E. Darner	12,258		*
Gayla J. Delly	45,981	(4)	*
Lee S. Eckert	4,575		*
Roger L. Fix	55,568	(5)	*
John R. Friedery	48,593	(6)	*
John L. Garrison	669	(4)	*
Keith E. Gillespie	39,563	(7)	*
Joe E. Harlan	38,245	(4)	*
John R. Lenander	22,413	(8)	*
Michael C. McMurray	—		*
Rick J. Mills	59,337	(4)	*
Lanesha T. Minnix	—		*
David E. Roberts	29,686	(4)	*
R. Scott Rowe	70,595	(9)	*
David J. Wilson	2,092		*
Kirk R. Wilson	35,087	(10)	*
All members of the Board and executive officers as a group (18 individuals)	475,355	(11)	*
*

Less than 1%.

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of and under the voting and investment power of a spouse of an executive officer or director have been excluded. For each person or group, also includes any securities that person or group has the right to acquire within 60 days pursuant to stock options under certain Company stock option and incentive plans.

(2)

Includes 667 shares of common stock that Ms. Burger has the right to acquire within 60 days pursuant to restricted stock units.

(3)

Includes 5,369 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Ms. Chandy does not possess any voting or investment power over these deferred shares.

(4)

Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. The holder does not possess any voting or investment power over these deferred shares.

(5)

Includes 43,456 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Fix does not possess any voting or investment power over these deferred shares.

(6)

Includes 43,125 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Friedery does not possess any voting or investment power over these deferred shares.

(7)

Includes 1,248 shares of common stock that Mr. Gillespie has the right to acquire within 60 days pursuant to contingent performance share units.

(8)

Includes 283 shares of common stock that Mr. Lenander has the right to acquire within 60 days pursuant to contingent performance share units.

(9)

Includes 19,017 shares of common stock that Mr. Rowe has the right to acquire within 60 days pursuant to restricted stock units.

(10)

Includes 772 shares of common stock that Mr. Wilson has the right to acquire within 60 days pursuant to contingent performance share units.

(11)

Includes 21,987 shares of common stock that members of this group have the right to acquire within 60 days pursuant to restricted stock units or contingent performance share units under certain Company stock incentive plans. Also includes 265,868 compensational shares that have been deferred under various Company plans for which no member of the group possesses voting power.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders reported to the SEC that they beneficially own more than 5% of the Company’s common stock. The information is presented as of March 14, 2019 and is based on stock ownership reports on Schedule 13G filed with the SEC and subsequently provided to us. We know of no other shareholder holding 5% or more of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership(1)		Percent of class
EdgePoint Investment Group Inc. 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X9, Canada	15,818,460	(2)	12.1%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	14,057,048	(3)	10.7%
Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	13,492,395	(4)	10.3%
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	12,640,271	(5)	9.7%
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	8,529,554	(6)	6.5%
FMR LLC 245 Summer Street Boston, MA 02210	7,255,564	(7)	5.5%
(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)

Based on a Schedule 13G/A filed with the SEC on February 13, 2019. The filing indicates sole voting power for 0 shares, shared voting power for 15,818,460 shares, sole dispositive power for 0 shares and shared dispositive power for 15,818,460 shares.

(3)

Based on a Schedule 13G/A filed with the SEC on February 11, 2019. The filing indicates sole voting power for 152,222 shares, shared voting power for 28,916 shares, sole dispositive power for 13,879,801 shares and shared dispositive power for 177,247 shares.

(4)

Based on a Schedule 13G/A filed with the SEC on February 5, 2019. The filing indicates sole voting power for 13,485,160 shares, shared voting power for 0 shares, sole dispositive power for 13,492,395 shares and shared dispositive power for 0 shares.

(5)

Based on a Schedule 13G/A filed with the SEC on February 11, 2019. The filing indicates sole voting power for 11,997,149 shares, shared voting power for 0 shares, sole dispositive power for 12,640,271 shares and shared dispositive power for 0 shares.

(6)

Based on a Schedule 13G/A filed with the SEC on February 4, 2019. The filing indicates sole voting power for 7,392,055 shares, shared voting power for 0 shares, sole dispositive power for 8,529,554 shares and shared dispositive power for 0 shares.

(7)

Based on a Schedule 13G/A filed with the SEC on February 13, 2019. The filing indicates sole voting power for 1,032,444 shares, shared voting power for 0 shares, sole dispositive power for 7,255,564 shares and shared dispositive power for 0 shares.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information about our common stock that may be issued upon the exercise of options granted under the Flowserve Corporation Equity and Incentive Compensation Plan (the “2010 Plan”).

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(2)
Equity compensation plans approved by securities holders	114,943	48.63	2,089,079
Equity compensation plans not approved by securities holders	—	—	—
TOTAL	—	—	—
(1)

These amounts represent the weighted average exercise price for the total number of outstanding options.

(2)

The shares of common stock reflected in this column include shares available for issuance under the 2010 Plan. This column does not reflect shares that were the subject of outstanding awards under the 2010 Plan at December 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of reports furnished to the Company and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than ten-percent beneficial owners properly and timely complied with their Section 16(a) filing requirements during the fiscal year ended December 31, 2018.

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PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

The Audit Committee has approved PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2019.

We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although shareholder ratification is not required by our By-laws or otherwise, the Board is submitting this proposal for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Required Vote and Recommendation

The proposal to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm for 2019 requires the affirmative vote of at least a majority of the votes cast in favor of or against this proposal. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have no effect on the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of PwC unless you instruct otherwise on the proxy or unless you withhold authority to vote.

The Board recommends that you vote “FOR” the ratification of appointment of Pricewaterhousecoopers LLP to serve as our independent registered public accounting firm for 2019.

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PROPOSAL FOUR:

APPROVAL OF THE FLOWSERVE CORPORATION 2020 LONG-TERM INCENTIVE PLAN

Proposed Plan

We are asking shareholders to approve the Flowserve Corporation 2020 Long-Term Incentive Plan (the “2020 Plan”). The Board of Directors of the Company (the “Board”) adopted the 2020 Plan to be effective as of January 1, 2020 (the “Effective Date”), subject to shareholder approval. The 2020 Plan is intended to replace the Flowserve Corporation Equity and Incentive Compensation Plan (the “Prior Plan”). If the 2020 Plan is approved by our shareholders, the Prior Plan will terminate on December 31, 2019 but will continue to apply to awards granted under the Prior Plan before such date. No further awards will be made under the Prior Plan after December 31, 2019 provided the 2020 Plan is approved by shareholders, and further provided that the terms of the Prior Plan will continue to apply to awards previously granted under the Prior Plan. It is the judgment of the Board that the 2020 Plan is in the best interest of the Company and its shareholders.

Introduction

Reasons for the Proposal

The Board and the O&C Committee believe that to enhance long-term shareholder value, the Company needs to maintain competitive employee compensation, incentive, and retention programs. Providing employees and other key contributors an equity stake in the Company’s success is a vital component of these programs. The purpose of the 2020 Plan is to attract and retain the services of key employees and outside directors of the Company and its subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options (“ISOs”), nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, bonus stock, restricted stock units (“RSUs”), performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will increase the interest of such persons in the Company’s welfare, furnish an incentive to such persons to continue their services for the Company or its subsidiaries and provide a means through which the Company may attract able persons as employees and outside directors. In furtherance of the above, since the Prior Plan was adopted, we have made multiple leadership appointments and promotions to advance our strategy. We made equity grants from the Prior Plan in connection with each of these new hires and promotions. We believe these new hires and promotions are key to the development and strengthening of the management team with the experience and talent necessary to further implement our transformation.

The Board and O&C Committee further believe that the number of shares of common stock currently available under the Prior Plan is insufficient to meet the Company’s current and future equity compensation needs. Shareholder approval of the 2020 Plan is intended to ensure that the Company has sufficient shares available to attract and retain key employees and outside directors and to further the Company’s growth and development. For a discussion of awards under the Prior Plan as components of the Company’s executive compensation program, please refer to the “Compensation Discussion and Analysis” section.

Key Features of the 2020 Plan

We believe that the 2020 Plan reflects a broad range of compensation and governance best practices, with some of the key features as follows:

•

No Liberal Share Recycling on Stock Options or SARs. The 2020 Plan is not subject to liberal share “recycling” provisions on stock options or SARs, meaning (among other things) that shares used to pay the purchase price of stock options, and shares tendered or withheld to satisfy tax withholding obligations with respect to stock options or SARs, do not again become available for grant.

•

Minimum Vesting Requirements. No equity-based award granted under the 2020 Plan may vest (even on a pro rata basis) prior to the first anniversary of the applicable grant date, subject to limited exceptions.

•

Outside Director Grant Limit. No outside director in any calendar year may be granted awards denominated in shares which, when combined with all cash retainers and other fees paid for the same year, have an aggregate value in excess of $600,000.

•

No Repricing or Replacement of Options or SARs. Without shareholder approval, options and SARs granted under the 2020 Plan may not be repriced to reduce the exercise price or base price for the shares under the award or replaced if the exercise price or base price exceeds the fair market value of the shares under the award. Cash buyouts of underwater awards are not permitted.

•

No In-the-Money Option or SAR Grants. The 2020 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•

No “Evergreen” Provision. The total number of shares of common stock that may be issued under the 2020 Plan is limited to the share reserve that is subject to shareholder approval. That is, the 2020 Plan does not include an automatic share replenishment provision (also known as an “evergreen” provision).

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•

No Gross-Ups. The 2020 Plan does not provide for excise tax gross-ups.

•

No Single-Trigger Accelerated Vesting. Under the 2020 Plan, there is no automatic single-trigger accelerated vesting in connection with a change in control where the awards are continued or the acquirer assumes the awards or grants substitute awards.

Historical Burn Rate; Potential Economic Dilution Analysis

We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our shareholders. As part of our analysis when considering the number of shares to be reserved under the 2020 Plan, we considered the Prior Plan’s average annual equity grant rate, or “burn rate,” calculated as the number of shares subject to equity awards granted under the Prior Plan, divided by the weighted average number of shares outstanding for that period. Our average burn rate for the three years ending December 31, 2018 was 0.61%. The total potential dilution resulting from issuing all shares authorized under our equity plans as of March 1, 2019 would be approximately 10.8%. We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. Although the use of equity awards is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards.

Fiscal Year	Stock Options Granted	PSUs Granted(1)	RSUs Granted	Total Granted(2)	Weighted Average Common Shares Outstanding	Burn Rate
2018	—	242,949	689,443	932,392	130,823,000	0.71%
2017	114,943	274,566	418,253	807,762	130,703,000	0.62%
2016	—	178,152	455,867	634,019	130,432,000	0.49%
3-Year Average	38,314	231,889	521,188	791,391	130,652,667	0.61%
(1) The number of PSUs earned in 2016, 2017, and 2018 were 447,452; 225,166; and 20,250, respectively. (2) Total Granted = Options + Value Shares

Outstanding Shares as of March 1, 2019:

	Outstanding Stock Options(1)	Outstanding Full-Value Awards	Shares Remaining Available for Future Grant
Shares Available Under Prior Plan as of 3/1/2019	114,993	1,944,634	1,368,632
Shares Remaining Available for Future Grant Upon Approval of the 2020 Plan	—	—	12,500,000
(1) As of 3/1/19, the 114,943 stock options outstanding had a weighted average exercise price of $48.63 and a weighted average life of 8.18 years.

Expected Duration

We expect that the shares available under the 2020 Plan for future awards, if the 2020 Plan is approved by our shareholders, will be sufficient for currently-anticipated awards for the next six years. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the Prior Plan reserve upon awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; factors involved in acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Description of the 2020 Plan

The following is a brief description of the 2020 Plan. A copy of the 2020 Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the 2020 Plan.

Effective Date and Expiration

The 2020 Plan was adopted by the Board to be effective as of January 1, 2020, subject to and conditioned upon shareholder approval. Unless sooner terminated by action of the Board, the 2020 Plan will terminate and expire on the tenth anniversary of the Effective Date, but awards granted before that date will continue to be effective in accordance with their terms and conditions. The 2020 Plan replaces and supersedes the Prior Plan in its entirety. The Prior Plan will terminate on December 31, 2019 but will continue to apply to awards granted under the Prior Plan before such date. Awards may be granted under the 2020 Plan prior to the time of shareholder approval, provided that such awards are made subject to shareholder approval.

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Share Authorization

Subject to equitable adjustments as provided in the 2020 Plan, the maximum number of shares of common stock that may be delivered pursuant to awards granted under the 2020 Plan is the sum of (i) 12,500,000, plus (ii) any shares which, as of the Effective Date, are available for grant under the Prior Plan, plus (iii) any shares which, as of the Effective Date, are subject to outstanding awards under the Prior Plan that again become available for grant under the 2020 Plan as further described below, of which one hundred percent of such aggregate total number of shares may be delivered pursuant to ISOs qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”). Any shares that are subject to options or SARs will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or SARs will be counted against this limit as 3.06 shares for every one share granted. As stated earlier, after the Effective Date of the 2020 Plan, no awards may be granted under the Prior Plan.

Shares to be issued may be made available from authorized but unissued shares of common stock, shares of common stock held by the Company in its treasury, or shares of common stock purchased by the Company on the open market or otherwise. During the term of the 2020 Plan, the Company will at all times reserve and keep available the number of shares of common stock that shall be sufficient to satisfy the requirements of the 2020 Plan. The 2020 Plan also provides that no more than 5% of the shares of common stock that may be issued pursuant to an award under the 2020 Plan may be designated as Exempt Shares. “Exempt Shares” are shares subject to awards that are granted with more favorable vesting provisions than the minimum vesting provisions otherwise required by the 2020 Plan (as described below).

Share Counting

To the extent that any award or any Prior Plan Award is forfeited, canceled, or settled in cash or expires in whole or in part, then the number of shares covered by the award or Prior Plan Award so forfeited, expired, canceled or settled in cash may again be awarded under the 2020 Plan. In the event that withholding tax liabilities arising from an award other than an option or SAR, or, after the Effective Date, an award other than an option or stock appreciation right under the Prior Plan are satisfied by the tendering or withholding of shares, the shares so tendered or withheld will be added to the shares available for awards under the 2020 Plan. However, the following shares will not be added to the shares authorized for grant: (i) shares tendered or withheld in payment of the purchase price of or to satisfy any tax withholding obligation with respect to options or SARs (or options or stock appreciation rights under the Prior Plan), (ii) shares subject to a SAR (or a stock appreciation right under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof, and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options (or options under the Prior Plan).

Any shares that again become available for awards under the 2020 Plan will be added as (i) one share for every one share subject to options or SARs granted under the 2020 Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 3.06 shares for every one share subject to awards other than options or SARs granted under the 2020 Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

Director Award Limits

No outside director may be granted any award in any calendar year, when taken together with all cash retainers and other fees paid for services for the same year, that exceed in the aggregate $600,000 (with equity awards computed as of the date of the grant in accordance with applicable financial accounting rules).

Individual Award Limits

Subject to certain equitable adjustments, the maximum number of shares of common stock that may be granted to an individual in any calendar year with respect to (i) options or SARs is 200,000 shares of common stock and (ii) other awards in the aggregate is 200,000 shares of common stock.

Administration

The 2020 Plan will be administered by the Board or such committee of the Board as is designated by the Board (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. If necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3. As of the Effective Date, the Board intends for the O&C Committee to administer the 2020 Plan.

The Committee will interpret the 2020 Plan and award agreements, prescribe, amend, and rescind any rules and regulations and sub-plans (including sub-plans for awards made to participants who are not residents in the United States), as necessary or appropriate for the administration of the 2020 Plan, establish performance goals for an award and certify the extent of their achievement, and make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the 2020 Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee may delegate certain duties to one or more officers of the Company as provided in the 2020 Plan.

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Eligibility

Employees (including any employee who is also a director or an officer) and outside directors of the Company or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company and its subsidiaries are eligible to participate in the 2020 Plan, provided that only employees of a corporation will be eligible to receive ISOs. As of December 31, 2018, the Company and its subsidiaries had approximately 17,000 employees employees and 10 outside directors. Upon Leif E. Darner’s retirement from the Board effective as of the Annual Meeting, the Company will have 9 outside directors. The Committee is empowered, in its sole discretion, to select the employees and directors who will participate in the 2020 Plan.

Financial Effect of Awards

The Company will receive no monetary consideration for the granting of awards under the 2020 Plan, unless otherwise provided when granting restricted stock or RSUs. The Company will receive no monetary consideration other than the option price for shares of common stock issued to participants upon the exercise of their stock options, and the Company will receive no monetary consideration upon the exercise of SARs.

Stock Options

The Committee may grant either ISOs qualifying under IRC Section 422 or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price must be at least 110% of the fair market value of a share of common stock on the date of grant. ISOs may not be granted to any employee if the grant would permit the aggregate fair market value of a share of common stock (on the date the ISO is granted) with respect to which ISOs are exercisable for the first time by such employee during any calendar year to exceed $100,000. The Committee will determine the terms of each stock option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years or, in the case of an ISO granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), five years. In addition, no dividends or dividend equivalent rights may be paid or granted with respect to any stock options or SARs granted under the 2020 Plan.

Recipients of stock options may pay the option exercise price by (a) cash or check, bank draft, or money order payable to the order of the Company; (b) common stock (including restricted stock) owned by the participant on the exercise date, valued at its fair market value on the exercise date; (c) delivery (including by facsimile or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of common stock purchased upon exercise of the stock option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price (except for executives subject to our prohibition on pledging as described in our Compensation Discussion and Analysis Section of this Proxy Statement.); and/or (d) any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights

The Committee is authorized to grant SARs as a stand-alone award, or freestanding SARs, or in conjunction with stock options granted under the 2020 Plan, or tandem SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price. The exercise price may be equal to or greater than the fair market value of a share of common stock on the date of grant. The Committee, in its sole discretion, may place a ceiling on the amount payable on the exercise of a SAR, but any such limitation shall be specified at the time the SAR is granted. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant, including, without limitation, the methods by or forms in which the value will be delivered to participants (whether made in shares of common stock, in cash or in a combination of both). The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Restricted Stock and RSUs

The Committee is authorized to grant restricted stock and RSUs. Restricted stock consists of shares of common stock that are transferred or sold by the Company to a participant but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant until the end of a restricted period as specified by the Committee. RSUs are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or RSUs will be made, the number of shares or units to be granted, the price and method of payment of the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to

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forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions; provided that, if the right to receive dividends is awarded, then (A) any dividends with respect to a restricted stock award shall be withheld by the Company for the participant’s account until such award is vested; and (B) such dividends so withheld by the Company and attributable to any particular share of restricted stock shall be distributed to such participant in cash or, at the discretion of the Committee, in shares of common stock having a fair market value equal to the amount of such dividends, if applicable, upon the vesting of such share and, if such share is forfeited, the participant shall will also forfeit the right to dividends attributable to such forfeited share. The value of the RSUs may be paid in shares of common stock, cash, or a combination of both, as determined by the Committee.

Bonus Stock

The Committee is authorized to grant common stock as a bonus in the form of restricted stock or as common stock without restrictions, provided that any bonus stock granted without restrictions shall be treated as Exempt Shares. Awards granted as bonus stock shall be subject to such other terms as shall be determined by the Committee.

Performance Awards

The Committee may grant performance awards payable in cash, shares of common stock, or a combination thereof at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum or minimum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2020 Plan, and to the extent an award is subject to IRC Section 409A, are in compliance with the applicable requirements of IRC Section 409A and any applicable regulations or guidance. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period. Subject to Committee discretion, a performance award will terminate for all purposes if the participant is not continuously employed by the Company at all times during the applicable performance period.

Other Awards

The Committee may grant other forms of awards payable in cash or shares of common stock if the Committee determines that another form of award is consistent with the purpose and restrictions of the 2020 Plan. The terms and conditions of such other form of award will be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights

The Committee may grant a dividend equivalent right either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right will be specified by the grant and, when granted as a component of another award, may have terms and conditions different from such other award; provided, however, that (i) any dividend equivalent rights with respect to such other award will be withheld by the Company for a participant’s account until such other award is vested, subject to such terms as determined by the Committee; and (ii) such dividend equivalent rights so withheld and attributable to another award will be distributed to such participant in cash or, at the discretion of the Committee, in shares of common stock having a fair market value equal to the amount of such dividend equivalent rights, if applicable, upon vesting of the other award and, if such other award is forfeited, the right to dividend equivalent rights attributable to such forfeited award will also be forfeited. No dividend equivalent right may be paid or granted with respect to any stock option or SAR. Dividend equivalents granted as a separate award may also be paid currently or may be deemed to be reinvested in additional shares of common stock (which may accrue additional dividend equivalents). Any such reinvestment will be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or shares of common stock.

Performance Goals

Awards of restricted stock, RSUs, performance awards, and other awards (whether relating to cash or shares of common stock) under the 2020 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, may consist of one or more or any combination of the following criteria: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) economic value added; (10) operating margin; (11) contribution margin; (12) net income; (13) pretax earnings; (14) pretax earnings before interest, depreciation, and amortization; (15) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (16) total shareholder return; (17) debt reduction; (18) operating income; (19) general and administrative expenses; (20) net asset value; (21) operating costs; (22) ratio of debt to debt plus equity; (23) profit before tax; (24) economic profit; (25) earnings before interest and taxes; (26) operating earnings; (27) ratio of operating earnings to capital spending; (28) free cash flow; (29) net profit; (30) net sales; (31) sales growth; (32) stock price; (33) return on equity; (34) return on shareholders’ equity; (35) market share; (36) total return to shareholders; (37) gross profit; (38) income before taxes; (39) income after taxes; (40) debt to equity measures; (41) growth measures; (42) return on sales; (43) operating cash flow; (44) cash flow

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return on investments; (45) sales; (46) inventory turnover; (47) on-time delivery measures; (48) any other metric selected by the Committee and (49) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude events as determined by the Committee, including (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

Vesting of Awards; Forfeiture; Assignment

Except as otherwise provided below, the Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2020 Plan. Except to the extent an award is for Exempt Shares, no awards granted by the Committee nor any portion of an award (even on a pro rata basis) may vest earlier than one year after the date of grant (excluding, for this purpose, any substitute awards, shares delivered in lieu of fully vested cash awards, and awards to outside directors made on the date of an annual meeting of shareholders that vest on the earlier of the first anniversary of the grant date or the next annual meeting of shareholders that is at least 50 weeks after the grant date); provided that this restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of death, “total and permanent disability”, retirement or upon a “change in control” (as such terms are defined in the 2020 Plan or the applicable award agreement). Notwithstanding the foregoing, the Committee may, in its sole discretion, grant awards with more favorable vesting provisions at any time, provided that the shares of common stock subject to such awards will be designated as Exempt Shares. As discussed above, only 5% of the shares of common stock that may be issued pursuant to an award under the 2020 Plan may be designated as Exempt Shares. The Committee may also, in its sole discretion, accelerate the vesting or waive any restrictions of any award, including in cases of death, total and permanent disability, retirement or upon a change in control, in the terms of the award of otherwise.

The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances under which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Awards granted under the 2020 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of nonqualified stock options or SARs to: (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to IRC Section 501(c)(3) or any successor provision; or (v) a split interest trust or pooled income fund described in IRC Section 2522(c)(2) or any successor provision, provided that (x) there is no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred awards will be prohibited except those by will or the laws of descent and distribution. In no event may any award be transferred to a third-party financial institution for value.

Adjustments Upon Changes in Capitalization

In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of the shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee will adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards, (ii) the number of shares and type of shares of common stock (or other securities or property) subject to outstanding awards, (iii) the number of shares and type of common stock (or the securities or property) specified as the annual per-participant limitation under the 2020 Plan, (iv) the option price of each outstanding award, (v) the amount, if any, the Company pays for forfeited shares of common stock in accordance with the terms of the 2020 Plan, and (vi) the number of or exercise price of shares of common stock then subject to outstanding SARs previously granted and unexercised under the 2020 Plan, to the end that the same proportion of the Company’s issued and outstanding shares of common stock in each instance will remain subject to exercise at the same aggregate exercise price; provided however, that the number of shares of common stock (or other securities or property) subject to any award will always be a whole number. Notwithstanding the foregoing, no such adjustment will be made or authorized to the extent that such adjustment would cause the 2020 Plan or any stock option to violate IRC Section 422 or IRC Section 409A. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

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Change in Control

In the event an acquiror or a surviving or resulting corporation does not agree to assume or substitute the outstanding awards, and unless otherwise provided in an award agreement, all awards granted under the 2020 plan may be canceled by the Company, in its sole discretion, as of the effective date of any change in control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the common stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

•

giving notice to each holder and permitting the purchase during the 30-day period next preceding such effective date of any or all of the shares subject to such outstanding awards, including in the Board’s discretion some or all of the shares as to which such awards would not otherwise be vested and exercisable; or

•

in certain circumstances, and subject to certain adjustments, paying the holder an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction and the price per share of such award to be paid by the participant, multiplied by the number of shares subject to the award.

Amendment or Discontinuance of the 2020 Plan

The Board may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2020 Plan in whole or in part; provided, however, that (i) no amendment that requires shareholder approval in order for the 2020 Plan and any awards under the 2020 Plan to continue to comply with IRC Sections 421 and 422 (including any successors to such sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, will be effective unless such amendment is approved by the requisite vote of the Company’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board regarding amendment or discontinuance of the 2020 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2020 Plan without the consent of the affected participant.

No Repricing of Stock Options or SARs

The Committee may not “reprice” any stock option or SAR without shareholder approval. For purposes of the 2020 Plan, “reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price or base price, (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a share of common stock in exchange for cash or a stock option, SAR, award of restricted stock or other equity award, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing will prevent the Committee from (x) making adjustments to awards upon changes in capitalization, (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2020 Plan.

Recoupment for Restatements

The Committee may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company’s financial statements, as set forth in the Company’s clawback policy, if any, approved by the Board from time to time. See "Compensation Discussion and Analysis - Additional Executive Compensation Information - Recoupment of Incentive Compensation" for more information regarding the Recoupment Policy.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2020 Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the IRC and the treasury regulations issued thereunder, and judicial and administrative interpretations under the IRC and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

IRC Section 409A regulates all types of deferred compensation. If the requirements of IRC Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as they vest, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, RSUs, and certain types of restricted stock are subject to IRC Section 409A. The Company intends that awards granted under the 2020 Plan comply with, or otherwise be exempt from, IRC Section 409A, but make no representation or warranty to that effect.

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Incentive Stock Options

A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares of common stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares of common stock over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares of common stock received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares of common stock acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the shares of common stock were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of shares of common stock acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of shares of common stock acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares of common stock is greater than the fair market value of the shares of common stock on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the shares of common stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares of common stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares of common stock will be treated as short-term or long-term capital gain, depending on how long the participant has held the shares of common stock. However, if the price received for shares of common stock acquired by exercise of an ISO is less than the fair market value of the shares of common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the IRC, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares of common stock.

Nonqualified Stock Options

A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for shares of common stock acquired under a nonqualified stock option will be equal to the option price paid for such shares of common stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares of common stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares of Common Stock

If a participant pays the option price of a nonqualified stock option with previously-owned shares of common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares of common stock received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares of common stock received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares of common stock to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares of common stock surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares of common stock previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

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Restricted Stock, Bonus Stock

A participant who receives restricted stock or bonus stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under IRC Section 83(b) within 30 days of the date of transfer of the shares of common stock to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under IRC Section 83(b), then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights

Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with IRC Section 409A. If a participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the participant at the time it is received.

Other Awards

In the case of an award of RSUs, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with IRC Section 409A. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding

Any ordinary income realized by a participant in connection with an award under the 2020 Plan is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company and its subsidiaries will have the right to require that, as a condition to the issuance of any shares of common stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the shares of common stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents, accept delivery of shares of common stock with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares of common stock.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of IRC Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under IRC Section 162(m).

Million Dollar Deduction Limit and Other Tax Matters

In prior tax years, the Company could deduct compensation of more than $1,000,000 that was paid to certain “covered employees” if such compensation constituted “qualified performance-based compensation” (determined in accordance with IRC Section 162(m) as in effect at that time). Following the recent enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in late 2017, the Company may no longer deduct compensation of more than $1,000,000 (including performance-based compensation, unless grandfathered as described below) that is paid to “covered employees” (as defined in IRC Section 162(m), as amended by the Tax Act), which include an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is the Company’s principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either the Company’s principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of IRC Section 162(m) for any tax year beginning on or after January 1, 2017. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract (such as an award agreement corresponding to a Prior Plan Award) that was in place as of November 2, 2017, so long as the contract is not materially modified after that date. To the extent that compensation is payable pursuant to a Prior Plan Award on or before November 2, 2017, and if the Company

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determines that IRC Section 162(m) will apply to any such awards, the Company generally intends, to the extent practicable, that the terms of those awards will not be materially modified and will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation. Notwithstanding the foregoing, even though performance-based compensation in excess of $1,000,000, if paid to a covered employee, is no longer tax deductible, the Company intends to continue to grant, when in the best interests of the Company and its shareholders, awards that are subject to the achievement of certain pre-established performance goals, which are described in the “Performance Goals” section above.

If an individual’s rights under the 2020 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under IRC Section 280G, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under IRC Section 280G, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Interests of Directors and Executive Officers

All members of the Board and all executive officers of the Company are eligible for awards under the 2020 Plan and thus, have a personal interest in the approval of the 2020 Plan.

Plan Benefits

All awards to employees and outside directors under the 2020 Plan are made at the discretion of the Committee. Therefore, the future benefits and amounts that will be received or allocated to such individuals under the 2020 Plan are not determinable at this time.

The closing sale price of a share of the Company’s common stock on the New York Stock Exchange on March 1, 2019 was $45.00 per share.

Required Vote and Recommendation

The proposal to approve the Flowserve Corporation 2020 Long-Term Incentive Plan requires the affirmative vote of at least a majority of the votes cast in favor of or against this proposal. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have no effect on the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the approval of the Flowserve Corporation 2020 Long-Term Incentive Plan unless you instruct otherwise on the proxy or unless you withhold authority to vote.

The Board recommends that you vote “FOR” the approval of the Flowserve Corporation 2020 Long-Term Incentive Plan.

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PROPOSAL FIVE:

SHAREHOLDER PROPOSAL ON GREENHOUSE GAS EMISSIONS

A shareholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the shareholder and the number of shares owned upon request directed to the Corporate Secretary. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal.

Shareholder Resolution

Proposal 5 – Shareholder Proposal on Greenhouse Gas Emissions

Resolved: Shareholders request that Flowserve Corporation adopt policy with time-bound, quantitative, company-wide goals for managing greenhouse gas (GHG) emissions, taking into account the objectives of the Paris Climate Agreement, and report, at reasonable cost and omitting proprietary information on its plans to achieve these targets.

Supporting Statement: It is appropriate for shareholders to request that Flowserve set goals for managing GHG emissions because such goals help to mitigate a critically important issue for civil society and businesses – client change.

Scientists expect that failure to mitigate climate change will lead to additional sea level rise, more extreme weather, mass migration, and public health impacts from heat waves, first, and changing disease vectors. In one shocking worst case scenario – a 4 degree centigrade increase in average global temperatures – the World Bank has stated it may not be possible for humanity to adapt.

To manage the risks posed by client change, representatives from approximately 195 countries adopted the Paris Climate Agreement, which aims to limit the increase in global average temperature – and the most devastating social impacts of climate change – by reducing GHG emissions. Transitioning to the low-carbon future envisioned in the Accord is likely to fundamentally transform the global economy and the competitive environment in which all corporates operate.

This proposals requests adoption of a high level policy with goals but leaves the nature, timing and level of the goals entirely up to Flowserve’s discretion. The proposal is not an attempt to micromanage but to set a guiding direction that can be assessed by shareholders.

The GHG management goals requested are intended to be integrated with other the goals the company has adopted. Well over 60% of Fortune 100 companies have already set GHG emissions targets, presumably while taking into consideration other corporate goals and policies (Reference: https://c402277.ssl.cfl.rackcdn.com.publications1049/files/original/Power_Forward_3.0_–_April_2017 – Digital_Second_Final.pdf? 1493325339. p2). Operating a company by striving to meet a variety of specific goals is a standard business practice.

Examples of companies with GHG reduction goals include: Walmart, Apple, Johnson & Johnson, GM, AT&T, Procter & Gamble, JP Morgan Chase, McDonald’s and Microsoft (Reference: https://c402277.ssl.cfl.rackcdn.com.publications1049/files/original/Power_Forward_3.0_–_April_2017 – Digital_Second_Final.pdf?1493325339, P. 40).

Flowserve Discloses its emission, steps it is taking to reduce emissions, but does not disclose goals. Flowserve’s peers that have set GHG management goals include Cummins, Ingersoll-Rand, 3M, Honeywell and Xylem.

Large institutional investors such as BlackRock and State Street Global Advisors have publicly and privately called on companies to address climate change. A State Street white paper states: “We view establishing company-specific GHG emissions targets as one of the most important steps in managing climate risk” (Reference: 3https://www.ssga.com/investment-topics/environmental-social-governance/2017/perspectives-on-effective-climate-change-disclosure.pdf. p. 2). Investors are concerned about climate impacts on individual companies as well as portfolio-wide risks related to changing regulations and costs associated with extreme weather events.

There are numerous cost-effective ways for companies to reduce GHG emissions and help protect society from the worst impacts of climate change while reaping financial benefits.

The Company’s Opposition Statement

The Board believes that the adoption of the proponent’s proposal is unnecessary and not in the best interests of shareholders because the Company already produces and makes public an annual sustainability report and additional disclosure of strict GHG emissions goals would not provide significant incremental benefits to the Company, its shareholders, or the environment. Our shareholders voted on and rejected a similar proposal in 2018. The Board recommends that you vote “AGAINST” Proposal 5 for the reasons described below:

The Board acknowledges the importance of addressing and minimizing the environmental impact of the Company’s operations. In 2011, the Company began preparation of an annual Sustainability Report which details the Company’s efforts to remain an industry leader in sustainable manufacturing practices. In our Sustainability Report, we include comparative data regarding greenhouse gas emissions to better allow shareholders to evaluate our progress over time. Our annual Sustainability Report can be found at www.Flowserve.com, More, About, Corporate Sustainability. Additional disclosure of strict GHG emissions goals, as requested by the shareholder proposal, would not provide significant incremental benefits to the Company, its shareholders, or the environment. More meaningful progress would be achieved by continuing

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to direct the Company’s resources and focus towards actually reducing emissions and other environmental efforts.

Flowserve is a diversified global company, with business units serving customers in many industries and over 200 manufacturing, service and repair facilities worldwide. Changing business priorities make setting specific time-bound, quantitative, company-wide goals, as requested by the shareholder proponent, unduly limiting to the Company’s ability to compete. Moreover, measuring performance against preset goals may present a misleading view of the Company’s progress in reducing emissions given the Company’s dynamic portfolio. Not only is the Company continually adjusting the businesses within its portfolio, as evidenced by the Company’s recent significant restructuring actions, including the completion in fiscal 2017 of the sale of its Gestra business and in fiscal 2018 of the sale of two IPD locations and related product lines, but the environmental impact of the businesses added to or removed from the portfolio may be significantly different, making it difficult to set quantitative, company-wide targets.

The Company’s goal with respect to GHG emissions is to minimize emissions at each of its locations while striving to continually reduce overall emissions from its worldwide operations taken as a whole. In order to determine performance against this goal, Flowserve does track GHG emissions from its manufacturing locations worldwide. More generally, the Company annually assesses environmental compliance at each facility, measuring our performance against Flowserve standards, which in all cases meet or exceed applicable law. Tracking GHG reduction progress and addressing the concerns on a disaggregated and individualized basis has allowed the Company to reduce its emissions by over 20% for the five-year period ending December 31, 2017.

A top priority at the Company is protecting the environment for future generations. We do this by providing our customers with quality products that reduce emissions, minimize leaks and enhance efficiency. We continuously strive to diminish potential effects from our operations. Our more than two-decade record of driving both hazardous and solid waste out of our operational processes – reducing emissions to air and water and eliminating solvents deemed harmful to the environment – demonstrates our long-term commitment to minimizing our environmental footprint. Waste reduction and elimination, recycling, emission controls, and pollution prevention programs have been, and remain, an ongoing focus at the Company. The Company was recently named to Barron’s “100 Most Sustainable Companies” list which identifies the most sustainable companies in the U.S. based on various environmental, social and governance factors for the second year in a row. The Company ranked #62 on the overall list, recognizing the Company’s efforts to promote sustainability across its business platforms.

By reporting its emissions through its annual sustainability report, pursuing internal efforts to substantially reduce emissions, and continuing to develop innovative products to help customers across a range of critical industries achieve their environmental goals, the Company maintains its steadfast commitment to sustainable practices and acting as a responsible steward of the environment. The Company does not believe that taking the additional steps outlined in this proposal would result in better Company performance, lower Company emissions or better returns to shareholders, and therefore does not believe it would be appropriate to expend the resources required to comply with the proposal.

The Board recommends that you vote “AGAINST” the approval of the shareholder resolution.

Required Vote and Recommendation

The approval of the shareholder resolution requires the affirmative vote of at least a majority of the votes cast in favor of or against this proposal. Abstentions will count as votes cast on this proposal, but will not count as votes “for” the proposal. Therefore, abstentions will have the same effect as votes “against” the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “AGAINST” approving the shareholder resolution unless you instruct otherwise on the proxy.

The Board recommends that you vote “AGAINST” the approval of the shareholder resolution.

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PROPOSAL SIX:

SHAREHOLDER PROPOSAL ON SHAREHOLDER ACTION BY WRITTEN CONSENT

A shareholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the shareholder and the number of shares owned upon request directed to the Corporate Secretary. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal.

Shareholder Resolution

Proposal 6 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any valid topic for written consent.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic would have received a vote still higher than 67% at Allstate and Sprint if most shareholders at Allstate and Sprint had access to independent proxy voting advice.

Shareholder proposals such as this have taken a leadership role in improving the corporate governance rules of our company. As a result of shareholder proposals (like this proposal) our company adopted a majority vote threshold to change our governing documents (2011), adopted a rudimentary version of a shareholder right to call a special meeting (2012) and adopted shareholder proxy access (2016).

It is important to have a right to act by written consent when our right to call a special shareholder meeting is weak. At Flowserve it would take 25% of shares and then all shares held for less than one continuous year would be disqualified. Thus in order to obtain the 25% requirement it could take the holders of 51% of Flowserve shares (minus perhaps 26% of shares held for less than one continuous year) to obtain the 25% that represented one-year of continuous holdings. In other words it could take 51% of shares to go to the onerous trouble to initiate a meeting win which the same 51% of shares would be needed to take action. And all this would need to be done in the prescribed narrow widow of time.

Improving our corporate governance deserves extra attention since our stock has fallen from $78 to $59 during 5-years of a robust market.

The expectation is that, once this proposal is adopted, shareholders would not need to make use of this right of written consent because its mere existence will act as a guardrail to help ensure that our company is better managed. Our Directors and management will want to avoid shareholder action by written consent and will thus be more attentive to improving the Board of Directors and company performance.

Please vote Yes:

Right to Act by Written Consent – Proposal 6

The Company’s Opposition Statement

The Board has considered this proposal and believes it is not in the best interest of the Company or its shareholders. Additionally, the Board believes that this proposal is unnecessary in light of our shareholders’ ability to call special meetings. Our shareholders voted on and rejected a similar proposal in 2013, 2015 and 2018. The Board recommends that you vote “AGAINST” Proposal 6 for the following reasons:

Taking Action Through Shareholder Meetings Provides Safeguards for All Shareholders

The Board believes that shareholder interests are best promoted and protected when shareholders take action at an appropriately called annual or special meeting of shareholders. Using a shareholder meeting to consider proposals has the following advantages:

•

Ensures that proposals are widely disseminated to shareholders through the proxy statement and any additional soliciting materials, which must contain certain information about the proposed action as specified by the Securities and Exchange Commission.

•

All shareholders of record must receive the proxy statement and any additional soliciting materials in advance of the meeting. This provides shareholders sufficient time and opportunity to consider the proposals and determine how to vote or direct their proxies and a forum to discuss the proposed action.

•

The Board has a meaningful opportunity to evaluate such proposals and can present its analysis and recommendations to the Company’s shareholders. The Board believes that these safeguards around the ability to act at a special or annual meeting promote and protect shareholders’ interests.

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By contrast, the Board believes that permitting action by written consent as described in this proposal can work against shareholders’ interests. Permitting action by written consent as described in this proposal has the following disadvantages:

•

Would permit a shareholder or small group of shareholders, who do not owe fiduciary duties to the other shareholders, to accumulate short-term positions (which may include borrowed shares) and take action without the waiting periods, disclosure rules and other shareholder protections inherent in the shareholder meeting process.

•

Since shareholders are not entitled to receive notice of actions to be taken by written consent, shareholders may not receive sufficient time or opportunity to evaluate the proposed action.

•

The Board would not have the opportunity to evaluate and provide a recommendation with respect to a proposed action by written consent, and proponents of the proposed action do not have to provide any information regarding themselves or their interests in the proposed action to other shareholders or the Company.

•

The written consent process has the potential to create confusion because multiple groups of shareholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be duplicative or conflicting.

Consequently, the Board believes that this proposal would unfairly enable shareholders to circumvent the protections, procedural safeguards and advantages provided to all shareholders through our existing shareholder meeting process in a way that may be detrimental to our shareholders. The Board believes that the written consent procedure is more appropriate for a closely-held corporation with a small number of shareholders, and not for a widely-held public company such as Flowserve.

The Company’s Commitment to Shareholder Engagement and Governance Best Practices, Including the Right of Shareholders to Call Special Meetings, Already Ensures Board Accountability

In 2012, the Company presented, and the shareholders adopted, a provision permitting shareholders of record who have held at least a 25% net long position in the Company’s outstanding common stock (without limitations on aggregations of ownership) for at least one year to call a special meeting of shareholders. This provision was overwhelmingly approved by our shareholders at our 2012 annual meeting. The Board believes that this provision enables shareholders, when necessary, to take quick action to support their interests. At the same time, the special meeting process ensures that all shareholders have an appropriate opportunity to consider any proposed action and ensures that the Company governs its affairs in an efficient and orderly manner for the benefit of all shareholders. Shareholders also have the ability to propose actions for consideration and vote at annual meetings, including the right to proxy access for the nomination of directors under our recently adopted bylaw amendment.

The Board believes that shareholders should also evaluate this proposal in the context of the Company’s overall corporate governance. The Company has consistently implemented and followed best practices in corporate governance, including removing the classified structure of the board to provide for annual election of all directors, adopting majority voting for election of directors, reducing super-majority provisions in our governing documents, adopting proxy access and providing shareholders the right to call special meetings, as described above. We believe that this long-standing and comprehensive package of strong governance practices and policies enables shareholders to hold the Board accountable and, where necessary, take quick action to support their interests. Additionally, the Company’s policies implement those goals without the governance risks associated with action by written consent without a meeting.

For these reasons, the Company believes this proposal is unnecessary and could have adverse consequences for shareholders.

The Board recommends that you vote “AGAINST” the approval of the shareholder resolution.

Required Vote and Recommendation

The approval of the shareholder resolution requires the affirmative vote of at least a majority of the votes cast in favor of or against this proposal. Abstentions will count as votes cast on this proposal, but will not count as votes “for” the proposal. Therefore, abstentions will have the same effect as votes “against” the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “AGAINST” approving the shareholder resolution unless you instruct otherwise on the proxy.

The Board recommends that you vote “AGAINST” the approval of the shareholder resolution.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is comprised of four independent directors: Gayla J. Delly (Chairperson), Joe E. Harlan, Michael C. McMurray and Rick J. Mills. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met nine times in 2018 and discussed matters, explained in more detail below, with the independent auditors, internal auditors and members of management.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. In addition, the independent auditors are responsible for auditing the Company’s internal control over financial reporting and issuing a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process, including the engagement of the independent auditors, the pre-approval of their annual audit plan and the review of their annual audit report.

In this context, the Audit Committee has met and held detailed discussions with management on the Company’s consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with PwC, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with PwC matters required to be discussed by standards, including Public Company Accounting Oversight Board (PCAOB) 16 “Communication with Audit Committee”. In addition, the Audit Committee received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning its independence, and has discussed with PwC its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report filed with the SEC.

Gayla J. Delly, Chairperson
Joe E. Harlan
Michael C. McMurray
Rick J. Mills

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OTHER AUDIT INFORMATION

Relationship with Independent Registered Public Accounting Firm

The Audit Committee appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. In this role, PwC audits the financial statements of the Company. Representatives from PwC will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders. They will have the opportunity to make a statement if they desire to do so.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value added taxes) for professional services incurred by the Company for the audits of its 2018 and 2017 financial statements and other fees billed to the Company by PwC in 2018 and 2017. In general, the Company retains PwC for services that are logically related to or natural extensions of services performed by independent auditors.

	2018	2017
Audit Fees	$8,693,000	$8,404,000
Audit Related Fees	46,000	182,000
Total Audit Related Fees	8,739,000	8,586,000
Tax Compliance	277,000	158,000
Tax Consulting/Advisory	114,000	151,000
Total Tax Fees	381,000	309,000
All Other Fees	59,000	59,000
TOTAL FEES(1)	$9,189,000	$8,954,000
(1) 2018 Total Fees includes $464,700 of fees related to the 2017 audit that were billed, approved and paid in 2018.

The Audit Committee pre-approved all of the audit and non-audit fees described above for the years ended December 31, 2018 and December 31, 2017 in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm prior to their engagement. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed. The Audit Committee also approves the internal audit plan for the Company.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

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APPENDIX A:

FLOWSERVE CORPORATION 2020 LONG-TERM INCENTIVE PLAN

The Flowserve Corporation 2020 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Flowserve Corporation, a New York corporation (the “Company”), effective as of January 1, 2020 (the “Effective Date”), subject to approval by the Company’s shareholders.

Article 1 Purpose

The purpose of the Plan is to attract and retain the services of key Employees and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Bonus Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, or in tandem, that will:

(a)

increase the interest of such persons in the Company’s welfare;

(b)

furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

(c)

provide a means through which the Company may attract able persons as Employees and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

Article 2 Definitions

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.

2.2 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Bonus Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.3 “Award Agreement” means a written agreement, which may also be in electronic form, between a Participant and the Company which sets out the terms of the grant of an Award.

2.4 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.5 “Board” means the board of directors of the Company.

2.6 “Bonus Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan.

2.7 “Change in Control” means the occurrence of any of the following:

(a)

Any “Person” (as defined in this Section 2.7) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company (the “Voting Stock”); other than an acquisition (1) directly from the Company; (2) by the Company or any Subsidiary; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in subparagraph (c)(1) and (2) are satisfied; or (5) by any Person who is considered to own stock of the Company constituting thirty percent (30%) or more of the Voting Stock immediately prior to such additional acquisition. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired ownership of stock of the Company possessing thirty percent (30%) or more of the Voting Stock as a result of the acquisition of the Voting Stock, which, by reducing the number of shares of Voting Stock, increases the proportional number of shares owned by the Subject Person; provided, however, that if following such acquisition of shares of Voting Stock by the Company, the Subject Person acquires additional Voting Stock which increases the percentage ownership of the Subject Person to an amount that would constitute thirty percent (30%) of the then outstanding Voting Stock (excluding any shares of Voting Stock previously acquired by the Company), then a Change in Control shall then be deemed to have occurred; or

(b)

A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

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(c)

The consummation of a reorganization, merger, or consolidation or similar form of corporate transaction, in each case, involving the Company or, if Company shares are issued in such transaction, any of its Subsidiaries unless, following such reorganization, merger, consolidation or similar form of corporation transaction (1) more than fifty percent (50%) of the then outstanding Voting Stock or voting common equity securities of the ultimate parent of the corporation or other entity resulting from such reorganization, merger or consolidation (the “Combined Company”) is owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners of the Voting Stock immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation; and (2) elected members of the Board as of the date of such reorganization, merger or consolidation constitute at least fifty percent (50%) of the board of directors of the Combined Company; or

(d)

Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, unless such assets have been acquired by an entity with respect to which, following such acquisition, (1) more than fifty percent (50%) of, respectively, the then outstanding shares of stock or ownership interests of such entity and the combined voting power of the then outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors or similar governing body is then owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners, respectively, of outstanding stock of the Company and the Voting Stock immediately prior to such acquisition, in substantially the same proportions as their ownership immediately prior to such acquisition; (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or any Person owning immediately prior to such acquisition, directly or indirectly, twenty percent (20%) or more of all of the outstanding shares of stock of the Company or the Voting Stock) owns, directly or indirectly, twenty percent (20%) or more of all of the then outstanding stock or ownership interests of such entity or the combined voting power of the then outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors or similar governing body and (3) at least two-thirds (2/3) of the members of the board of directors or similar governing body of such entity (or any parent thereof) were members of the Company’s Board at the time of the execution of the initial agreement or action of the Board providing for such acquisition of the Company’s assets. For purposes of this subparagraph (d), gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, no Change in Control shall be deemed to occur when there is such a sale or transfer to (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (2) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (3) a Person that owns directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company; or (4) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company. For purposes of the foregoing, a Person’s status is determined immediately after the asset transfer.

For purposes of subparagraphs (a), (b), (c) and (d) above, “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the final regulations issued under Section 409A of the Code. Notwithstanding the foregoing provisions of this Section 2.7, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.8 “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or an Award Agreement.

2.9 “Code” means the United States Internal Revenue Code of 1986, as amended.

2.10 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.11 “Common Stock” means the common stock, par value $1.25 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.12 “Company” means Flowserve Corporation, a New York corporation, and any successor entity.

2.13 “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.14 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided that all corporate actions necessary to grant such an Award have been taken on or prior to the date set forth in the applicable Award Agreement. Notwithstanding the foregoing, solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of shareholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement or later than the date that all corporate actions necessary to grant such an Award have been taken.

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2.15 “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

2.16 “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company; provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under Applicable Law for the relevant period. Provided, however, that the term “Employee” shall not include any person who has entered in to an independent contractor agreement, consulting agreement, franchise agreement or any similar agreement with the Company, nor the employees of any such person, regardless of whether that person (including his or her employees) is later found to be an employee of the Company by any court of law or regulatory authority.

2.17 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.18 “Exempt Shares” means shares of Common Stock subject to an Award that has been granted with (or that has been amended by the Committee to include) more favorable vesting provisions than those set forth in Section 7.2. No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards may be shares designated as “Exempt Shares.”

2.19 “Exercise Date” is defined in Section 8.3(b) hereof.

2.20 “Exercise Notice” is defined in Section 8.3(b) hereof.

2.21 “Fair Market Value” means, as of any date:

(a)

if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or

(b)

if Section 2.21(a) above is not applicable, Fair Market Value shall mean such amount as may be determined by the Committee, in good faith, to be the fair market value per share of Common Stock.

The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

2.22 “Full Value Awards” means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.3(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.

2.23 “Immediate Family Members” is defined in Section 16.8 hereof.

2.24 “Incentive” is defined in Section 2.2 hereof.

2.25 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.26 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

2.27 “Nonqualified Deferred Compensation Rules” means the policies, procedures and rules adopted by the Company from time to time regarding the operation and administration of the Company’s nonqualified deferred compensation plans, programs and arrangements, which shall at all times be intended to comply with the requirements of Section 409A of the Code.

2.28 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.29 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.30 “Other Award” means an Award issued pursuant to Section 6.9 hereof.

2.31 “Outside Director” means a director of the Company who is not an Employee.

2.32 “Parent” means a parent corporation as defined in Section 424 of the Code.

2.33 “Participant” means an Employee or an Outside Director to whom an Award is granted under this Plan.

2.34 “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.

2.35 “Performance Goal” means any of the Performance Criteria set forth in Section 6.10 hereof.

2.36 “Plan” means this Flowserve Corporation 2019 Long-Term Incentive Plan, as amended from time to time.

2.37 “Prior Plan” means the Flowserve Corporation Equity and Incentive Compensation Plan.

2.38 “Prior Plan Awards” means any awards granted under the Prior Plan.

2.39 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

2.40 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.3 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.41 “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.42 “Restriction Period” is defined in Section 6.3(b)(i) hereof.

2.43 “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.44 “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

2.45 “Spread” is defined in Section 13.4(b) hereof.

2.46 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

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2.47 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.48 “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; or (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.48, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.49 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s, a Parent’s or a Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.49, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

Article 3 Administration

Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

If necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). The Committee may, in its sole discretion, accelerate the vesting or waive any restrictions of any Award, subject to the provisions of Section 7.2. Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules and regulations and sub-plans (including sub-plans for Awards made to Participants who are not resident in the United States), as necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Parent or Subsidiary of the Company, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Parent or Subsidiary of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to

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satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, any function relating to a Reporting Participant shall be performed solely by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

Article 4 Eligibility

Any Employee (including an Employee who is also a director or an officer) or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

Article 5 Shares Subject To Plan

5.1 Number Available for Awards. Subject to adjustment as provided in Section 5.2, Articles 12 and 13, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is the sum of (i) 12,500,000, plus (ii) any shares which, as of the Effective Date, are available for grant under the Prior Plan, plus (iii) any shares which, as of the Effective Date, are subject to outstanding awards under the Prior Plan that again become available for grant under this Plan pursuant to Section 5.2 below, of which one hundred percent (100%) of such aggregate total number of shares may be delivered pursuant to Incentive Stock Options. Any shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) share granted, and any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 3.06 shares for every one (1) share granted. Subject to adjustment pursuant to Articles 12 and 13, the maximum number of shares of Common Stock that may be granted to an individual in any calendar year with respect to (i) Stock Options or SARs is two hundred thousand (200,000) shares of Common Stock and (ii) Bonus Stock, Restricted Stock, Restricted Stock Units, or Performance Awards is two hundred thousand (200,000) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan. After the Effective Date of the Plan, no awards may be granted under the Prior Plan.

5.2 Reuse of Shares.

(a)

To the extent that any Award under this Plan or any Prior Plan Award shall be forfeited, shall expire or be canceled, or settled in cash in whole or in part, then the number of shares of Common Stock covered by the Award or Prior Plan Award so forfeited, expired or canceled or settled in cash may again be awarded pursuant to the provisions of this Plan and Section 5.2(b) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after the Effective Date, an award other than an option or stock appreciation right under the Prior Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan in accordance with Section 5.2(b) below. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under Section 5.1: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of or to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights (or options or stock appreciation rights under the Prior Plan), (ii) shares subject to a Stock Appreciation Right (or a stock appreciation right under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof, and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or options under the Prior Plan). Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

(b)

Any shares of Common Stock that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 3.06 shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

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5.3 Limitation on Outside Director Awards. No Outside Director may be granted any Award or Awards denominated in shares in any calendar year, when taken together with all cash retainers and other fees paid for services for the same year, that exceed in the aggregate $600,000 (with the value of equity-based Awards computed as of the Date of Grant in accordance with applicable financial accounting rules). For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was earned, and not a later year of settlement.

Article 6 Grant Of Awards

6.1 In General.

(a)

The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan by the Board. The Plan shall be submitted to the Company’s shareholders for approval; however, the Committee may grant Awards under the Plan prior to the time of shareholder approval. Any such Award granted prior to such shareholder approval shall be made subject to such shareholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b)

If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(c)

Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

6.2 Stock Options.

(a)

The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any Parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.

(b)

The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.3 Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.

(a)

Legend on Shares. The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 16.10 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.3(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.

(b)

Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i)

Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and the limitations set forth in Section 7.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it

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may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)

Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon, provided that (1) any dividends with respect to such an Award shall be withheld by the Company for the Participant’s account until such Award is vested, subject to such terms as determined by the Committee, and (2) such dividends so withheld by the Company and attributable to any particular Award shall be distributed to such Participant in cash or, at the discretion of the Committee in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon vesting of the Award and if such Award is forfeited the Participant shall have no right to such dividends. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iii)

The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 13 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on length of continuous service or such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv)

Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.4 Bonus Stock. The Committee is authorized to grant Common Stock as a bonus in the form of Restricted Stock (in accordance with Section 6.3) or as Common Stock without restrictions, provided that any Bonus Stock granted without restrictions shall be treated as Exempt Shares. Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

6.5 SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

6.6 Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.7 Performance Awards.

(a)

The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period,

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the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b)

Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

6.8 Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided that (i) any Dividend Equivalent Rights with respect to such Award shall be withheld by the Company for the Participant’s account until such Award is vested, subject to such terms as determined by the Committee; and (ii) such Dividend Equivalent Rights so withheld by the Company and attributable to any particular Award shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent Rights, if applicable, upon vesting of the Award and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalent Rights. No Dividend Equivalent Rights may be paid or granted with respect to any Stock Option or SAR.

6.9 Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.

6.10 Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which may consist of one or more or any combination of the following criteria: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) economic value added; (10) operating margin; (11) contribution margin; (12) net income; (13) pretax earnings; (14) pretax earnings before interest, depreciation, and amortization; (15) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (16) total shareholder return; (17) debt reduction; (18) operating income; (19) general and administrative expenses; (20) net asset value; (21) operating costs; (22) ratio of debt to debt plus equity; (23) profit before tax; (24) economic profit; (25) earnings before interest and taxes; (26) operating earnings; (27) ratio of operating earnings to capital spending; (28) free cash flow; (29) net profit; (30) net sales; (31) sales growth; (32) stock price; (33) return on equity; (34) return on shareholders’ equity; (35) market share; (36) total return to shareholders; (37) gross profit; (38) income before taxes; (39) income after taxes; (40) debt to equity measures; (41) growth measures; (42) return on sales; (43) operating cash flow; (44) cash flow return on investments; (45) sales; (46) inventory turnover; (47) on-time delivery measures; (48) any other criteria or metrics as may be selected by the Committee; and (49) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude any event that the Committee determines should be included/excluded, including but not limited to (i) events that are of an unusual nature or indicate infrequency of occurrence, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

6.11 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.

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6.12 No Repricing of Stock Options or SARs. The Committee may not “reprice” any Stock Option or SAR without shareholder approval. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option or SAR to reduce its exercise price or base price, (ii) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 12, from exchanging or cancelling Incentives pursuant to a Change in Control or Article 13, or substituting Incentives in accordance with Article 15.

6.13 Recoupment for Restatements. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.

Article 7 Award Period; Vesting

7.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2 Vesting. The Committee, in its sole discretion, shall establish the vesting terms applicable to an Incentive, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 7.2. Except as otherwise provided herein, no equity-based Incentive (nor any portion of such an Incentive, even on a pro rata basis) may vest earlier than one (1) year after the Date of Grant (excluding, for this purpose, any (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash Awards, and (iii) Awards to Outside Directors made on the date of an Annual Shareholders Meeting that vest on the earlier of the first anniversary of the Date of Grant or the next Annual Shareholders Meeting which is at least 50 weeks after the Date of Grant); provided, that the Committee may grant equity-based Incentives as Exempt Shares; and, further provided, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of death, Total and Permanent Disability, retirement (as such term is defined in the Participant’s applicable Award Agreement), or upon a Change in Control, in the terms of the Award or otherwise.

Article 8 Exercise Or Conversion Of Incentive

8.1 In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.

8.2 Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3 Exercise of Stock Option.

(a)

In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b)

Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) with respect to any Stock Option shall be the date that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased (plus any employment tax withholding or other tax payment due with respect to such Award), payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, , (c) by delivery (including by FAX or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of

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Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered. If the Participant fails to deliver the consideration described in this Section 8.3(b) within three (3) business days of the date of the Exercise Notice, then the Exercise Notice shall be null and void and the Company will have no obligation to deliver any shares of Common Stock to the Participant in connection with such Exercise Notice.

(c)

Issuance of Certificate. Except as otherwise provided in Section 6.3 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d)

Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

8.4 SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(a)

cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(b)

that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(c)

the Company may settle such obligation in part with shares of Common Stock and in part with cash.

The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

Article 9 Outside Director Deferral Of Awards

Outside Directors may be eligible to defer receipt of Awards under the Plan, subject to the discretion of and any procedures implemented by the Committee, subject to any requirements under Section 409A of the Code.

Article 10 (b) Amendment Or Discontinuance

Subject to the limitations set forth in this Article 10, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which shareholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award

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Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 10 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

Article 11 Term

The Plan shall be effective from the date that this Plan is adopted by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

Article 12 Capital Adjustments

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitations under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.3, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

Article 13 Recapitalization, Merger And Consolidation

13.1 No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13.2 Conversion of Incentives Where Company Survives. Subject to any required action by the shareholders and except as otherwise provided by Section 13.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

13.3 Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 13.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised or unvested portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

13.4 Cancellation of Incentives. Notwithstanding the provisions of Sections 13.2 and 13.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event the acquiror or the surviving or resulting corporation does not agree to assume or substitute the Incentives, and unless otherwise provided in an Award Agreement, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or

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preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a)

giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b)

in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 13.4(a) hereof.

Article 14 Liquidation Or Dissolution

Subject to Section 13.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 12 hereof.

Article 15 Incentives In Substitution For Incentives Granted By Other Entities

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer (“Substitute Incentives”). The terms and conditions of the Substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted. Substitute Incentives shall not reduce the shares authorized for issuance under the Plan or the applicable limitations on grants to a Participant under Section 5.1, nor shall shares subject to an Incentive Award be added to the shares available for issuance under the Plan as provided in Article 5. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided in Article 5); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Outside Directors prior to such acquisition or combination.

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Article 16 Miscellaneous Provisions

16.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

16.2 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

16.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

16.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

16.5 Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

16.6 Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

16.7 Tax Requirements. The Company or, if applicable, any Parent or Subsidiary thereof (for purposes of this Section 16.7, the term “Company” shall be deemed to include any applicable Parent or Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment (up to any Company imposed limit as described below); (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise or vesting of an Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment (up to any Company imposed limit as described below); or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. To the extent any withholding obligation is satisfied by withholding shares of Common Stock, such withholding shall be limited to the minimum statutory required withholding rate for the Participant, or such other rate that will not cause an adverse accounting consequence or cost, subject to the discretion of the Committee and any applicable Company policy that may be in place from time to time; provided, however, that any shares of Common Stock that are withheld in excess of the minimum statutory rate shall not be recycled back into the plan authorization under Section 5.2 of the Plan. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

16.8 Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 16.8 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered

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other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 10, 12, 14 and 16 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 16.8.

16.9 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

16.10 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Flowserve Corporation 2019 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Irving, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

16.11 Governing Law. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws, rule or principle of Texas law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any shareholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. The individuals and entities described above in this Section 16.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 16.11.

A copy of this Plan shall be kept on file in the principal office of the Company in Irving, Texas.

***************

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of January 1, 2020, by its Chief Executive Officer pursuant to prior action taken by the Board.

FLOWSERVE CORPORATION

By: _______________________________

Name: ____________________________

Title: Chief Executive Officer

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Map and Driving Directions to

The Flowserve Corporation Global Technology and Training Center

Instructions from Dallas/Fort Worth International Airport (DFW):

•

Take the north exit from the airport to John Carpenter Freeway (Highway 114) heading east

•

Exit Esters Boulevard and turn left onto Esters Boulevard

•

The Flowserve Corporation Global Technology and Training Center is on the northeast corner of Esters Boulevard and West Royal Lane

Instructions from Downtown Dallas:

•

Take Interstate Highway 35E heading north

•

Take the left fork onto Highway 183 toward IRVING (Highway 114)/DFW AIRPORT

•

Take the right fork onto John W. Carpenter Freeway (Highway 114) toward GRAPEVINE/DFW AIRPORT NORTH ENTRY and continue west in one of the outside lanes until you reach the Esters Boulevard exit

•

Exit Esters Boulevard and turn right onto Esters Boulevard

•

The Flowserve Corporation Global Technology and Training Center is on the northeast corner of Esters Boulevard and West Royal Lane

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FLOWSERVE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Flowserve Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E67769-P19017

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLOWSERVE CORPORATION

The Board of Directors recommends a vote "FOR" each Director Nominee in Item 1.

	For All	Withhold All	For All Except
1. Election of Directors – 2020	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) R. Scott Rowe
02) Ruby R. Chandy
03) Gayla J. Delly
04) Roger L. Fix
05) John R. Friedery
06) John L. Garrison
07) Joe E. Harlan
08) Michael C. McMurray
09) Rick J. Mills
10) David E. Roberts

The Board of Directors recommends a vote "FOR" Item 2.	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
The Board of Directors recommends a vote "FOR" Item 3.	**For**	**Against**	**Abstain**
3. Ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for 2019.	☐	☐	☐
The Board of Directors recommends a vote "FOR" Item 4.	**For**	**Against**	**Abstain**
4. Approval of Flowserve Corporation 2020 Long-Term Incentive Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends a vote "AGAINST" Item 5.	For	Against	Abstain
5. A shareholder proposal requesting the Company to adopt time-bound, quantitative, company-wide goals for managing greenhouse gas (GHG) emissions.	☐	☐	☐
The Board of Directors recommends a vote "AGAINST" Item 6.	**For**	**Against**	**Abstain**
6. A shareholder proposal requesting the Board of Directors take action to permit shareholder action by written consent.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" items 1, 2, 3, and 4, and "AGAINST" items 5 and 6. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the 2019 Annual Meeting of Shareholders, you can be sure these shares are represented at the meeting by voting online or promptly returning the proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E67770-P19017

FLOWSERVE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2019 ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2019

The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of 2019 Annual Meeting of Shareholders dated April 11, 2019 and the accompanying Flowserve Corporation Proxy Statement, and hereby appoint(s) **R. Scott Rowe** and **Roger L. Fix**, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Flowserve Corporation that the shareholder(s) is/are entitled to vote at the 2019 Annual Meeting of Shareholders of Flowserve Corporation to be held at 11:30 a.m. CDT on Thursday, May 23, 2019, at the Flowserve Corporation Global Technology and Training Center, 4343 West Royal Lane, Irving, Texas 75063, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED BY THE PROXIES FOR THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR PROPOSALS 1, 2, 3, AND 4 AND AGAINST PROPOSALS 5 AND 6 AND IN THEIR DISCRETION FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE